EXECUTION COPY













                         RECEIVABLES PURCHASE AGREEMENT


                           dated as of March 31, 1997


                                      Among

                          LEXMARK INTERNATIONAL, INC.,
                   as Servicer and in its individual capacity,



                        LEXMARK RECEIVABLES CORPORATION,
                                   as Seller,


                          DELAWARE FUNDING CORPORATION,
                                    as Buyer

                                       and

                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                             as Administrative Agent

                                Table of Contents
                                -----------------

                                                                           Page


ARTICLE I

                            DEFINITIONS; CONSTRUCTION
                            -------------------------

1.01...................................................Certain Definitions    2
1.02.......................................Interpretation and Construction   25
1.03................................................Obligor Classification   25

ARTICLE II

                            PURCHASES AND SETTLEMENTS
                            -------------------------

2.01.......................................General Assignment and Conveyance 26
2.02.............................................Incremental Purchase Limits 26
2.03..............................................Incremental Purchase Price 26
2.04.................................................Deferred Purchase Price 27
2.05..................................................Reinvestment Purchases 27
2.06...........................................Funding of the Net Investment 27
2.07........................  ......................................Discount 29
2.08................Non-Liquidation Settlements and Other Payment Procedures 29
2.09.......................................Liquidation Settlement Procedures 31
2.10....................................................................Fees 32
2.11 Optional Reduction of Maximum Net Investment; Optional Reduction of Net
                                                                  Investment 32
2.12........................Mandatory Repurchase Under Certain Circumstances 32
2.13..............Payments and Computations, Etc.; Allocation of Collections 33
2.14.. ..............................................................Reports 34
2.15........................................................Initial Purchase 34

ARTICLE III

                               CLOSING PROCEDURES
                               ------------------
3.01............................................Purchase and Sale Procedures 34
3.02...................................................Conditions to Funding 35
3.03...........Conditions to Initial, Reinvestment and Incremental Purchases 37

ARTICLE IV

                            PROTECTION OF THE OWNERS;
                         ADMINISTRATION AND COLLECTIONS
                         ------------------------------

4.01....Acceptance of Appointment and Other Matters Relating to the Servicer 38
4.02..........Maintenance of Information and Computer Records; Protection of
                                                           Owners' Interests 39
4.03.....................................Maintenance of Writings and Records 40
4.04.............................................................Information 41
4.05.......................Performance of Undertakings Under the Receivables 41
4.06..........................................Administration and Collections 41
4.07........................................................Servicer Default 43
4.08.............................................Complete Servicing Transfer 44
4.09...............................................................Lockboxes 46

4.10............................Servicer Indemnification of Affected Parties 48
4.11..................................................Servicer Not to Resign 48


ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

5.01....................General Representations and Warranties of the Seller 49
5.02..Representations and Warranties of the Seller With Respect to Each Sale
                                                              of Receivables 52
5.03...............................Representations and Warranties of Lexmark 54

ARTICLE VI

                                    COVENANTS
                                    ---------

6.01.........................Affirmative Covenants of the Seller and Lexmark 55
6.02............................Negative Covenants of the Seller and Lexmark 62
6.03.......................................Covenants of a Successor Servicer 64

ARTICLE VII

                                   TERMINATION
                                   -----------

7.01......................................................Termination Events 64
7.02.....................................Consequences of a Termination Event 67

ARTICLE VIII

                            THE ADMINISTRATIVE AGENT
                            ------------------------

8.01................................................Authorization and Action 68
8.02.............................................................UCC Filings 69
8.03...................................Administrative Agent's Reliance, Etc. 69
8.04.....................................Administrative Agent and Affiliates 70
8.05.........................................................Indemnification 70
8.06..........................................Successor Administrative Agent 70

ARTICLE IX

                                  MISCELLANEOUS
                                  -------------

9.01................................................................Expenses 71
9.02..............................Indemnity for Taxes, Reserves and Expenses 72
9.03...............................................................Indemnity 73
9.04................................................................Holidays 75
9.05.................................................................Records 75
9.06..................................................Amendments and Waivers 75
9.07.......................................................Term of Agreement 76
9.08..................................No Implied Waiver; Cumulative Remedies 76
9.09............................................................No Discharge 76
9.10.................................................................Notices 77
9.11............................................................Severability 77
9.12...............................Governing Law; Submission to Jurisdiction 77
9.13....................................................Prior Understandings 77

9.14................................................................Survival 78
9.15............................................................Counterparts 78
9.16.................................................................Set-Off 78
9.17..................................................Successors and Assigns 78
9.18.........................................................Confidentiality 79
9.19......................................................Payments Set Aside 79
9.20.............................................................No Petition 79
9.21.............................................................No Recourse 80





                                    EXHIBITS

Exhibit A              Credit and Collection Policy
Exhibit B              Description of Qualifying Receivables
Exhibit C              Form of Purchase Notice for Incremental Purchase
Exhibit D              Form of Tranche Selection Notice
Exhibit E              Form of Report Showing Discount
Exhibit F              List of Special Obligors
Exhibit G              Form of Monthly Report
Exhibit H              Form of Lockbox Account Transfer Letter
Exhibit I              Form of Opinions of Counsel to the Seller
Exhibit J              Forms of Officers' Certificate
Exhibit K              Schedule of Names and Locations of Offices and Records
Exhibit L              [Reserved]
Exhibit M              Information regarding Litigation, Etc. pursuant to
                       Section 5.01(k)
Exhibit N              Permitted Lockbox Banks, Lockbox Account Numbers
                       and Permitted Lockboxes
Exhibit O              Form of Asset Purchase Agreement

                         RECEIVABLES PURCHASE AGREEMENT
                         ------------------------------


     This RECEIVABLES PURCHASE AGREEMENT, dated as of March 31, 1997, among LEXMARK RECEIVABLES CORPORATION, a Delaware corporation (the "Seller"), LEXMARK INTERNATIONAL, INC., a Delaware corporation and the 100% direct corporate parent of the Seller, as Servicer (in such capacity, the "Servicer") and in its individual capacity (in such capacity, "Lexmark"), DELAWARE FUNDING CORPORATION, (the "Buyer") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, a trust company organized under the laws of the State of New York, as administrative agent (the "Administrative Agent") for each of the Owners (as defined below).

                                    RECITALS

     WHEREAS, Lexmark, in the ordinary course of its business, generates trade and/or retail or consumer receivables resulting from the sale of goods or services to its customers;

     WHEREAS,   the  Seller  is  authorized  to  purchase  retail  and  consumer receivables from the Originator for the purpose of reselling them;

     WHEREAS, the Buyer shall cause the Administrative Agent, on behalf of the Buyer and/or other Owners, to purchase from the Seller undivided percentage ownership interests in such receivables pursuant to and in accordance with the terms hereof;

     WHEREAS, Lexmark has agreed to service and administer the receivables in accordance with the terms hereof and to perform its other obligations hereunder;

     WHEREAS, the Administrative Agent will enter into the Asset Purchase Agreement dated the date hereof pursuant to which it may from time to time cause the "Purchasers" under the Asset Purchase Agreement to purchase undivided interests in the Purchased Interest (as defined below) or to accept assignments of the Buyer's obligation to purchase receivables, all pursuant to and in accordance with the terms of the Asset Purchase Agreement; and

     WHEREAS, the Administrative Agent will act on behalf of the Owners of interests in receivables hereunder.

     NOW, THEREFORE, the parties hereto hereby agree as follows:

                                    ARTICLE I

                            DEFINITIONS; CONSTRUCTION
                            -------------------------

     1.01. Certain Definitions.
           ------------------- As used in this Agreement, the following terms shall have the following meanings:

     "Adjusted Fixed Charge Coverage Ratio"
     ---------------------------------------  shall have the meaning ascribed to it in the Lexmark Credit Agreement and such term is hereby incorporated herein by reference together with all related definitions applicable to or utilized in connection with such term in the Lexmark Credit Agreement, except to the extent such term is deleted or the Lexmark Credit Agreement is terminated, in which event "Adjusted Fixed Charge Coverage Ratio" shall have the last meaning ascribed to it before such term was deleted or the Lexmark Credit Agreement was terminated.

     "Administrative  Agent"
     ----------------------- shall mean Morgan Guaranty Trust Company of New York, together with its successors and assigns, or such other Person as provided in this Agreement, in the capacity of administrative agent for the Owners.

     "Affected  Party"
     ----------------- shall mean each of the Owners, any assignee of an Owner, the Collateral Agent, the Program LOC Bank, the APA Lending Banks, any assignee of any of the Buyer's obligations to the APA Lending Banks or the Program LOC Bank under the APA Credit Agreement or the Program Letter of Credit Reimbursement Agreement, respectively, the APA Agent and the Administrative Agent.

     "Affiliate"
     ----------- shall mean, with respect to a Person, any other Person which directly or indirectly controls, is controlled by or is under common control with, such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "Aggregate  Unpaids"
     -------------------- shall mean, at any time, an amount equal to the sum of
(i) the aggregate accrued and unpaid Discount with respect to all Tranche Periods for all Tranches at such time, (ii) all fees accrued and unpaid hereunder or under the Fee Letter at such time and (iii) all other amounts owed (whether due or accrued) hereunder by the Seller to the Owners at such time.

     "Agreement"
     ----------- shall mean this Receivables Purchase Agreement, as the same may from time to time be amended, supplemented or otherwise modified.

     "Allowance for Collection Delays"
     ---------------------------------  shall mean 10 days.

     "Amended and Restated Intercreditor Agreement" ------------------------------------------------ shall mean the Amended and
Restated Consent and Intercreditor Agreement, dated as of December 12, 1996, among the Seller, Lexmark, the Buyer, the Administrative Agent, the Credit Providers named therein, the Credit Provider Agent named therein, and Morgan Guaranty Trust Company of New York (successor to J.P. Morgan Delaware), as Security Agent for the Credit Providers, as the same may be amended, supplemented or otherwise modified.

     "APA Agent"
     ----------- shall mean Morgan Guaranty Trust Company of New York, together with its successors and assigns, in its capacity as agent under the APA Credit Agreement.

     "APA Lending Banks"
     ------------------- shall mean the lenders party, from time to time, to the APA Credit Agreement.

     "APA  Credit  Agreement"
     ------------------------ shall mean the Amended and Restated APA Credit Agreement dated as of December 6, 1995, among the Buyer, the APA Agent and the APA Lending Banks party thereto, as the same may from time to time be amended, supplemented or otherwise modified.

     "APA Purchaser"
     --------------- shall mean a purchaser (or assignee thereof) of all or any part of the Purchased Interest, at any time, pursuant to the Asset Purchase Agreement or an assignee of the Buyer's obligations to purchase from the Seller undivided percentage ownership interests in Receivables.

     "Asset  Purchase  Agreement"
     ---------------------------- shall mean an asset purchase agreement in substantially the form of Exhibit O hereto among the Seller, the Buyer, the Administrative Agent and each of the Purchasers signatory thereto, as the same may from time to time be amended, supplemented or otherwise modified.

     "Average Collection Period"
     --------------------------- shall mean, at any time, a period of days equal to the product of (i) a fraction the numerator of which shall be the amount set forth in the most recent Monthly Report under the caption "Receivables, beginning of month" and the denominator of which shall be the "Collections" as set forth in the most recent Monthly Report and (ii) 30.

     "Base  Rate"
     ------------ shall mean, for any day, the higher of (i) the prime rate announced from time to time by Morgan Guaranty Trust Company of New York in effect on such day, and (ii) (x) the rate equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by Morgan Guaranty Trust Company of New York from three Federal funds brokers of recognized standing selected by it, plus (y) one-half of one percent (1/2%).

     "Business  Day"
     --------------- shall mean any day other than a Saturday, Sunday, public holiday under the Laws of the State of Delaware or the State of New York or any other day on which banking institutions are authorized or obligated to close in the State of Delaware or the State of New York.

     "Buyer's  Discount"
     ------------------- shall mean, at any time, an amount equal to the following:

                    NI x [((TR + PF) x RV) + SC] x (CP + CD)
                    ----------------------------------------
                                       360

Where:

NI  =    the Net Investment at such time;

TR  =    the highest Tranche Rate applicable to any outstanding Tranche at such time;


PF  =    the Program Fee;

RV  =    the Rate Variance Factor;

SC = O, unless a Servicer Default, Potential Termination Event or Termination Event shall have occurred, in which case SC shall equal the percentage set forth in clause (A)(1) of Section 4.06(e) hereof;

CP  =    the Average Collection Period; and

CD = the Allowance for Collection Delays.

     "Buyer's Percentage  Interest"
     ------------------------------ shall mean, at any time of determination, a percentage equal to the following:

                                  NI + DPP + BD
                                  -------------
                                       NRB

Where:

NI  =    the Net Investment at the time of such determination;

DPP =    the Deferred Purchase Price at the time of such determination;

BD  =    the Buyer's Discount at the time of such determination; and

NRB = the Net Receivables Balance at the time of such determination.

     Notwithstanding the foregoing computation, the Buyer's Percentage Interest shall not exceed 100%. The Buyer's Percentage Interest shall be calculated by the Servicer on the closing date of the initial Incremental Purchase hereunder.

Thereafter, until the Expiration Date, the Buyer's Percentage Interest shall be recomputed in Monthly Reports delivered pursuant to Section 2.14 hereof, in Purchase Notices delivered pursuant to Section 2.03 hereof and otherwise in writing upon request of the Buyer or the Administrative Agent made to the Servicer. Absent any error in calculation, the Buyer's Percentage Interest shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation shall be made, notwithstanding any additional Receivables arising or any reinvestment Purchase made pursuant to Section 2.05 hereof and 2.08(a) hereof during any period between computations of the Buyer's Percentage Interest; provided, however, that on and after the Expiration Date, the Buyer's Percentage Interest shall be equal to the greater of (i) the Buyer's Percentage Interest on the first Business Day preceding the occurrence of the Expiration Date, and (ii) the Buyer's Percentage Interest on each Business Day after the occurrence of the Expiration Date. If the Servicer shall fail to promptly calculate the Buyer's Percentage Interest as required herein, the Buyer or the Administrative Agent may compute the Buyer's Percentage Interest, which computation shall be conclusive absent manifest error.

     "Capitalized  Lease"
     -------------------- of a Person shall mean any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

     "Charge-Off"
     ------------ shall mean a Receivable (or any portion thereof): (i) which has been identified by the Seller or the Servicer as uncollectible, or (ii) which, in accordance with the Credit and Collection Policy, should be written off the Seller's or the Servicer's books as uncollectible.

     "Charge-Off  Ratio"
     ------------------- shall mean, for any period of determination, the ratio (expressed as a percentage) of (i) the aggregate Outstanding Balance of all Receivables which became Charge-Offs during such period (without giving effect to any recoveries during such period), to (ii) the aggregate amount of Collections during such period for which such ratio is being determined.

     "Chief Executive Office"
     ----------------------- shall mean, with respect to the Seller, the place where the Seller is located, within the meaning of Section 9-103(3)(d), or any analogous provision, of the UCC, in effect in the jurisdiction whose Law governs the perfection of the Administrative Agent's (for the benefit of the Owners) ownership interests in any Receivables.

     "Closing Date"
     --------------  shall mean April 15, 1997.

     "Collateral  Agent"
     ------------------- shall mean Morgan Guaranty Trust Company of New York, together with its successors and assigns, as collateral agent under the Security Agreement.

     "Collections"
     ------------- shall mean, for any Receivable as of any date, (i) the sum of all amounts, whether in the form of wire transfer, cash, checks, drafts, or other instruments, received by the Seller or the Servicer in a Permitted Lockbox or otherwise in payment of, or applied to, any amount owed by an Obligor on account of such Receivable (including but not limited to all amounts received on account of any Defaulted Receivable) on or before such date, including, without limitation, all amounts received on account of such Receivable, and other fees and charges, (ii) cash proceeds of Related Security with respect to such Receivable and (iii) all amounts deemed to have been received by the Seller or the Servicer as a Collection pursuant to Section 2.08(c) hereof.

     "Commercial  Paper"
     ------------------- shall mean promissory notes of the Buyer issued by the Buyer in the commercial paper market.

     "Complete  Servicing Transfer"
     ------------------------------ shall have the meaning ascribed to such term in Section 4.08 hereof.

     "Concentration Factor"
     ---------------------- shall mean (i) for any Group A Obligor and its Subsidiaries, 10% of an amount equal to the Outstanding Balances of all Eligible Receivables, (ii) for any Group B Obligor and its Subsidiaries, 5% of an amount equal to the Outstanding Balances of all Eligible Receivables, (iii) for any Group C Obligor and its Subsidiaries, 3.33% of an amount equal to the Outstanding Balance of all Eligible Receivables, (iv) for any Group D Obligor and its Subsidiaries, 2.5% of an amount equal to the Outstanding Balances of all Eligible Receivables and (v) for any Obligor and its Subsidiaries and Affiliates listed on Exhibit F hereto, the percentage set forth opposite such Obligor's name on Exhibit F hereto of an amount equal to the Outstanding Balances of all Eligible Receivables.

     "Concentration Percentage"
     -------------------------- shall mean for any Obligor a fraction, expressed as a percentage, the numerator of which is an amount equal to the aggregate Outstanding Balances of the Eligible Receivables of the related Obligor and its Subsidiaries and the denominator of which is an amount equal to the Outstanding Balances of all Eligible Receivables less Dilution Factors.

     "Consolidated  Subsidiary"
     -------------------------- shall mean with respect to any Person, at any date, any Subsidiary of such Person the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date.

     "Consolidated  Tangible Net Worth"
     ---------------------------------- shall have the meaning ascribed to it in the Lexmark Credit Agreement and such term is hereby incorporated herein by reference together with all related definitions applicable to or utilized in connection with such term in the Lexmark Credit Agreement, except to the extent such term is deleted or the Lexmark Credit Agreement is terminated, in which event "Consolidated Tangible Net Worth" shall have the last meaning ascribed to it before such term was deleted or the Lexmark Credit Agreement was terminated.

     "Contract"
     ---------- shall mean a binding contract (including a binding invoice) between the Originator and an Obligor which gives rise to a (i) short-term trade receivable with a maturity of not greater than one year, (ii) a short-term retail or consumer receivable with a maturity of not greater than one year, in each case arising from the sale by the Originator of goods or services in the ordinary course of the Originator's business, or (iii) a receivable arising in connection with the sale to IBM Credit Corporation or to another similar institution providing credit to such Obligor (provided such institution, as an Obligor, satisfies any of the definitions of Group A Obligor, Group B Obligor, Group C Obligor or Group D Obligor) of the original indebtedness incurred by an Obligor to the Originator in connection with such a sale of goods or the rendering of such services.

     "Credit  and  Collection  Policy"
     ---------------------------------   shall  mean  the  Originator's  credit,
collection, enforcement and other policies and practices relating to Contracts and Receivables existing on the date hereof and as set forth on Exhibit A hereto, as the same may be modified from time to time in compliance with Section 6.02(e) hereof.

     "Credit  Providers"
     ------------------- shall mean the institutions designated as such on the signature pages of, and parties to, the Amended and Restated Intercreditor Agreement.

     "Debt"
     ------ of a Person shall mean such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property,
(iii) obligations, whether or not assumed, which are secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances or other instruments, (v) Capitalized Lease obligations and (vi) obligations pursuant to a Guarantee.

     "Default  Ratio"
     ---------------- shall mean, for any period of determination, the ratio (expressed as a percentage) of (i) the aggregate Outstanding Balance of all Receivables which were Defaulted Receivables that were past due 61 to 90 days as of the last day of such period of determination plus the aggregate Outstanding Balance of all Receivables that became Charge-Offs during such period of determination and within the first 60 days after such Receivables became due to
(ii) the aggregate amount payable pursuant to Contracts in respect of Receivables generated during the calendar month that occurred a "specified number" of calendar months prior to such period of determination. The "specified number" to be used in the calculation required by clause (ii) of the previous sentence shall be equal to the sum of (x) a fraction, rounded up or down to the nearest integer, having (i) a numerator equal to the then current weighted average maximum payment terms under the applicable Contracts for the Receivables as of the last day of such calendar month of determination and (ii) a denominator equal to 30 and (y) 2.

     "Default Reserve"
     ---------------- shall be determined at the end of each calendar month for the immediately succeeding calendar month and shall be a percentage equal to the following:

                                DR = 2.00 x a x b

where:

DR  =    Default Reserve;

a = The highest average of the Default Ratios for any three consecutive calendar months that occurred during the period of twelve consecutive calendar months ending on the last day of such calendar month of determination; and

b = The sum of (x) a fraction, rounded up or down to the nearest integer, having (i) a numerator equal to the then current weighted average maximum payment terms under the applicable Contracts for the Receivables as of the last day of such calendar month of determination and (ii) a denominator equal to 30 and (y) 2.

     "Defaulted  Receivable"
     ----------------------- shall mean a Receivable (i) in respect of which the Obligor is not entitled to any further extensions of credit, by reason of any default or nonperformance by such Obligor, under the terms of the Credit and Collection Policy, (ii) which has become uncollectible by reason of such Obligor's inability to pay, as determined by the Servicer, in either case in accordance with the Credit and Collection Policy, (iii) in respect of which an Event of Bankruptcy has occurred with respect to the related Obligor, (iv) as to which the Obligor thereof is deceased or (v) in respect of which the Obligor is more than 60 days past due, except that portion of the Outstanding Balance of the Receivables of such Obligor which is 60 days or less past due or is the subject of a good faith Dispute between the Originator and the Obligor. Notwithstanding the foregoing, any Receivable that has been written off by the Seller or the Servicer in accordance with the Credit and Collection Policy shall cease to be a "Defaulted Receivable" hereunder.

     "Deferred  Purchase  Price"
     --------------------------- shall mean, at any time, the Loss Percentage at such time multiplied by the Investment at such time.

     "Delinquency Ratio"
     ------------------- shall mean, for any period of determination, the ratio (expressed as a percentage) of (i) the aggregate Outstanding Balance of all

Receivables which are greater than 31 but less than 61 days past due as of the last day of the period of determination to (ii) the Outstanding Balance of all Receivables.

     "Designated Contract"
     --------------------- shall mean (i) a Contract which provides exclusively for the sale of computer keyboards and related parts to an Obligor which is an original equipment manufacturer, (ii) a Contract which provides exclusively for the sale of notebook computers and related parts to an Obligor which is an original equipment manufacturer, or (iii) a Contract which provides exclusively for the sale of goods of the type, or substantially similar to the type, produced by the Originator on or before the date hereof in one of its primary lines of business to an Obligor which is a special bid end user.

     "Dilution  Factors"
     ------------------- shall mean credits, cancellations, cash discounts, warranties, allowances, Disputes, rebates, charge backs, returned or repossessed goods, and other allowances, adjustments and deductions (including, without limitation, any special or other discounts or any reconciliations caused by price protection agreements or otherwise) that are given to an Obligor in accordance with the Credit and Collection Policy.

     "Dilution  Ratio"
     ----------------- shall mean, for any period of determination, the ratio (expressed as a percentage) of (i) the aggregate Dilution Factors of all Receivables arising during such period of determination to (ii) the aggregate amount of Collections during the period for which such ratio is being determined.

     "Discount"
     ----------  shall mean with respect to any Tranche Period for any Tranche:

                              (TR + PF) x TNI x AD
                              --------------------
                                       360

Where:

TR  =    the Tranche Rate applicable to such Tranche Period for such Tranche;

PF  =    the Program Fee;

TNI =    the amount of such Tranche; and

AD  =    the actual number of days  (including the first but excluding the last day) during such Tranche Period.

     Notwithstanding   the  foregoing,   upon  the  occurrence  of  a  Potential
Termination Event or a Termination Event or a Servicer Default, "Discount" shall mean, at any time of determination, the following:

                      (TR + PF) x TNI x AD + OR x SC x AD
                      --------------------   ------------
                               360               360

Where:

OR  =    the Outstanding Balance of all Receivables; and

SC  =    the percentage set forth in clause (A)(1) of Section 4.06(e) hereof;

provided, however, that no provision of this Agreement shall require the payment or permit the collection of Discount in excess of the maximum permitted by applicable Law; and provided, further, that Discount shall not be considered paid by any distribution if at any time such distribution is rescinded or must be returned for any reason.

     "Dispute"
     --------- shall mean any dispute, deduction, claim, offset, defense, counterclaim, set-off or obligation of any kind, contingent or otherwise, relating to a Receivable, including, without limitation, any dispute relating to goods or services already paid for.

     "Dollar"  and "$"
     --------      ---  shall  mean  lawful  currency  of the  United  States of
America.

     "Eligible  Assignee"
     -------------------- shall have the meaning ascribed to such term in the Asset Purchase Agreement.

     "Eligible Receivable"
     ---------------------  shall mean, at the time, any Receivable:

     (a) which complies with all applicable Laws and other legal requirements, whether Federal, state or local, including, without limitation, to the extent applicable, usury laws, the Federal Consumer Credit Protection Act, the Fair Credit Billing Act, the Federal Truth in Lending Act, and Regulation Z of the Board of Governors of the Federal Reserve System;

     (b) which constitutes an "account" or a "general intangible" or is evidenced by "chattel paper", in each case as defined in the UCC as in effect in the State of New York and the jurisdiction whose Law governs the perfection of the Owners' ownership interests therein, or is evidenced by an "instrument", as defined in the UCC as so in effect, which is in the possession of the Administrative Agent;

     (c) which was originated in connection with a sale of goods or the provision of services by the Originator in the ordinary course of the Originator's business to an Obligor who was approved by the Originator in accordance with the Credit and Collection Policy, and which Obligor is not an

Affiliate of the Originator, and which was purchased by the Seller from the Originator pursuant to the Purchase Agreement;

     (d) which (i) arises from a Contract and has been billed, or will be billed to the related Obligor, or in respect of which the related Obligor is otherwise liable, in accordance with the terms of such Contract and (ii) with respect to Contracts entered into, renewed, amended or otherwise modified after the date hereof, arises from a Contract that (A) does not require the Obligor under such Contract to consent to the transfer, sale or assignment of the rights of the Originator, or the Seller as its assignee, under such Contract, other than the right of the Originator to sell, distribute or otherwise provide goods or services to such Obligor, and (B) does not, in the case of a Contract other than a Designated Contract, contain any provision that restricts the ability of the Administrative Agent or an Owner to exercise its rights under this Agreement, including, without limitation, its right to review the Contract;

     (e) which constitutes a legal, valid, binding and irrevocable payment obligation of the related Obligor, enforceable in accordance with its terms, subject, in the case of a Receivable other than an IBM Receivable, to no offset, counterclaim or other defense (other than any offset, counterclaim or other defense constituting a Dilution Factor);

     (f) which provides for payment in Dollars by the related Obligor;

     (g) which directs payment thereof to be sent to a Permitted Lockbox;

     (h) which has not been repurchased by the Seller pursuant to the repurchase provisions of this Agreement;

     (i) which is not a Defaulted Receivable or a Receivable that has become a Charge-Off;

     (j) which was not originated in or subject to the Laws of a jurisdiction whose Laws would make such Receivable, the related Contract or the sale of the Purchased Interest to the Buyer hereunder unlawful, invalid or unenforceable and is not subject to any legal limitation on transfer;

     (k) which is owned solely by the Seller free and clear of all Liens, except for (x) the Liens arising in connection with this Agreement and the Security Agreement, (y) the second priority Lien in favor of Morgan Guaranty Trust Company of New York, as security agent for the Credit Providers, described in the Amended and Restated Intercreditor Agreement and (z) any Permitted Liens;

     (l) for which there has been no rejection or return of, or warranty claim or other Dispute having risen with respect to, the goods or services which gave rise to such Receivable and all goods and services in connection therewith have been finally performed or delivered to and accepted by the Obligor without Dispute;

     (m) which does not provide the Obligor with the right to obtain any cash advance thereunder;

     (n) which is not a Receivable as to which the Buyer has notified the Seller prior to or at the time of the sale of such Receivable that the Buyer has determined in good faith that such Receivable or class of Receivables is not acceptable for purchase hereunder because of the nature of the business of the Obligor or otherwise;

     (o) which, if such Receivable is not interest bearing, by its terms requires the first payment in respect thereof to be made no later than 90 days after the date of the original invoice with respect thereto;

     (p) which is owed by an Obligor not more than 25% of whose aggregate Outstanding Balances of Receivables are more than 60 days past due, except that portion of such Obligor's Outstanding Balances that constitute Dilution Factors;

     (q) which is an eligible asset within the meaning of Rule 3a-7 promulgated under the Investment Company Act of 1940, as amended from time to time;

     (r) if purchased with the proceeds of Commercial Paper would constitute a "current transaction" of the Buyer within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended from time to time, if at such time the Buyer had no business with the Seller other than the purchase of Receivables from the Seller from time to time as contemplated by this Agreement;

     (s) which has not been extended or rewritten by the Servicer or the Seller; and

     (t) which is not subject to any Dilution Factor; provided, however, that if any separately identifiable portion of such Receivable is not subject to any Dilution Factor and would otherwise constitute an Eligible Receivable hereunder, such portion may be considered an Eligible Receivable hereunder.

     "ERISA"
     ------- shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor thereto, and the regulations promulgated and rulings issued thereunder.

     "ERISA Affiliate"
     ----------------- shall mean any corporation or person which is a member of any group of organizations (i) described in Section 414(b) or (c) of the Internal Revenue Code of which Lexmark is a member, or (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Internal Revenue Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Internal Revenue Code, described in Section 414(m) or
(o) of the Internal Revenue Code of which Lexmark is a member.

     "Event of Bankruptcy"
     ---------------------   shall mean, for any Person:

     (u) that such Person shall admit in writing its inability to pay its debts as they become due; or

     (v) a proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar Law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator (under the Bank Conservation Act, as amended from time to time, or otherwise) or other similar official of such Person or for any substantial part of its property, or for the winding-up or liquidation of its affairs; or

     (w) the commencement by such Person of a voluntary case under any applicable bankruptcy, insolvency or other similar Law now or hereafter in effect, or such Person's consent to the entry of an order for relief in an involuntary case under any such Law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator, conservator (under the Bank Conservation Act, as amended from time to time, or otherwise) or other similar official of such Person or for any substantial part of its property, or any general assignment for the benefit of creditors; or

     (x) if such Person is a corporation, such Person, or (if such Person is not an Obligor) any Subsidiary of such Person, shall take any corporate action in furtherance of any of the actions set forth in the preceding clause (a), (b) or
(c).

     "Event  of  Termination"
     ------------------------ shall mean (i) with respect to any Plan, a reportable event, as defined in Section 4043(b) of ERISA, as to which the PBGC has not by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, or (ii) the withdrawal of Lexmark or any ERISA Affiliate from a Plan during a plan year in which it is a substantial employer, as defined in Section 4001(a)(2) of ERISA, or (iii) the failure by Lexmark or any ERISA Affiliate to meet the minimum funding standard of Section 412 of the Internal Revenue Code or Section 302 of ERISA with respect to any Plan, or (iv) the distribution under Section 4041 of ERISA of a notice of intent to terminate any Plan or any action taken by Lexmark or any ERISA Affiliate to terminate any Plan, or (v) the adoption of an amendment to any Plan that pursuant to Section 401(a)(29) of the Internal

Revenue Code or Section 307 of ERISA would result in the loss of tax-exempt status of the trust of which such Plan is a part if Lexmark or an ERISA Affiliate fails to timely provide security to the Plan in accordance with the provisions of said Sections, or (vi) the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or (vii) the receipt by Lexmark or any ERISA Affiliate of a notice from a Multiemployer Plan that action of the type described in the previous clause (vi) has been taken by the PBGC with respect to such Multiemployer Plan, or (viii) the complete or partial withdrawal from a Multiemployer Plan by Lexmark or any ERISA Affiliate that results in liability under Section 4201 or 4204 of ERISA (including the obligation to satisfy secondary liability as a result of a purchaser default), or (ix) the receipt by Lexmark or any ERISA Affiliate of notice from a Multiemployer Plan that it is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA or that it intends to terminate or has terminated under Section 4041A of ERISA, or (x) any event or circumstance exists which may reasonably be expected to constitute grounds for Lexmark or any ERISA Affiliate to incur liability under Section 4069 on Section 4212(c) of ERISA or under Sections 412(c)(11) or 412(n) of the Internal Revenue Code with respect to any Plan.

     "Expiration  Date"
     ------------------ shall mean the earliest of (i) April 14, 1998 as such date may be extended in the sole discretion of the Buyer pursuant to the terms hereof, (ii) the date of termination of the commitment of the Program LOC Bank under the Program Letter of Credit Reimbursement Agreement, (iii) the date of termination of the commitment of the APA Lending Banks under the APA Credit Agreement, (iv) the date of termination of the commitment of any APA Purchaser under the Asset Purchase Agreement (unless other APA Purchaser(s) or a replacement APA Purchaser accepts such terminating APA Purchaser's commitment or unless the Maximum Purchase Commitment and the Net Investment (if necessary) are reduced in an amount equal to the terminated commitment), and (v) the day on which the Buyer delivers a Notice of Termination pursuant to Section 7.02 hereof or a Termination Event described in Section 7.01(j) hereof occurs.

     "Fee Letter"
     ------------ shall mean the agreement dated as of March 31, 1997 between the Seller and the Buyer setting forth the fees payable to the Owners and the Referral Agent by the Seller in connection with the Owners' investment in the Seller's Receivables.

     "Fiscal Year"
     ------------- shall mean, for each of the Seller and Lexmark, the calendar year ending December 31, which is the fiscal year of the Seller and Lexmark for accounting purposes.

     "GAAP"
     ------ shall mean generally accepted accounting principles in the United States of America, applied on a consistent basis and applied to both classification of items and amounts, and shall include, without limitation, the official interpretations thereof by the Financial Accounting Standards Board, its predecessors and successors.

     "Goldman"
     --------- shall mean Goldman Sachs Money Markets L.P.

     "Government Obligor"
     -------------------- means an Obligor that is the United States of America, any State thereof, or an agency, department, instrumentality or political subdivision of the United States of America or of any State thereof.

     "Group A Obligor"
     ----------------- shall mean any Obligor whose unsecured short-term debt is rated at least "A-1" by S&P and at least "P-1" by Moody's.

     "Group B Obligor"
     ----------------- shall mean any Obligor (i) who is not a Group A Obligor and (ii) whose unsecured short-term debt is rated at least "A-2" by S&P and at least "P-2" by Moody's.

     "Group C Obligor"
     ----------------- shall mean any Obligor (i) who is not a Group A Obligor or a Group B Obligor and (ii) whose unsecured short-term debt is rated at least "A-3" by S&P and at least "P-3" by Moody's.

     "Group D Obligor"
     ----------------- shall mean any Obligor (i) who is not a Group A Obligor, a Group B Obligor or a Group C Obligor and (ii) who is not listed on Exhibit F hereto.

     "Guarantee"
     ----------- shall mean, as applied to any Debt, (i) a guarantee (other than by endorsement for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such Debt or (ii) an agreement, direct or indirect, contingent or otherwise, providing assurance of the payment or performance (or payment of damages in the event of non-performance) of any part or all of such Debt, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit. The amount of any Guarantee shall be deemed to be the maximum amount of the Debt guaranteed for which the guarantor could be held liable under such Guarantee.

     "IBM"
     ----- shall mean International Business Machines Corporation, a New York corporation, and its successors and assigns.

     "IBM Covered Amount"
     --------------------  shall mean  $25,000,000  until an IBM Termination
Date shall have occurred, and thereafter, $0.

     "IBM  Receivable"
     ----------------- shall mean any Receivable the Obligor of which is IBM or any Subsidiary or Affiliate thereof that maintains a senior unsecured long-term debt rating from S&P and Moody's which is equal to or higher than such ratings for IBM.

     "IBM  Termination  Date"
     ------------------------ shall mean the date on which any one of the following events shall occur:

                           (i) the aggregate Outstanding Balance of IBM Receivables which have become Defaulted Receivables as a result of remaining unpaid more than 60 days past due equals or exceeds five percent (5%) of the aggregate Outstanding
                  Balance of all Eligible Receivables and, within 10 days following the occurrence of such event, the Administrative Agent has not agreed that such event occurred for administrative rather than credit reasons;

                           (ii) the senior  unsecured  long-term  debt rating of
                  International Business Machine Corporation, a New York corporation, is downgraded to BBB- or lower by S&P or to Baa3 or lower by Moody's; or

                           (iii) the Expiration Date shall occur under this
                  Agreement.

     "Incremental  Purchase"
     ----------------------- shall have the  meaning  ascribed  to such term in
Section 2.02 hereof.

     "Indemnified  Parties"
     ---------------------- shall  have the  meaning  ascribed  to such term in
Section 9.02(a) hereof.

     "Initial Purchase"
     ------------------ shall have the meaning set forth in Section 2.15 hereof.

     "Initial Receivables"
     --------------------- shall mean all of the Receivables owned by the Seller and purchased by the Buyer on the date hereof.

     "Internal  Revenue  Code"
     ------------------------ shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor thereto, and the regulations promulgated and rulings issued thereunder.

     "Investment"
     ------------ shall mean, at any time, the sum of the Net Investment plus the Deferred Purchase Price, which amount can also be computed as follows:

                                     I =   NI
                                         ------
                                         1 - LP

Where:

NI  =    the Net Investment at such time; and

LP  =    the Loss Percentage at such time.

     "Investment  Percentage"
     ------------------------ shall mean, at any time, the Investment at such time divided by the Net Receivables Balance at such time.

     "JPM"
     ----- shall have the meaning ascribed to such term in Section 7.01(l) hereof.

     "Law"
     ----- shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

     "Lexmark"
     --------- shall mean Lexmark International, Inc., a Delaware corporation, and its successors.

     "Lexmark  Credit  Agreement"
     ---------------------------- shall mean the Amended and Restated Secured United States Credit Agreement, dated as of April 21, 1995, among Lexmark, Lexmark Holding, the Lenders listed therein and Morgan Guaranty Trust Company of New York, as Agent (the "Agent") amending and restating the Secured United States Credit Agreement, dated as of March 27, 1991, as the same may be amended from time to time.

     "Lexmark Holding"
     ----------------- shall mean Lexmark Holding, Inc., a Delaware corporation, and its successors.

     "Lien"
     ------, in respect of the property of any Person, shall mean any ownership interest of any other Person, any mortgage, deed of trust, hypothecation, pledge, lien, security interest, grant of a power to confess judgment, filing of any financing statement, charge or other encumbrance or security arrangement of any nature whatsoever, including, without limitation, any conditional sale or title retention arrangement, and any assignment, deposit arrangement, consignment or lease intended as, or having the effect of, security, provided, however, that no offset, counterclaim or other defense to payment of a Receivable that an Obligor may assert shall be deemed to be a "Lien" on such Receivable hereunder.

     "Lockbox  Account"
     ------------------ shall mean a demand deposit account or other collection account identified on Exhibit N hereto maintained with a Permitted Lockbox Bank pursuant to the Lockbox Servicing Instructions for the purpose of depositing payments made by the Obligors, or such other account or accounts as the Servicer and the Administrative Agent may agree upon from time to time.

     "Lockbox  Account  Transfer Letter"
     ----------------------------------- shall have the meaning ascribed to such term in Section 3.02(i) hereof.

     "Lockbox Servicing  Instructions"
     --------------------------------- shall mean the instructions relating to lockbox services in connection with a Permitted Lockbox and related Lockbox
Account which are in compliance with Section 4.09 hereof and otherwise in form and substance reasonably satisfactory to the Administrative Agent, which have been executed and delivered by the Servicer to a Permitted Lockbox Bank.

     "Loss Percentage"
     ----------------- shall mean, at any time, the greater of:

                  (i)       10% and

                  (ii)      the Default Reserve.

     "Majority Owners"
     ----------------- shall mean, at any time, those Owners owning in aggregate in excess of 66-2/3% of the Purchased Interest at such time.

     "Maximum  Net  Investment"
     --------------------------  shall  mean   $100,000,000,   unless  otherwise
increased with the consent of the Buyer or reduced as provided in Section 2.11(a) hereof; provided, however, that at all times on and after the Expiration Date, the "Maximum Net Investment" shall mean the Net Investment.

     "Merrill"
     --------- shall mean Merrill Lynch Money Markets Inc.

     "Monthly  Report"
     ----------------- shall have the meaning  ascribed to such term in Section
2.14 hereof.

     "Moody's"
     --------- shall mean Moody's Investors Service, Inc., together with its successors.

     "Multiemployer  Plan"
     ---------------------  shall  mean a  "multiemployer  plan" as  defined  in
Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to by Lexmark or any ERISA Affiliate on behalf of its employees and which is covered by Title IV of ERISA.

     "Net  Investment"
     ----------------- shall mean, at any time, the sum of the amounts of Purchase Price paid to the Seller for each Incremental Purchase less (i) the aggregate amount of Collections received and applied by the Servicer or the Administrative Agent to reduce such Net Investment pursuant to Sections 2.08(b) and 2.09 hereof, provided that the Net Investment shall be increased by the amount of any Collections so received and applied if at any time the distribution of such Collections is rescinded or must otherwise be returned or restored for any reason; and (ii) the aggregate amount paid by the Seller or the Servicer to the Administrative Agent as contemplated by Sections 2.11(b) and 2.11(c) hereof.

     "Net Receivables Balance"
     ------------------------- shall mean, at any time, the Outstanding Balances of the Eligible Receivables at such time reduced by the aggregate amount by which the Outstanding Balances of all Receivables of each Obligor at such time exceeds the Concentration Factor for such Obligor at such time.

     "Notice of  Termination"
     ------------------------  shall have the  meaning  ascribed to such term in
Section 7.02 hereof.

     "Obligor"
     --------- shall mean, for any Receivable, (i) each and every Person who purchased goods or services on credit under a Contract and who is obligated to make payments to the Originator, or the Seller as assignee thereof, pursuant to such Contract and (ii) IBM Credit Corporation or to another similar institution providing credit to such Obligor (provided such institution, as an Obligor, satisfies any of the definitions of Group A Obligor, Group B Obligor, Group C Obligor or Group D Obligor).

     "Office"
     -------- shall mean, when used in connection with the Administrative Agent, the Buyer, the Servicer, Lexmark or the Seller, their respective offices as set forth on the signature pages hereto, or at such other office or offices of the Administrative Agent, the Buyer, the Servicer, Lexmark or the Seller or branch, Subsidiary or Affiliate of either thereof as may be designated in writing from time to time by the Administrative Agent, the Buyer, the Servicer, Lexmark or the Seller to the Administrative Agent, the Buyer, the Servicer, Lexmark or the Seller, as appropriate.

     "Official  Body"
     ---------------- shall mean any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

     "Originator"
     ------------ shall mean Lexmark.

     "Outstanding  Balance"
     ---------------------- of any Receivable shall mean, at any time, the then outstanding amount thereof.

     "Owner"
     ------- shall mean, at any time, the Buyer, each APA Purchaser, if any, and all other owners by assignment or otherwise of the Purchased Interest at such time.

     "PBGC"
     ------ shall mean the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

     "Permitted  Lien"
     ----------------- shall mean (i) a Lien imposed by any Official Body for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Seller or the Servicer in accordance with GAAP, (ii) a carriers', warehousemen's, mechanics' or other like Lien arising in the ordinary course of business for amounts that are not overdue for a period of more than 30 days or that are being contested in good faith and by appropriate proceedings and for payment of which the Seller or the Servicer has adequately bonded or provided adequate reserves on its books in accordance with GAAP or
(iii) a Lien arising out of a judgment or award against the Seller or the Servicer with respect to which a stay of execution has been obtained pending appeal or other proceeding for review and for the payment of which the Seller or the Servicer has adequately bonded or provided adequate reserves in accordance with GAAP.

     "Permitted  Lockbox"
     -------------------- shall mean a post office box or other mailing location identified on Exhibit N hereto maintained by a Permitted Lockbox Bank pursuant to the Lockbox Servicing Instructions for the purpose of receiving payments made by the Obligors for subsequent deposit into a related Lockbox Account, or such other post office box or mailing location as the Administrative Agent and the Servicer may agree upon from time to time.

     "Permitted  Lockbox  Bank"
     -------------------------- shall mean a bank or credit union identified on Exhibit N hereto, or such other bank or financial institution or entity as the Servicer and the Administrative Agent may agree upon from time to time.

     "Person"
     -------- shall mean an individual, corporation, partnership (general or limited), trust, business trust, unincorporated association, joint venture, joint-stock company, Official Body or any other entity of whatever nature.

     "Plan"
     ------ shall mean any employee benefit or other plan which is or was at any time during the current year or immediately preceding five years established or maintained by Lexmark or any ERISA Affiliate and which is covered by Title IV of ERISA, other than a Multiemployer Plan.

     "Potential  Termination  Event"
     ------------------------------- shall mean an event or condition which with the giving of notice, the passage of time or any combination of the foregoing, would constitute a Termination Event.

     "Proceeds"
     ---------- shall mean "proceeds" as defined in Section 9-306(1) of the Uniform Commercial Code as in effect in the State of New York and the jurisdiction whose Law governs the perfection of the Owners' ownership interests therein.

     "Program Fee"
     -------------  shall have the meaning set forth in the Fee Letter.

     "Program  Letter of Credit"
     --------------------------- shall mean the letter of credit issued by the Program LOC Bank under the Program Letter of Credit Reimbursement Agreement.

     "Program Letter of Credit  Reimbursement  Agreement"
     ---------------------------------------------------- shall mean the Amended and Restated Program Letter of Credit Reimbursement Agreement dated as of December 6, 1995 between the Buyer and the Program LOC Bank, as the same may from time to time be amended, supplemented or otherwise modified.

     "Program LOC Bank"
     ------------------ shall mean Morgan Guaranty Trust Company of New York or such other Person, together with its successors or assigns, as the party to the Program Letter of Credit Reimbursement Agreement issuing the Program Letter of Credit.

     "Purchase"
     ---------- shall mean a purchase by the Administrative Agent, on behalf of the applicable Owners, from time to time of an undivided percentage ownership interest in Receivables hereunder, together with the Related Security and Collections with respect thereto.

     "Purchase  Agreement"
     --------------------- shall mean that certain Purchase Agreement, dated as of March 31, 1997, by and between Lexmark, as originator, and the Seller, as buyer thereunder.

     "Purchase  Availability Amount"
     ------------------------------- shall mean, as of any date, an amount equal to the excess, if any, of (i) the Maximum Net Investment as of such date over
(ii) the Net Investment as of such date.

     "Purchase  Availability  Fee"
     ----------------------------- shall have the meaning set forth in the Fee Letter.

     "Purchase Documents"
     -------------------- shall mean this Agreement, the Purchase Agreement, the Lockbox Servicing Instructions, the Lockbox Account Transfer Letters and such other agreements, documents and instruments entered into and delivered by Seller in connection with the transactions contemplated by this Agreement.

     "Purchase  Notice"
     ------------------ shall have the meaning  ascribed to such term in Section
2.03 hereof.

     "Purchase Price"
     ---------------- shall mean with respect to any Incremental Purchase, the amount agreed to by the Seller and the Administrative Agent and paid to the Seller by the Administrative Agent on behalf of the Owners as set forth in the Purchase Notice related to such Incremental Purchase. Purchase Price refers to an amount actually paid and does not include any amount of Deferred Purchase Price.

     "Purchased  Interest"
     --------------------- shall mean, at any time, an undivided percentage ownership interest in (i) each and every then outstanding Receivable, (ii) all Related Security with respect to each such Receivable, (iii) all Collections with respect thereto, (iv) all moneys from time to time on deposit in any Permitted Lockbox or Lockbox Account or otherwise in the possession of Seller or Servicer in connection with the Receivables, and (v) other Proceeds of the foregoing, equal to the Buyer's Percentage Interest at such time, and only at such time (without regard to prior calculations). The Purchased Interest in each Receivable, together with Related Security and Collections with respect thereto, shall at all times be equal to the Purchased Interest in each other Receivable, together with Related Security and Collections. To the extent that the Purchased Interest shall decrease as a result of a recalculation of the Buyer's Percentage Interest, each Owner, ratably in accordance with the percentage of the Purchased

Interest owned by it, shall be deemed to have reconveyed to the Seller an undivided percentage ownership interest in each Receivable, together with Related Security and Collections, in an amount equal to such decrease such that in each case the Purchased Interest in each Receivable shall be equal to the Purchased Interest in each other Receivable.

     "Rate Variance Factor"
     ----------------------  shall mean 1.2.

     "Receivable"
     ------------ shall mean, all indebtedness owed to the Seller, as assignee of the Originator, by any Obligor, other than an Affiliate of the Seller, which is either

          (i) a Person organized under the laws of the United States or any State thereof that maintains its principal place of business in the United States

     or

          (ii) a Government Obligor

(without giving effect to any purchase hereunder by the Buyer at any time) under a Contract, whether or not constituting an account or a general intangible and whether or not evidenced by chattel paper or an instrument, whether now existing or hereafter arising and wherever located, arising in connection with

          (y) the sale of goods or the rendering of services in the ordinary course of business by the Originator


     or

          (z) the sale to IBM Credit Corporation or to another similar institution providing credit to such Obligor (provided such institution, as an Obligor, satisfies any of the definitions of Group A Obligor, Group B Obligor, Group C Obligor or Group D Obligor) of the original indebtedness incurred by an Obligor to the Originator in connection with such sale of goods or the rendering of such services, and satisfying the description set forth on Exhibit B hereto, and including other obligations of such Obligor with respect thereto, but excluding any amount of sales tax, excise tax or other similar tax or charge incurred in connection with the sale of the goods or services which gave rise to such indebtedness. Notwithstanding the foregoing, once a Receivable has been deemed collected pursuant to Section 2.08(c) hereof and the Seller has complied with its obligations in respect of such deemed Collection set forth in Section 2.08(d) hereof, it shall no longer constitute a Receivable hereunder. Nothing in this Agreement shall be deemed to prohibit any assignment or sale to IBM Credit Corporation or to another similar institution providing credit to such Obligor (provided such institution, as an Obligor, satisfies any of the definitions of Group A Obligor, Group B Obligor, Group C Obligor or Group D Obligor) of any indebtedness simultaneous with its purchase by the Seller under the Purchase Agreement provided that such assignment or sale gives rise to a Receivable hereunder the Obligor of which is IBM Credit Corporation or such similar institution.

     "Records"
     ---------  shall  mean   correspondence,   memoranda,   computer
programs, tapes, discs, papers, books or other documents or transcribed information of any type whether expressed in ordinary or machine readable language.

     "Referral  Agent"
     ----------------- shall mean Morgan Guaranty Trust Company of New York, together with its successors or assigns, in its capacity as referral agent for the Buyer under the Amended and Restated Referral Agreement dated as of December 6, 1995 between the Buyer and the Referral Agent, as the same may from time to time be amended, supplemented or otherwise modified.

     "Related Security"
     ------------------  shall mean with respect to any Receivable:

     (aa) all of the Seller's interest (as assignee of the Originator), if any, in the goods, merchandise (including returned merchandise) or equipment, if any, the sale of which by Originator gave rise to such Receivable;

     (bb) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable;

     (cc) all guarantees, insurance or other agreements or arrangements of any kind from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise;

     (dd) all Records relating to, and all service contracts and any other contracts associated with, the Receivables, the Contracts or the Obligors; and

     (ee) all of the Seller's right, title and interest in, to and under the Purchase Agreement.

     "Remainder"
     ----------- shall have the meaning ascribed to such term in Section 2.08(a) hereof.

     "Responsible  Officer"
     ---------------------- shall mean, with respect to the Seller, the Servicer or Lexmark, the chief executive officer, chief financial officer, any vice president, the controller, the treasurer, the Cash Manager, the Treasury Financial Analyst or any assistant treasurer thereof.

     "Security Agreement"
     -------------------- shall mean the Amended and Restated Security Agreement dated as of December 6, 1995 made by the Buyer and Morgan Guaranty Trust Company of New York, as collateral agent, for the benefit of, among other parties, the Purchasers, the Program LOC Bank and the holders from time to time of the Commercial Paper, as the same may from time to time be amended, supplemented or otherwise modified.

     "Servicer"
     ---------- shall mean Lexmark, or any Person other than Lexmark or any of its Affiliates, which upon the termination of Lexmark as the Servicer succeeds to the functions performed by Lexmark as the Servicer of the Receivables pursuant to a Complete Servicing Transfer and a Servicing Agreement.

     "Servicer  Default"
     ------------------- shall have the meaning ascribed thereto in Section 4.07 hereof.

     "Servicer's  Compensation"
     -------------------------- shall have the meaning ascribed to such term in
Section 4.06(e) hereof.

     "Servicing  Agreement"
     ---------------------- shall mean any agreement between the Administrative Agent, the Buyer and any Person, other than Lexmark or any of its Affiliates, which contains provisions concerning the servicing of the Receivables substantially similar to the provisions contained herein, including Sections 2.04, 2.08, 2.09, 4.01, 4.02, 4.04, 4.06 and 4.08 hereof, pursuant to which such
Person performs servicing functions for the Receivables, and all agreements, instruments and documents attached thereto or delivered in connection therewith, as any of the same may from time to time be amended, supplemented or otherwise modified.

     "Subsidiary"
     ------------ shall mean, with respect to a Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person, and in the case of Lexmark, shall include the Seller.

     "S&P"
     ----- shall mean Standard & Poor's Rating Group, together with its successors.

     "Termination Event"
     ------------------- shall have the meaning ascribed to such term in Section
7.01 hereof.

     "Tranche"
     --------- shall have the meaning ascribed to such term in Section 2.06(b) hereof.

     "Tranche  Period"
     ----------------- shall mean, with respect to any Tranche, prior to the Expiration Date, a period of up to 90 days requested by the Seller and determined by the Administrative Agent in consultation with each Owner commencing on the Business Day requested by the Seller and determined by the Administrative Agent in consultation with each Owner, and after the Expiration Date, a period of one day (unless the Administrative Agent, in any case other than the occurrence of the Expiration Date due to a Termination Event described in Section 7.01(f), (i), (j) or (k) hereof, after consultation with each Owner, agrees at such time to a longer period). If such Tranche Period would end on a day which is not a Business Day, such Tranche Period shall end on the next succeeding Business Day (provided, that for any Tranche funded by reference to the Eurodollar Rate (as defined in the Asset Purchase Agreement), if the next succeeding Business Day is in the next calendar month, such Tranche Period shall end on the next preceding Business Day).

     "Tranche Rate"
     -------------- shall mean, for any Tranche Period for any Tranche, a rate per annum (expressed as a percentage and an interest yield equivalent and calculated on the basis of a 360-day year and the actual days elapsed) equal to the rate of interest (or if more than one rate, the weighted average of the rates) at which funds are borrowed, drawn down or otherwise obtained during such Tranche Period, in connection with the issuance of Commercial Paper, the provision of loans under the APA Credit Agreement, the sale of Receivables by the Buyer pursuant to the Asset Purchase Agreement, drawing under the Program Letter of Credit or otherwise, by an Owner for the purpose of making or maintaining its investment in such Tranche, excluding from the computation of such rates any dealer's discount or fees and excluding any and all other fees directly attributable to such funding. In the case of the issuance of Commercial Paper, such rate of interest shall equal the rate of interest (computed as described in the preceding sentence) of Commercial Paper issued by the Buyer. In the case of borrowings under the APA Credit Agreement or drawings under the Program Letter of Credit, such rate of interest, at the option of the Buyer, may be determined by the weighted average of such interest rates as applicable to all sellers of receivables to the Buyer.

     "Tranche  Selection Notice"
     --------------------------- shall have the meaning ascribed to such term in
Section 2.06(b) hereof.

     "Transaction Costs"
     ------------------- shall have the meaning ascribed to such term in Section
9.01 hereof.

     "UCC"
     ----- shall mean, with respect to any jurisdiction, the Uniform Commercial Code, or any successor statute, or any comparable law, as the same may from time to time be amended, supplemented or otherwise modified and in effect in such jurisdiction.

     1.02.  Interpretation  and  Construction.
            ---------------------------------
Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole. References in this Agreement to "determination" by the Buyer or the Administrative Agent shall be conclusive absent manifest error and include good faith estimates by the Buyer or the Administrative Agent, as the case may be (in the case of quantitative determinations), and good faith beliefs by the Buyer or the Administrative Agent, as the case may be (in the case of qualitative determinations). The words "hereof", "herein", "hereunder" and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding." The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation hereof in any respect. Section, subsection and exhibit references are to this Agreement unless otherwise specified. As used in this Agreement, the masculine, feminine or neuter gender shall each be deemed to include the others whenever the context so indicates. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. Terms not otherwise defined herein which are defined in the UCC as in effect in the State of New York on the date hereof shall have the respective meanings ascribed to such terms therein unless the context otherwise clearly requires.

     1.03. Obligor Classification.
           ---------------------- In determining whether an Obligor is a Group A Obligor, a Group B Obligor, a Group C Obligor or a Group D Obligor:

     (i) any debt rating of an Obligor which is based upon credit enhancement provided by a third party or based upon collateral shall be disregarded; and

     (ii) ( if more than one rating agency provides a rating of any type of the Obligor's debt, the lowest rating for such type of debt shall be utilized.

                                   ARTICLE II

                            PURCHASES AND SETTLEMENTS
                            -------------------------

     2.01. General  Assignment and Conveyance.
           ----------------------------------
At the time of the Initial Purchase and of each Incremental Purchase pursuant to Sections 2.02 and 2.03 hereof and of each reinvestment Purchase pursuant to
Section 2.05 hereof, the Seller hereby bargains, grants, assigns, transfers and conveys to the Administrative Agent (as agent for the applicable Owner or Owners), without recourse, except as specifically set forth herein, and the applicable Owner or Owners hereby agree to cause the Administrative Agent, on behalf of the applicable Owner or Owners, to purchase and accept assignment and transfer from the Seller of, all of the Seller's right, title and interest in and to the Purchased Interest in the Receivables then existing as well as any additional Receivables thereafter arising.

     2.02. Incremental Purchase Limits.
           ---------------------------  Subject to Section 2.15 and to the other terms and conditions hereof, the Seller may at any time and from time to time at its option sell to the Administrative Agent, for the benefit of the applicable Owner or Owners, without recourse, except as specifically set forth herein, and the applicable Owner or Owners agree to cause the Administrative Agent, on behalf of the applicable Owner or Owners to purchase from the Seller, undivided percentage ownership interests in each and every Receivable (including any additional Receivables thereafter arising), together with the Related Security and Collections with respect thereto (each an "Incremental Purchase").
                                                   ---------------------  The
Administrative Agent shall have no obligation to make an Incremental Purchase on any day, to the extent that the amount of such purchase shall exceed the Purchase Availability Amount, or shall cause the Investment Percentage (after giving effect to such purchase) to exceed 100%. The Owners shall not be obligated to increase the Maximum Net Investment. The Buyer shall have no obligation to make an Incremental Purchase if the Buyer determines that it is not practicable to issue Commercial Paper and no Owner shall have an obligation to make any such purchase at or after the earlier to occur of (i) the Expiration Date and (ii) the reduction of the Maximum Net Investment to zero pursuant to
Section 2.11(a) hereof. Each Incremental Purchase shall be in an amount of $5,000,000 or any higher multiple of $1,000,000.

     2.03.  Incremental Purchase Price.
            -------------------------- A Responsible Officer shall on behalf of the Seller provide the Administrative Agent with a notice in substantially the form of Exhibit C hereto (a "Purchase Notice")
                             --------------- at least five Business Days prior
to each Incremental Purchase. On the closing date for each Incremental Purchase, the Administrative Agent, on behalf of the applicable Owner or Owners, shall deposit to the Seller's account at the location indicated on the signature page hereof, in immediately available funds, an amount equal to the Purchase Price for such Incremental Purchase. Each Purchase Notice shall be irrevocable and binding on the Seller and the Seller shall indemnify the applicable Owner or Owners against any loss or expense incurred by the applicable Owner or Owners, either directly or indirectly, as a result of any failure by the Seller to complete such Incremental Purchase (other than as a result of failure by the Buyer or the Administrative Agent on behalf of the Owners to accept an Incremental Purchase that satisfies the applicable conditions and requirements of this Agreement) including, without limitation, any loss (including loss of anticipated profits) or expense incurred by the applicable Owner or Owners, either directly or indirectly, by reason of the liquidation or reemployment of funds acquired by the applicable Owner or Owners (including, without limitation, funds obtained by issuing commercial paper or promissory notes or obtaining deposits as loans from third parties) for the applicable Owner or Owners to fund such Incremental Purchase. The Administrative Agent shall notify the Seller of the amount determined by the applicable Owner or Owners to be necessary to compensate such Owner or Owners for such loss or expense. Such amount shall be due and payable by the Seller to the Administrative Agent for distribution to the applicable Owner or Owners ten Business Days after such notice is given.

     2.04. Deferred Purchase Price.
           ----------------------- The applicable Owner or Owners shall defer from paying to the Seller with respect to their purchases of ownership interests in the Receivables an amount equal to the Deferred Purchase Price. The Seller shall calculate the Deferred Purchase Price as of the closing date for each Incremental Purchase and the Servicer shall calculate the Deferred Purchase Price as of the date of each Monthly Report and at such other times as the Administrative Agent shall request in writing.

     2.05.  Reinvestment  Purchases.
            ----------------------- On each Business Day occurring after the Initial Purchase hereunder and prior to the Expiration Date, the Seller hereby bargains, grants, sells, assigns, transfers and conveys to the Administrative Agent, for the benefit of the applicable Owner or Owners, and, subject to
Section 3.03 hereof, such Owner or Owners hereby agree to cause the Administrative Agent, on behalf of the applicable Owner or Owners, to purchase from the Seller undivided percentage ownership interests in each and every Receivable (including any additional Receivables arising), together with Related Security and Collections with respect thereto, to the extent that Collections are available for such Purchase in accordance with Section 2.08(a) hereof.

     2.06. Funding of the Net Investment.
           -----------------------------
     (a) At all times hereafter, but prior to the Expiration Date, the Buyer shall utilize its best efforts to issue Commercial Paper prior to selling any Purchased Interest to the APA Purchasers under the Asset Purchase Agreement to fund the Net Investment; provided, however, that nothing herein shall require the Buyer to issue Commercial Paper or limit the rights of the Buyer to sell any Purchased Interest to the APA Purchasers or obtain a drawing under the Program Letter of Credit to fund the Net Investment; provided, further, if any Purchased Interest has been purchased by an APA Purchaser, such Purchased Interest shall be funded using the Rates (as defined in the Asset Purchase Agreement) for such APA Purchaser set forth in the Asset Purchase Agreement.

     (b) At all times hereafter, but prior to the occurrence of the Expiration Date, the Seller shall, subject to the Buyer's approval and, in the case of any Tranche being funded in the manner contemplated by the Asset Purchase Agreement, the approval of the APA Purchaser or APA Purchasers under the Asset Purchase Agreement, and the limitations described below, request Tranche Periods and allocate a portion of the Net Investment to each selected Tranche Period (each such portion so allocated being herein called a "Tranche"),
                                                         -------  so that the
aggregate amount of all Tranches shall at all times equal the Net Investment. The Tranche Period corresponds to the funding term for each Tranche and the Seller shall not request a Tranche Period whose final day would be a day on or after the third Business Day prior to the Expiration Date. A Responsible Officer shall on behalf of the Seller give the Administrative Agent notice of a requested initial Tranche Period or Periods for each Incremental Purchase at least three Business Days prior to each Incremental Purchase and notice of each new requested Tranche Period for any Tranche at least three Business Days prior to the expiration of any then existing Tranche Period for such Tranche (each such notice shall be irrevocable, shall be in the form of Exhibit D hereto and shall be referred to as a "Tranche Selection Notice");
                           ------------------------  provided,  however, that
the Buyer and, if applicable, each APA Purchaser, may select, in its sole discretion, any such Tranche Period if (i) the Seller fails to provide such notice on a timely basis or (ii) the Buyer determines, in its sole discretion, that the Tranche Period requested by the Seller is unavailable or for any reason undesirable. The Buyer and each APA Purchaser may, with respect to any Tranche being funded other than by Commercial Paper, in its sole discretion, at any time or from time to time, by written notice to the Seller, declare the Tranche Period for such Tranche to be terminated and allocate the amount of Net Investment allocated to such Tranche for such Tranche Period to one or more other Tranches and Tranche Periods as the Buyer or such APA Purchaser, as the case may be, shall select. In the case of any Tranche Period ending after the Expiration Date, such Tranche Period shall end on the Expiration Date and thereafter, all such Tranche Periods shall be a period of one day (unless the Administrative Agent, in any case other than the occurrence of the Expiration Date due to a Termination Event described in Section 7.01(f), (i), (j), or (k) hereof, after consultation with each Owner agrees at such time to a longer period).

     (c) At all times on and after the Expiration Date occurring for the reason set forth in clause (v) of the definition of such term (other than due to a Termination Event described in Section 7.01(l) hereof), the Administrative
Agent, after consultation with each Owner, may declare the Tranche Rates applicable to the Net Investment or the Tranche Rate applicable to any Tranche Period to be equal to the Base Rate plus 1%.

     2.07.  Discount.
            -------- The Administrative Agent will provide the Seller and the Servicer (if not Lexmark) with a report in substantially the form of Exhibit E hereto showing the Discount attributable to each Tranche for its then current Tranche Period prior to the third Business Day of each month and otherwise upon the reasonable request of the Seller and setting forth the Rate Variance Factor then in effect. The Tranche Rate and the Program Fee with respect to each Tranche shall accrue on each day occurring during the Tranche Period related thereto and the related Discount shall be payable by the Seller to the Administrative Agent on the last day of the applicable Tranche Period. If any amount hereunder shall be payable by the Seller to the Administrative Agent on a day which is not a Business Day, such amount shall be payable on the next succeeding Business Day (unless the amount is payable in respect of a Tranche, the Tranche Rate of which is determined by reference to the Eurodollar Rate (as defined in the Asset Purchase Agreement), and the next succeeding Business Day is in the next calendar month, in which event the amount shall be payable on the next preceding Business Day). Discount payable hereunder shall be calculated for the actual days elapsed on the basis of a 360-day year. Nothing in this Agreement shall limit in any way the obligations of Seller to pay the amounts set forth in this Section 2.07.

     2.08.  Non-Liquidation Settlements and Other Payment Procedures.
            --------------------------------------------------------

     (a) On each day after the day of the Initial Purchase but prior to the Expiration Date the Servicer shall allocate to the Owners an amount of Collections equal to the product of (i) the Buyer's Percentage Interest, expressed as a decimal and (ii) Collections, if any, received on or prior to such day and on or after the date of the Initial Purchase hereunder and not previously applied or accounted for. The Servicer shall hold in trust for the benefit of the Owners out of such amount in respect of the Buyer's Percentage Interest an amount equal to all Discount accrued through such day and not previously so held or paid. If a Potential Termination Event or a Termination Event has occurred, the Seller or, if Lexmark is no longer acting as Servicer of the Receivables, the Servicer shall, subject in the case of the Seller to the proviso in the second sentence of Section 4.06(e) hereof, following such allocation, hold for its own account out of the Buyer's Percentage Interest in the remaining Collections an amount, if available, equal to the Servicer's Compensation accrued through such day and not previously so held. The remainder of such amount (the "Remainder") in respect of such Buyer's Percentage Interest shall, subject to the terms and conditions of this Agreement, be utilized by the Servicer to make for the benefit of the Owners a reinvestment Purchase of additional undivided percentage interests in each Receivable pursuant to Section
2.05 hereof. On the last day of each Tranche Period, from the amounts held in trust, the Servicer shall deposit to the Administrative Agent's account, for distribution to the Owners in accordance with the provisions hereof or the Asset Purchase Agreement, an amount equal to the accrued and unpaid Discount for such Tranche Period.

     (b) If and for so long as any of the Remainder cannot be reinvested in additional undivided percentage interests in Receivables pursuant to Sections
2.05 and 2.08(a) hereof, the Servicer shall hold in trust for the Owners such Collections and shall remit to the Administrative Agent for distribution to the Owners any such Collections not reinvested and not set aside to pay Discount pursuant to Section 2.08(a) hereof on the next date on which Discount is payable or on such other date as specified by the Administrative Agent or the Majority Owners. The receipt of such payment by the Administrative Agent shall result in a reduction of the Net Investment.

     (c) If on any day the Outstanding Balance of a Receivable is (w) reduced or canceled as a result of any defective or rejected goods or services, any cash discount or any adjustment by the Servicer, or (x) reduced or canceled as a result of a set-off in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), including without limitation any set-off against IBM Receivables arising under the Master Set-Off and Guarantee Agreement dated as of March 27, 1991 among IBM, Lexington Holding Corporation, Lexmark and Lexmark Europe Corporation, Inc., (y) reduced or canceled as a result of any forgiveness of the obligation or of any adjustment by the Servicer, or (z) otherwise reduced or canceled as a result of any Dilution Factor with respect to such Receivable, the Servicer shall be deemed to have received on such day a Collection of such Receivable in the amount of such reduction or cancellation. If on any day any of the representations or warranties in Section 5.02 hereof is no longer true or was not true when made with respect to a Receivable, the Seller shall be deemed to have received on such day a Collection of such Receivable in full.

     (d) Any Collections deemed to be received by the Seller or the Servicer pursuant to Section 2.08(c) hereof shall be paid by the Seller to the Servicer on the next date on which Discount is payable or on such other day as specified by the Administrative Agent and the Servicer shall hold or distribute all Collections deemed received pursuant to Section 2.08(c) hereof to the same extent as if such Collections had actually been received. So long as the Servicer shall hold any Collections or deemed Collections required to be paid to an Owner, it shall hold such Collections in trust for such Owner.

     2.09. Liquidation  Settlement Procedures.
           ----------------------------------  On the Expiration  Date and on
each day  thereafter,  the Servicer shall hold in trust  for the  Owners, an amount equal to the product of (i) the Buyer's Percentage Interest, expressed as a decimal and (ii) Collections, if any, received on such day. If the Expiration Date occurred because of the occurrence of any Termination Event described in Section 7.01(l) hereof or for any reason set forth in clause (i), (ii), (iii) or (iv) of the definition of "Expiration Date" herein, on the Expiration Date and on each day thereafter the Servicer shall deposit into the Seller's account the portion, if any, of any Collections received on such day that is not required to be held in trust for the Owners pursuant to the preceding sentence. On the last day of the Tranche Period for each Tranche to occur on or after the Expiration Date, the Servicer shall deposit into the Administrative Agent's account for distribution to the Owners in accordance with the provisions hereof or the Asset Purchase Agreement, the amounts held in trust pursuant to the first sentence of this Section 2.09, together with any remaining amounts set aside pursuant to Section 2.08(a) hereof prior to the Expiration Date. If the Expiration Date occurred because of a Termination Event described in any of Sections 7.01(a) through 7.01(k) hereof, on the last day of the Tranche Period for each Tranche to occur on or after the Expiration Date, the Servicer shall deposit into the Seller's account the portion, if any, of any Collections received during such Tranche Period that is not required to be held in trust for the Owners pursuant to the first sentence of this Section 2.09. If there shall be insufficient funds on deposit for the
Administrative Agent to distribute funds in payment in full of the aforementioned amounts to an Owner, the Administrative Agent shall distribute funds first, in payment of all fees and expenses payable to the Buyer, second, in payment of the Discount due, third, in reduction of such Owner's percentage of the Net Investment allocated to such Tranche Period, and fourth, in payment of all other Aggregate Unpaids (whether due or accrued) and, if a Potential Termination Event or a Termination Event has occurred, fifth, if Lexmark or any Affiliate thereof is not the Servicer, in payment of the Servicer's Compensation due. Following the date on which the Net Investment has been reduced to zero and all Discount due and all other Aggregate Unpaids have been paid in full, (i) the Deferred Purchase Price shall be deemed to have been paid in full, (ii) the Servicer shall recompute the Buyer's Percentage Interest, (iii) the Administrative Agent, on behalf of the applicable Owners, shall be deemed to have reconveyed to the Seller any interest they may have in the Receivables (including the Purchased Interest), together with the Related Security and Collections with respect thereto, (iv) the Servicer shall pay to the Seller any remaining Collections set aside and held by the Servicer pursuant to the first sentence of this Section 2.09, (v) the Administrative Agent shall pay to the Seller any remaining Collections held in the Administrative Agent's account and
(vi) the Administrative Agent and the Owners shall execute and deliver to the Seller, at Seller's expense, such documents or instruments as are reasonably necessary to terminate the Owners' interest in the Receivables, together with the Related Security and Collections with respect thereto.

     2.10.  Fees.
            ---- Notwithstanding any limitation on recourse contained in this Agreement, the Seller shall pay the non-refundable fees set forth in the Fee Letter. Any of the fees described in the Fee Letter which are accrued but unpaid on the Expiration Date shall be paid in full by the Seller on the Expiration Date.

     2.11.  Optional  Reduction of Maximum Net Investment;  Optional Reduction
            ------------------------------------------------------------------
of Net Investment.
-----------------

     (a) The Seller may reduce in whole or in part the Maximum Net Investment (but not below the Net Investment) by giving the Administrative Agent written notice thereof at least five Business Days before such reduction is to take place; provided, however, that any partial reduction shall be in an amount of $5,000,000 or any higher multiple of $1,000,000. The Seller shall pay the Buyer any accrued and unpaid Purchase Availability Fee on the date of such reduction with respect to the reduction amount.

     (b) The Seller may reduce the Net Investment in whole or in part with respect to any Tranche on the last day of the related Tranche Period by giving the Administrative Agent at least five Business Days' written notice. If the Seller delivers such a notice of reduction, the Seller shall pay to the Administrative Agent for distribution to the Owners in accordance with the Asset Purchase Agreement (or cause the Servicer to pay to the Administrative Agent) on the last day of such Tranche Period an amount equal to (i) the amount of the proposed reduction, (ii) any Discount otherwise payable on such date and (iii) if such reduction reduces the Net Investment to zero, all other Aggregate Unpaids; provided, however, that any partial reduction shall be in an amount of $5,000,000 or any higher multiple of $1,000,000. Such reduction shall become effective upon payment of the amounts in the preceding clauses (i), (ii) and, if applicable, (iii).

     (c) If any Monthly Report would show that, as of the close of business on the last day of the month to which such Monthly Report relates, the Buyer's Percentage Interest exceeded 100%, or if at any time the Seller, the Servicer, the Administrative Agent or the Buyer becomes aware that the Buyer's Percentage Interest exceeds 100%, the Seller may reduce the Net Investment by an amount sufficient to reduce the Buyer's Percentage Interest to less than or equal to 100% by making a payment in such amount to the Administrative Agent's account (for the benefit of the Buyer), in immediately available funds.

     2.12. Mandatory Repurchase Under Certain Circumstances. ------------------------------------------------ The Seller agrees to repurchase from the Administrative Agent (as agent for the Owners) the Purchased Interest if at any time the Administrative Agent, on behalf of the Owners, shall cease to have a perfected ownership interest, or a first priority perfected security interest, in the Receivables, free and clear of any Lien (except for (w) any adverse claim with respect to a Receivable the Obligor of which is a Governmental Obligor, (x) the Lien arising in connection with this Agreement,
(y) the second priority Lien in favor of Morgan Guaranty Trust Company of New York, as security agent for the Credit Providers, described in the Amended and Restated Intercreditor Agreement and (z) any Permitted Liens which are in an aggregate dollar amount that is determined by the Administrative Agent, in its sole discretion, to be de minimis), within five days of notice thereof by the Administrative Agent. The repurchase price shall be paid by the Seller to the Administrative Agent for distribution to the Owners on such fifth day in an amount equal to the Net Investment and the Aggregate Unpaids.

     2.13. Payments and Computations,  Etc.;  Allocation of Collections
           ------------------------------------------------------------

     (a) All per annum fees payable under this Agreement shall be calculated for the actual days elapsed on the basis of a 360-day year. All amounts to be paid or deposited by the Seller or the Servicer hereunder shall be paid or deposited in accordance with the terms hereof no later than 11:00 a.m. (New York City time) on the day when due in immediately available funds; if such amounts are payable to an Owner or Owners they shall be paid or deposited in the Administrative Agent's account indicated on the signature page hereof, until otherwise notified by such Owner. The Seller shall, to the extent permitted by Law, pay to the Administrative Agent for the account of each Owner upon demand, interest on all amounts not paid or deposited when due to the Administrative
Agent for the account of each Owner hereunder at a rate equal to 2% per annum plus the Base Rate. All computations of interest hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed. Any computations of amounts payable by the Seller hereunder made by the Buyer, the Administrative Agent or the Program LOC Bank shall be binding absent manifest error.

     (b) Any payment by an Obligor in respect of any indebtedness owed by it to the Seller shall, except as otherwise specified by such Obligor or otherwise required by Contract or Law and unless otherwise instructed by the Administrative Agent, be applied as a Collection of any Receivable of such Obligor included in the Purchased Interest (starting with the oldest such Receivable) to the extent of any amounts then due and payable thereunder before being applied to any other receivable or other indebtedness of such Obligor; provided, however, that in regard to any payments made by IBM or any Subsidiary or Affiliate of IBM, only payments made in respect of Receivables shall be so applied.

     2.14. Reports.
           -------

     (a) Prior to the fourteenth Business Day of each month, the Servicer shall prepare and forward to the Administrative Agent (i) a monthly report, substantially in the form of Exhibit G (a "Monthly Report"), as of the close of business of the Servicer on the last day of the immediately preceding month and
(ii) if requested by the Administrative Agent, a listing by Obligor of all Receivables together with an aging of such Receivables and such other information concerning actual and historical collections experience and other matters as the Administrative Agent may reasonably request.

     (b) The Seller shall, or shall cause the Servicer to, furnish to the Administrative Agent at any time and from time to time, such other or further information in respect of the Receivables, the Seller and the Obligors as the Administrative Agent may reasonably request.

     2.15. Initial Purchase.
           ---------------- In consideration of the execution and delivery by the Seller and Lexmark of the Purchase Agreement and the other
Purchase Documents, and subject to the terms and conditions hereof, on the date hereof the Seller shall sell, and the Administrative Agent, as agent for the applicable Owner or Owners, shall purchase on the Closing Date from the Seller, undivided percentage ownership interests in each and every Initial Receivable, together with the Related Security and Collections with respect thereto (the "Initial Purchase"). A Responsible Officer shall on behalf of the Seller provide the Administrative Agent with a Purchase Notice dated the date hereof in respect of the Initial Purchase. The Purchase Price of the Initial Purchase shall equal the Owners' initial Net Investment.

                                   ARTICLE III

                               CLOSING PROCEDURES
                               ------------------

     3.01. Purchase and Sale Procedures.
           ----------------------------

     (a) General.
          ------- Each Purchase hereunder shall constitute a purchase of, and shall transfer ownership to the Administrative Agent, for the benefit of the applicable Owner or Owners, of, undivided percentage ownership interests in each and every Receivable, together with Related Security and Collections with respect thereto, then existing as well as each and every Receivable, together with Related Security and Collections, which may arise at any time after the date of such Purchase.

     (b) Maximum Net  Investment.
          ----------------------- If, on any closing date for an Incremental Purchase, the Purchase Price to be paid on such date for such Incremental Purchase would cause the Net Investment to exceed the Maximum Net Investment, the Owners may, at their option, either refuse to make such Incremental Purchase or make a smaller Incremental Purchase such that, immediately after the payment of the smaller Purchase Price, the Net Investment would not exceed the Maximum Net Investment.

     (c) Sale  Without  Recourse.
          ----------------------- The sale of the Purchased Interest by the Seller hereunder shall be made without recourse except as specifically provided herein.

     (d) Grant of Security Interest.
          -------------------------- This Agreement also constitutes a security agreement under the UCC. The Seller hereby grants to the Administrative Agent (for the benefit of each Owner) a first priority perfected security interest in and against all of the Seller's right, title and interest in and to each and every Receivable (together with Related Security, Collections and other
Proceeds), whether now existing or hereafter arising, for the purpose of securing the rights of the Owners under this Agreement.

     (e) Non-Assumption by the Owners of Obligations. ------------------------------------------------ No obligation or liability of the Seller, as assignee of the Originator, to any Obligor or any third party under any Receivable or Contract which is part of the Receivables in which an Owner has a Purchased Interest shall be assumed by any Owner, and any such assumption is hereby expressly disclaimed. Each Owner and the Administrative Agent shall be indemnified by the Seller in accordance with
Section 9.03 hereof in respect of any losses, claims, damages, liabilities, costs or expenses arising out of or incurred in connection with any Obligor's assertion of such obligation or liability against the Owners or the Administrative Agent.

     3.02.  Conditions to Funding.
            --------------------- On or prior to the date of the Initial Purchase, the Seller shall have delivered to the Administrative

Agent the following documents and instruments, all of which shall be in a form and substance acceptable to the Administrative Agent (with such additional copies thereof as the Administrative Agent may request) and the following fee:

     (a) A copy of the resolutions of the Board of Directors of each of the Seller and Lexmark certified as of the Closing Date by its secretary authorizing the execution, delivery and performance of this Agreement and the other documents to be delivered by the Seller or Lexmark, as applicable, hereunder and approving the transactions contemplated hereby and thereby;

     (b) The Certificates of Incorporation of each of the Seller and Lexmark certified as of a date reasonably near the Closing Date by the Secretary of State or other similar official of the Seller's or Lexmark's, as applicable, jurisdiction of incorporation;

     (c) A good standing certificate for each of the Seller and Lexmark issued by the Secretary of State or other similar official of the Seller's or Lexmark's, as applicable, jurisdiction of incorporation, certificates of qualification as a foreign corporation issued by the Secretaries of State or other similar officials of each jurisdiction where such qualification is material to the transactions contemplated by this Agreement and certificates of the appropriate state official in each appropriate jurisdiction as to the absence of any tax Liens against the Seller or Lexmark, as applicable, under the Laws of such jurisdiction, each such certificate to be dated a date reasonably near the Closing Date;

     (d) A certificate of the secretary of each of the Seller and Lexmark dated the Closing Date and certifying (i) the names and signatures of the officers authorized on its behalf to execute, and the officers and other employees authorized to perform, this Agreement and any other documents to be delivered by the Seller and Lexmark, respectively, hereunder (on which certificate the Administrative Agent and each Owner may conclusively rely until such time as the Administrative Agent shall receive from the Seller or Lexmark, as applicable, a revised certificate meeting the requirements of this clause
(d)(i)) and (ii) a copy of each of the Seller's and Lexmark's By-laws;

     (e) (i) Acknowledgment copies of proper financing statements (Form UCC-l) dated a date reasonably near the Closing Date naming the Seller as the debtor of Receivables and Morgan Guaranty Trust Company of New York, as Administrative Agent (for the benefit of the Owners), as the secured party or other similar instruments or documents as may be necessary or, in the opinion of the Administrative Agent, desirable under the UCC of all appropriate jurisdictions to evidence or perfect the Owners' ownership interests in all Receivables and
(ii) acknowledgment copies of proper financing statements (Form UCC-l) dated a date reasonably near the Closing Date naming Lexmark as the debtor of Receivables and the Seller as the secured party or other similar instruments or documents as may be necessary or, in the opinion of the Administrative Agent, desirable under the UCC of all appropriate jurisdictions to evidence or perfect the Seller's security interest in the Receivables;

     (f) Acknowledgment copies of proper financing statements (Form UCC-3), if any, necessary under the laws of all appropriate jurisdictions to release all security interests and other rights of any Person in Receivables previously granted by the Seller or Lexmark;

     (g) Certified copies of requests for information or copies (Form UCC-11) (or a similar search report certified by parties acceptable to the Administrative Agent) dated a date reasonably near the Closing Date listing all effective financing statements which name the Seller or Lexmark (under either of their present names and any previous names) as debtor and which are filed in jurisdictions in which the filings were made pursuant to item (e) above, together with copies of such financing statements;

     (h) Copies of Lockbox Servicing Instructions and all other agreements previously given or entered into with each of the Permitted Lockbox Banks;

     (i) Within a reasonable time after the Closing Date, undated duly executed letters (a "Lockbox Account Transfer Letter") addressed to each Permitted Lockbox Bank substantially in the form of Exhibit H hereto;

     (j) Favorable opinions of Vincent J. Cole, Esq., Vice President and Secretary of the Seller and Vice President, General Counsel and Secretary of Lexmark, dated the Closing Date in substantially the form of Exhibit I hereto and as to such other matters as the Administrative Agent may reasonably request;

     (k) An officer's certificate for each of the Seller and Lexmark dated the Closing Date in the form of Exhibit J hereto executed by a Responsible Officer;

     (l) A Monthly Report for the immediately preceding month;

     (m) The Purchase Notice and the Tranche Selection Notice for the Initial Purchase hereunder;

     (n) A form of Contract or Contracts;

     (o) If there is a Servicer other than Lexmark or the Administrative Agent, a copy of the Servicing Agreement together with an acknowledgment from the Servicer affirming that the Servicing Agreement is in full force and effect;

     (p) The Amended and Restated Intercreditor Agreement and an amendment thereto;

     (q) No later than 10  Business  Days after the  Closing  Date,  a list of
Lexmark's   customers  in  connection  with  the  Receivables,   such  customers
identified by name, address and telephone number;

     (r) Such other documents as the Administrative Agent shall reasonably request; and

     (s) A duly executed waiver from IBM Credit Corporation waiving all provisions in the Contract between IBM Credit Corporation or other similar institution providing credit to an Obligor and meeting the other requirements set forth in the definition of "Contract" hereunder, and Lexmark concerning restrictions on the transfer, sale or assignment of the rights and duties of Lexmark under such Contract.

     3.03. Conditions to Initial, Reinvestment and Incremental Purchases. ------------------------------------------------------------- The
truth and correctness in the case of the Initial Purchase and each Incremental Purchase of the representations and warranties in Article V hereof, or the truth and correctness in the case of a reinvestment Purchase of the representations and warranties in Section 5.02 hereof, as of the date of such Initial Purchase or such Incremental Purchase or such reinvestment Purchase as though made on and as of such date, compliance with the covenants
and  agreements in Articles II, IV and  VI  hereof,   the  requirement  that
no Termination Event or Potential Termination Event or Servicer Default shall occur as a result of such Incremental Purchase, such Incremental Purchase or reinvestment Purchase, in the case of the Initial Purchase and of an Incremental Purchase, the satisfactory completion of any due diligence conducted by the Buyer with respect to the Receivables and the related Obligors and Contracts which are the subject of such Purchase, and the receipt by the Owners or the Administrative Agent of any approvals, opinions or other documents as the Administrative Agent shall have reasonably requested, shall be conditions precedent to the Initial Purchase under Section 2.15 hereof, to any Incremental Purchase under Sections 2.02 and 2.03 hereof and to any reinvestment Purchase under Section 2.05 hereof.

                                   ARTICLE IV

                            PROTECTION OF THE OWNERS;
                         ADMINISTRATION AND COLLECTIONS
                         ------------------------------

     4.01. Acceptance of Appointment and Other Matters Relating to the Servicer.
           --------------------------------------------------------------------

     (a) Lexmark agrees to act, and is hereby appointed by the Administrative Agent to act, subject to the terms hereof, as the Servicer under this Agreement, and all Owners are deemed to have consented to Lexmark acting as Servicer. The Servicer shall collect payments due under the Receivables in accordance with its customary and usual servicing procedures for servicing receivables owned by it and comparable to the Receivables in which a Purchased Interest is acquired hereunder and in accordance with its Credit and Collection Policy and shall have full power and authority, acting alone or through any party properly designated by it hereunder, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable; provided, however, that if any Person succeeds Lexmark as the Servicer, such Servicer shall service the Receivables in which a Purchased Interest is acquired hereunder in accordance with the standards that would be employed by a prudent institution in servicing comparable receivables for its own account. Without limiting the generality of the foregoing and subject to Sections 4.08 and 4.09 hereof, the Servicer is hereby authorized and empowered (i) to receive and hold in trust for the Owners Collections received from Receivables in which a Purchased Interest is acquired hereunder as set forth in Article II and elsewhere in this Agreement and (ii) to execute and deliver, on behalf of the Administrative Agent (for the benefit of the Owners), any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables in which a Purchased Interest is acquired hereunder permitted under and in compliance with applicable Law and regulations.

     (b) Subject to the rights retained by the Administrative Agent pursuant to Section 4.08 hereof, each of the Seller, the Owners and the Administrative Agent hereby appoint the Servicer to enforce its respective rights and interests in and to the Purchased Interest. If any Person succeeds Lexmark as the Servicer, Lexmark shall promptly deliver to such Successor Servicer, and the Servicer shall hold in trust for the Administrative Agent, the Owners and the Seller, in accordance with their respective interests, all documents instruments and records (including computer tapes or disks) that are reasonably necessary to service or collect the Purchased Interest.

     Maintenance of Information and Computer Records; Protection of Owners'
     ----------------------------------------------------------------------
     Interests.
     --------- (a) The Seller and the Servicer will hold in trust and keep safely for the Owners all evidence of the Administrative Agent's (for the benefit of the Owners) right, title and interest in and to the Purchased Interest in the Receivables. The Seller will, or will cause the Servicer to, on or prior to the Initial Purchase and each Incremental Purchase, and with respect to all Receivables that are added to the pool of Receivables in which the Owners have a Purchased Interest after the Initial Purchase, on each respective date such Receivables are added, place an appropriate code or notation in its Records to indicate that the Owners have a Purchased Interest in each and every Receivable.

     (b) The Seller and the Servicer will from time to time and at Seller's sole expense do and perform any and all acts and execute any and all documents (including, without limitation, (i) the obtaining of a waiver of any provision of any Contract that requires the related Obligor to consent to the transfer, sale or assignment of the rights of the Seller as assignee of the Originator or of the Originator, as necessary, under such Contract, other than the right of the Originator to sell, distribute or otherwise provide goods or services to such Obligor, (ii) the obtaining of a waiver of any provision of any Contract that restricts the ability of the Administrative Agent or an Owner to exercise its rights under this Agreement, including, without limitation, the right to review such Contract, (iii) the obtaining of additional search reports, (iv) the delivery of further opinions of counsel, (v) the execution, amendment or supplementation of any financing statements, continuation statements and other instruments and documents for filing under the provisions of the UCC of any applicable jurisdiction, (vi) the execution, amendment or supplementation of any instrument of transfer and (vii) the making of notations on the Records of the Seller and the Originator) as may be requested by the Administrative Agent in order to effect the purposes of this Agreement and the sale of the Purchased Interest hereunder, to protect or perfect the Owners' right, title and interest in the Purchased Interest in the Receivables, together with Related Security and all Collections with respect thereto, against all Persons whomsoever or to enable the Owners or the Administrative Agent to exercise or enforce any of their respective rights hereunder.

     (c) To the fullest extent permitted by applicable Law, the Seller hereby irrevocably grants to the Administrative Agent an irrevocable power of attorney, with full power of substitution, coupled with an interest, to sign and file in the name of the Seller, on the Seller's own behalf or as assignee of the Originator, as the case may be, or in its own name, such financing statements and continuation statements and amendments thereto or assignments thereof as the Administrative Agent deems necessary to protect or perfect the Purchased Interest.

     (d) At any reasonable time and from time to time at the Administrative Agent's reasonable request upon notice to the Seller or the Servicer, the Seller or the Servicer, as the case may be, shall permit such Person as the Administrative Agent may designate to conduct audits or visit and inspect any of the properties of the Seller or the Servicer, as the case may be, to examine the Records, internal controls and procedures maintained by the Seller or Servicer, as the case may be, and take copies and extracts therefrom, and to discuss the Seller's, or the Servicer's, as the case may be, affairs with its officers, employees and independent accountants. The Seller or the Servicer, as the case may be, hereby authorizes such officers, employees and independent accountants to discuss with the Administrative Agent the affairs of the Seller or the Servicer, as the case may be. The Seller shall reimburse the Owners and the Administrative Agent for all reasonable fees, costs and expenses incurred by or on behalf of the Owners or the Administrative Agent in connection with the foregoing actions promptly upon receipt of a written invoice therefor.

     (e) The Administrative Agent shall have the right to do all such reasonable acts and things as it may deem necessary to protect the interests of the Owners, including, without limitation, confirmation and verification of the existence, amount and status of the Receivables.

     4.03. Maintenance of Writings and Records. ------------------------------------- The Servicer will at all times until completion of a Complete Servicing Transfer keep or cause to be kept at its office in Lexington, Kentucky, at its Chief Executive Office or at an office of the Servicer designated in advance to the Administrative Agent, each writing or Record which evidences, and which is necessary or desirable to establish or protect, including such books of account and other Records as will enable the Administrative Agent or its designee to determine at any time the status of, the Purchased Interest of the Owners in each Receivable. The Servicer shall at its own expense prepare and maintain machine-readable magnetic tapes in such format as the Servicer customarily maintains its records; provided, however, that upon a Complete Servicing Transfer, the Servicer shall within 15 days of such Complete Servicing Transfer prepare such Records in such format as may be required to permit or facilitate the transfer of such Records to the successor Servicer.

     4.04. Information.
           -----------   The Seller and Servicer will each furnish to
the Administrative Agent such additional information with respect to the Receivables (including but not limited to the Seller's or the Originator's procedures for selecting Receivables for sale, the Originator's standards and procedures for selling goods or services on credit, copies of Contracts, and information with respect to servicing) as the Administrative Agent may reasonably request. The Seller and the Servicer will also furnish to the Administrative Agent, S&P and Moody's all modifications, adjustments or supplements to the Credit and Collection Policy; provided, however, that the

Seller shall not consent to the Originator's altering the Credit and Collection Policy unless such alteration is in compliance with Section 6.02(e) hereof.

     4.05. Performance of Undertakings Under the Receivables. -------------------------------------------------- The Servicer
will at all times observe and perform, or cause to be observed and performed, all material obligations and undertakings to the Obligors arising in connection with each Receivable or related Contract and will not take any action or cause any action to be taken to impair the rights of the Administrative Agent or any Owner to its Purchased Interest in the Receivables.

     4.06. Administration and Collections.
           ------------------------------

     (a) General.
         ------- Until a Complete Servicing Transfer shall have occurred, the Servicer will be responsible for the administration, servicing and collection of the Receivables; provided, however, that upon written approval by the Administrative Agent such duties may be delegated by the Servicer to any of the Servicer's Affiliates or a third party (without impairment of the Servicer's obligations as Servicer). The Servicer agrees to exercise or cause such Affiliate or third party to exercise the same degree of skill and care and apply the same standards, policies, procedures and diligence that it applies to the performance of the same functions with respect to accounts owned by the Servicer.

     (b)  Administration.
          -------------- The Servicer shall, to the full extent permitted by Law, have the power and authority, on behalf of each Owner, to take such action in respect of any Receivable as the Servicer may deem advisable, including the resale of any repossessed, returned or rejected goods; provided, however, that the Servicer may not under any circumstances compromise, rescind, cancel, adjust or modify (including by extension of time for payment or granting any discounts, allowances or credits) the Outstanding Balance of the related Contract for any Receivable, except in accordance with the Credit and Collection Policy or otherwise with the prior written consent of the Administrative Agent.

     (c)  Enforcement  Proceedings.
          ------------------------ In the event of a default under any Receivable before a Termination Event, the Servicer shall, at the Seller's sole expense, to the full extent permitted by Law, have the power and authority, on behalf of each Owner, to take any action in respect of any such Receivable as the Servicer may deem advisable; provided, however, that the Servicer or the Seller, as the case may be, shall take no enforcement action (judicial or otherwise) with respect to such Receivable, except in material accordance with the Credit and Collection Policy or otherwise with the written consent of the Administrative Agent. The Servicer or the Seller, as the case may be, will apply or will cause to be applied at all times before a Termination Event the same standards and follow the same procedures with respect to deciding to commence, and in prosecuting, litigation on such Receivable as is applied and followed with respect to like accounts not owned by the Owners. In no event shall the Servicer or the Seller, as the case may be, be entitled to make or authorize any Person to make any Owner a party to any litigation without such Owner's express prior written consent.

     (d) Obligations of the Administrative Agent and the Owners. ------------------------------------------------------- At any time after a Termination Event or a Potential Termination Event (other than a Termination Event or Potential Termination Event referred to in Section 7.01(l) hereof) or a Servicer Default shall have occurred and be continuing, the Owners may, but shall have no obligation to, take any action or commence any proceeding to realize upon any Receivable, any such action or commencement of proceeding to be at the sole expense of the Seller. At such time as the Servicer or the Seller, as the case may be, has any obligation to pursue the collection of Receivables and the Administrative Agent or an Owner possesses any documents necessary therefor, the Administrative Agent or such Owner, as the case may be, agrees to furnish such documents to the Servicer or the Seller, as the case may be, to the extent and for the period necessary for the Servicer or the Seller, as the case may be, to comply with its obligations hereunder.

     (e)   Servicer's   Compensation.
           -------------------------   The  servicer's   compensation   (the
"Servicer's  Compensation")
 ------------------------ for performing its responsibility as the servicer with respect to any Receivable on any day shall be equal to the quotient of (A) the product of (1) 1%, expressed as a decimal, and (2) the Outstanding Balances of all Receivables on such day, divided by (B) 360. Subject to Section 4.08(a) hereof, (i) prior to a Potential Termination Event, a Termination Event or a Servicer Default, the Servicer's Compensation shall be paid to the Servicer in arrears on the last Business Day of each month and (ii) following the occurrence of a Potential Termination Event, a Termination Event or a Servicer Default, the Servicer's Compensation shall be retained by the Servicer in accordance with
Section 2.08(a) or 2.09 hereof, as the case may be; provided, however, that if Lexmark or any Affiliate thereof is the Servicer, the Servicer's Compensation shall not be paid on or after any day on which a Termination Event or a Servicer Default shall have occurred and be continuing for any reason other than due to
Section 7.01(l) hereof.

     4.07.  Servicer Default.
            ----------------  A "Servicer  Default"
                                 -----------------  shall mean the  occurrence
and  continuance  of one or more  of the  following  events  or conditions:

     (a) the Servicer shall fail to remit or fail to cause to be remitted to the Administrative Agent or any Owner on any day any Collections (other than deemed Collections described in Section 2.08(c) hereof) or Discount required to be remitted to the Administrative Agent or such Owner on such day and, with respect to failure to pay Discount, such failure shall continue for two (2) Business Days after the date when such Discount became due; or

     (b) the Servicer shall fail to deposit, or pay or fail to cause to be deposited or paid when due any other amount due hereunder (including, without limitation, deemed Collections described in Section 2.08(c) hereof), and such failure shall continue for five (5) Business Days after the date when such amount came due; or

     (c) any representation, warranty, certification or statement made by the Servicer under this Agreement or in any agreement, certificate, report, appendix, schedule or document furnished by the Servicer to any Owner or the Administrative Agent pursuant to or in connection with this Agreement shall prove to have been false or misleading in any respect material to this Agreement or the transactions contemplated hereby as of the time made; or

     (d) the Servicer (if not an Owner or the Administrative Agent) shall fail in the performance or observance of any other covenant, agreement or duty applicable to it contained herein (other than under Section 4.08 hereof) and such failure shall continue for twenty days after either (i) any Responsible Officer of the Servicer becomes aware thereof or (ii) notice thereof to the Servicer by the Administrative Agent or any Owner; or

     (e) there shall be pending any litigation, arbitration, investigation or proceeding, or any material adverse development in any such litigation shall have occurred, which is likely to materially adversely impair the ability of the Servicer to collect Receivables or perform its obligations under this Agreement; or

     (f) there shall have occurred any event which materially adversely affects the ability of the Servicer to collect Receivables or the ability of the Servicer to perform hereunder; or

     (g) an Event of Bankruptcy shall occur with respect to Servicer; or

     (h) Servicer shall fail to pay any Debt in excess of $25,000,000 of the Servicer or any interest or premium on such Debt, in either case, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other default under any agreement or instrument relating to any such Debt or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable or required to be prepaid (other than by a scheduled or required prepayment unrelated to the occurrence of a default under the agreement or instrument relating to such Debt) prior to the stated maturity thereof; or

     (i) Servicer shall default or fail in the performance or observance of any covenant, agreement or duty set forth in Section 4.08 hereof and such default or failure shall continue for two Business Days after notice thereof to such Permitted Lockbox Bank and within such period another Permitted Lockbox with another Permitted Lockbox Bank is not established by the Seller or Servicer, if so requested by the Administrative Agent.

     4.08. Complete Servicing Transfer.
           ---------------------------

     (a)  General.
             ------- If at any time a Termination Event or a Potential Termination Event (other than a Termination Event or a Potential Termination Event referred to in Section 7.01(l) hereof) or a Servicer Default shall have occurred and be continuing, the Administrative Agent may by notice in writing to Lexmark, terminate Lexmark's capacity as Servicer in respect of the Receivables (such termination referred to herein as a "Complete Servicing Transfer").
                                           ---------------------------    After
a Complete Servicing Transfer, the Administrative Agent (or its designee approved by the Majority Owners) may administer, service and collect the Receivables itself, and in such event, may retain the Servicer's Compensation for its own account, in any manner it sees fit, including, without limitation, by compromise, extension or settlement of such Receivables. Alternatively, the Majority Owners may engage affiliated or unaffiliated contractors to perform all or any part of the administration, servicing and collection of the Receivables and require the Seller to pay to such contractors in consideration thereof all or a portion of any Servicer's Compensation actually paid to Lexmark, as Servicer, in respect of periods after the date when such contractors began such performance. The Administrative Agent shall give S&P and Moody's prompt notice of the occurrence of a Complete Servicing Transfer; provided, however, that failure to give such notice shall not affect the effectiveness of the notice delivered with respect to, or the rights of the Owners resulting from, such Complete Servicing Transfer. No Servicer appointed pursuant to this Section 4.08(a) may resign from its position as Servicer hereunder until a successor Servicer shall have been duly appointed and such new Servicer shall have accepted such appointment.

     (b) Transition.
            ---------- Each of the Seller and the terminated Servicer, within ten Business Days after receiving a notice pursuant to Section 4.08(a) hereof, shall, at the Seller's sole expense, (x) deliver to the Administrative Agent or its designated agent (i) a schedule of the Receivables in which the Owners have a Purchased Interest indicating as to each such Receivable information as to the related Obligor, the Outstanding Balance as of such date of the related Contract and the location of the evidences of such Receivable and related Contract, together with such other information as the Administrative Agent may reasonably request and (ii) all evidence of such Receivables and related Contracts and such other Records related thereto (including, without limitation, true copies of any computer tapes and data in computer memories), and (y) permit the Administrative Agent access to the premises, equipment and files and other Records of the Seller and the terminated Servicer, in each case as the Administrative Agent may reasonably deem necessary to enable it to protect and enforce its rights and the rights of the Owners to the Purchased Interest therein. After any such delivery, neither the Seller nor the terminated Servicer will hold or retain any executed counterpart or any document evidencing such Receivables or related Contracts without clearly marking the same to indicate conspicuously that the same is not the original and that transfer thereof does not transfer any rights against the related Obligor or any other Person.

     (c)  Collections.
          ----------- If at any time there shall be a Complete Servicing Transfer, the terminated Servicer will cause to be transmitted and delivered directly to the Administrative Agent or its designated agent, for the account of the Owners, forthwith upon receipt and in the exact form received, all Collections (properly endorsed, where required, so that such items may be collected by the Administrative Agent on behalf of the Owners) on account of their Purchased Interest in any Receivables. All such Collections consisting of cash shall not be commingled with other items or monies of the terminated Servicer for a period longer than two Business Days. If the Administrative Agent or its designated agent receives items or monies that are not payments on account of the Owners' interest in any Receivables, such items or monies shall be delivered promptly to the Seller after being so identified by the
Administrative Agent or its designated agent. Each of the Seller and the terminated Servicer hereby irrevocably grants the Administrative Agent or its designated agent, if any, an irrevocable power of attorney, with full power of substitution, coupled with an interest, effective upon the occurrence of a Termination Event or Servicer Default, to take in the name of the Seller or terminated Servicer all steps with respect to any Receivable which the Administrative Agent, in its sole discretion, may deem necessary or advisable to negotiate or otherwise realize on any right of any kind held or owned by the Seller or transmitted to or received by the Administrative Agent or its designated agent (whether or not from the Seller or any Obligor) in connection with the Owners' Purchased Interest in any Receivable. The Administrative Agent will provide such periodic accountings and other information related to the disposition of funds so collected as the Seller and the terminated Servicer may reasonably request.

     (d) Collection and Administration at Expense of the Seller. ------------------------------------------------------- The Seller
and the terminated Servicer agree in the event of a Complete Servicing Transfer, to reimburse the Administrative Agent and each Owner for all reasonable out-of-pocket expenses (including, without limitation, attorneys' and accountants' and other third parties' fees and expenses, expenses incurred by the Administrative Agent or such Owner, as the case may be, credit recovery group (or any successor), expenses of litigation or preparation therefor, and expenses of audits and visits to the offices of the Seller and the terminated Servicer) incurred by the Administrative Agent or such Owner in connection with and following the transfer of functions following a Complete Servicing Transfer.

     (e) Payments by Obligors.
         -------------------- At any time, and from time to time following a Complete Servicing Transfer, or if a Termination Event or Servicer Default shall have occurred and be continuing, the Seller and the terminated Servicer shall permit such Persons as the Administrative Agent may designate to open and inspect all mail received by the Seller and the terminated Servicer at its Accounts Receivable Department, Collections Department or any other department of the Seller or the terminated Servicer performing the services of managing, administering or collecting the Receivables, and to remove therefrom any and all Collections or other correspondence from Obligors in respect of Receivables. All Collections received by the Administrative Agent shall be applied in accordance with Section 2.13(b) hereof. The Administrative Agent shall be entitled to notify the Obligors of Receivables to make payments directly to the Administrative Agent of amounts due thereunder at any time and from time to time following the occurrence of (i) a Termination Event, (ii) a Complete Servicing Transfer or (iii) a violation by the Seller or the terminated Servicer of the provisions of Section 4.09 hereof.

     4.09. Lockboxes.
           ---------

     The Seller and the Servicer hereby agree (i) to instruct all Obligors to cause all Collections on account of Receivables to be mailed directly to a Permitted Lockbox or electronically transferred into a Lockbox Account; (ii) not to suffer or permit any funds other than such Collections to be mailed to Permitted Lockboxes or deposited or electronically transferred into related Lockbox Accounts; (iii) to make or cause the Servicer to make the necessary bookkeeping entries to reflect such Collections on the Records pertaining to such Receivables; (iv) to apply or cause the Servicer to apply all such Collections as provided in this Agreement; (v) not to amend or modify any term of any Lockbox Servicing Instructions without the prior written consent of the Administrative Agent to such amendment or modification; and (vi) not to amend or modify any term, with respect to the disposition of such Collections or any other amounts received by the Seller or the Servicer or any Permitted Lockbox Bank, of this Agreement or any other agreement relating to Permitted Lockboxes or Lockbox Accounts (other than Lockbox Servicing Instructions) without the prior written consent of the Administrative Agent to such amendment or modification, provided, however, that the consent of the Administrative Agent is not required to amend or modify any term of any agreement other than this Agreement which term does not affect the collectibility of any Receivable. The Seller and the Servicer further represent, warrant, covenant and agree as follows: each Lockbox Account shall be maintained with a Permitted Lockbox Bank; each Lockbox Account shall be a segregated account and the funds deposited in or electronically transferred into such Lockbox Account from time to time shall not be commingled with any other funds of the Seller or the Servicer; the location of each Permitted Lockbox and each related Lockbox Account shall not be changed without the consent of the Administrative Agent; funds deposited in or electronically transferred into each Lockbox Account shall be transferred to the Servicer not later than the next Business Day after such funds are deposited or electronically transferred and available in each such Lockbox Account; each Lockbox Account shall be insured by the Federal Deposit Insurance Corporation or the National Credit Union Association, as the case may be, to the full extent permitted by law; the Administrative Agent or the Collateral Agent shall have the right to obtain control over each Permitted Lockbox and each related Lockbox Account, or appoint a successor servicer, and, in either case, direct the Permitted Lockbox Bank not to transfer funds in such Lockbox Account to the Seller or the Servicer, and direct the Permitted Lockbox Bank to transfer the funds in such Lockbox Account to an account designated by the Administrative Agent or the Collateral Agent, as the case may be, if an event or circumstance arises which would constitute a Complete Servicing Transfer under this Agreement by dating and delivering the Lockbox Account Transfer Letter with respect to such Permitted Lockbox, and the Seller and the Servicer hereby irrevocably authorize the Administrative Agent to date and deliver a Lockbox Account Transfer Letter to each Permitted Lockbox Bank; neither the Seller nor the Servicer has given or shall give any instructions to any Permitted Lockbox Bank inconsistent with the Lockbox Account Transfer Letter; and the Seller and the Servicer shall cooperate fully with the Administrative Agent in effecting any such transfer of control. The Servicer shall not enter into any Lockbox Servicing Instructions or other lockbox servicing agreement which does not contain the foregoing provisions and terms, unless such deviation is consented to by the Administrative Agent.

     4.10. Servicer Indemnification of Affected Parties.
           --------------------------------------------

     (a) The Servicer agrees to indemnify and hold harmless the Affected Parties and their assigns (and their respective directors, officers, employees and agents), from and against any loss (other than any losses relating to the defaults or collectibility of the Purchased Interest in the Receivables), liability, expense, damage or injury suffered or sustained by reason of any material breach by the Servicer of any of its representations, warranties or covenants contained in this Agreement, including any judgment, award, settlement, reasonable attorneys fees and other costs or expenses incurred in connection with the defense of any actual action, proceeding or claim; provided, however, that the Servicer shall not indemnify the Affected Parties and their assigns if such acts or omissions were attributable to fraud, negligence, breach of fiduciary duty or willful misconduct by any such Affected Party.

     (b) Promptly upon receipt by any Affected Party under this Section 4.10 of notice of the commencement of any suit, action, claim, proceeding or governmental investigation against such Affected Party, such Affected Party shall, if a claim in respect thereof is to be made against the Servicer hereunder, notify the Servicer in writing of the commencement thereof. The Servicer may participate in and assume the defense of any such suit, action, claim, proceeding or investigation at its expense, and no settlement thereof shall be made without the approval of the Servicer and the Affected Party. The approval of the Servicer and the Affected Party will not be unreasonably withheld or delayed. After notice from the Servicer to the Affected Party of its intention to assume the defense thereof with counsel reasonably satisfactory to the Administrative Agent and the Affected Party, and so long as the Servicer so assumes the defense thereof in a manner reasonably satisfactory to the Administrative Agent and the Affected Party, the Servicer shall not be liable for any legal expenses of counsel unless there shall be a conflict between the interests of the Servicer and the Affected Party.

     (c) Any indemnification pursuant to this Section 4.10 shall be had only from the assets of the Servicer. The provisions of such indemnity shall run directly to and be enforceable by an injured party subject to the limitations hereof. The provisions of this Section 4.10 shall survive the termination of this Agreement.

     4.11. Servicer Not to Resign.
           ---------------------- The Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable law, regulation or order and (ii) there is no reasonable action which the Servicer could take to make the performance of its duties hereunder permissible under applicable Law. Any such determination permitting the resignation of the Servicer shall be evidenced by an opinion of counsel to such effect reasonably acceptable and delivered to the Administrative Agent. No such resignation shall become effective until the Administrative Agent or a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 4.08 hereof. The Administrative Agent shall promptly notify S&P and Moody's of receipt of the Servicer's notice of resignation and of the appointment of a Successor Servicer.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     5.01. General Representations and Warranties of the Seller. ------------------------------------------------------ The Seller,
in addition to its other representations and warranties contained herein or made pursuant hereto, hereby represents and warrants to each Owner and the Administrative Agent on and as of the Closing Date and on and as of the date of each Incremental Purchase or reinvestment Purchase that:

     (a)  Organization  and  Qualification.
          --------------------------------  The Seller is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation. The Seller is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which the ownership of its properties or the nature of its activities (including transactions giving rise to Receivables), or both, requires it to be so qualified or, if not so qualified, the failure to so qualify would not have a material adverse effect on its financial condition or results of operations.

     (b)  Authorization.
          ------------- The Seller has the corporate power and authority to execute and deliver the Purchase Documents, to make the sales provided for herein and to perform its obligations hereunder and thereunder.

     (c)  Execution and Binding  Effect.
          ----------------------------- Each of the Purchase Documents has been duly and validly executed and delivered by the Seller and (assuming the due and valid execution and delivery thereof by the other parties thereto), constitutes a legal, valid and binding obligation of the Seller enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar Laws of general application relating to or affecting the enforcement of creditors' rights or by general principles of equity, and will vest absolutely and unconditionally in the applicable Owner or Owners a valid undivided ownership interest in the Receivables purported to be assigned thereby, subject to no Liens whatsoever (other than (x) the Lien arising in connection with this Agreement, (y) the second priority Lien in favor of Morgan Guaranty Trust Company of New York, as security agent for the Credit Providers, described in the Amended and Restated Intercreditor Agreement and (z) any Permitted Liens), provided, however, that the Seller makes no representation or warranty as to any Lien that may be created by action of any Owner. Upon the filing of the necessary financing statements under the UCC as in effect in the jurisdiction whose Law governs the perfection of the Administrative Agent's and the Owners' ownership interests in the Receivables, the Administrative Agent's and the Owners' ownership interests in the Receivables will be perfected under Article Nine of such UCC, prior to and enforceable against all creditors of and purchasers from the Seller and all other Persons whatsoever (other than the Administrative Agent and the Owners and their successors and assigns and Government Obligors).

     (d)  Authorizations and Filings.
          -------------------------- No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration or filing with, any Official Body or other Person is or will be necessary or, in the opinion of the Seller, advisable in connection with the execution and delivery by the Seller of the Purchase Documents, the consummation by the Seller of the transactions herein or therein contemplated or the performance by the Seller of or the compliance by the Seller with the terms and conditions hereof or thereof, to ensure the legality, validity or enforceability hereof or thereof, or to ensure that the Administrative Agent will have an undivided ownership interest in and to the Receivables which is perfected and prior to all other Liens (including competing ownership interests but excluding any Permitted Liens), other than the filing of financing statements under the UCC in the jurisdiction of the Seller's Chief Executive Office and in the Commonwealth of Kentucky and any filing that may be required under Section 2(f) of the Asset Purchase Agreement to implement any transfer to an APA Purchaser thereunder.

     (e)  Absence of  Conflicts.
          --------------------- Neither the execution and delivery by the Seller of the Purchase Documents, nor the consummation by the Seller of the transactions herein or therein contemplated, nor the performance by the Seller of or the compliance by the Seller with the terms and conditions hereof or thereof, will (i) violate any Law or (ii) conflict with or result in a breach of or a default under (A) the Articles of Incorporation or By-laws of the Seller or
(B) any agreement or instrument, including, without limitation, any and all indentures, debentures, loans or other agreements to which the Seller is a party or by which it or any of its properties (now owned or hereafter acquired) may be subject or bound, which would have a material adverse effect on the financial position or results of operations of the Seller or result in rendering any Debt evidenced thereby due and payable prior to its maturity or result in the creation or imposition of any Lien pursuant to the terms of any such instrument or agreement upon any property (now owned or hereafter acquired) of the Seller.

    (f) Location of Chief Executive Office, etc.
        ---------------------------------------- As of the Closing Date: (i)
the Seller's Chief Executive Office is located at the address set forth on Exhibit K hereto; (ii) each domestic Subsidiary and division of the Seller is listed on Exhibit K hereto; (iii) the offices where the Seller keeps all of its Records are listed on Exhibit K hereto; and (iv) the Seller has since the date of its incorporation, operated only under the trade names identified in Exhibit K hereto, and, since the date of its incorporation, has not changed its name, merged or consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (Bankruptcy), except as disclosed in Exhibit K hereto.

     (g) No Termination  Event.
         --------------------- No event has occurred and is continuing and no condition exists which constitutes a Termination Event or a Potential Termination Event.

     (h)  Accurate  and Complete  Disclosure.
          ----------------------------------  No  information  furnished in writing in final form on or prior to the date hereof by the Seller, nor any information furnished in writing after the date hereof by the Seller, in each such case to the Buyer, any APA Purchaser or the Administrative Agent pursuant to or in connection with this Agreement or any transaction contemplated hereby is false or misleading in any material respect as of the date as of which such information was furnished (including by omission of material information necessary to make such information not misleading).

     (i) No Proceedings.
         -------------- There are no proceedings or investigations pending, or to the knowledge of the Seller, threatened, before any Official Body (A) asserting the invalidity of the Purchase Documents, (B) seeking to prevent the consummation of any of the transactions contemplated by the Purchase Documents, or (C) seeking any determination or ruling that might materially and adversely affect (i) the performance by the Seller or the Servicer of its obligations under the Purchase Documents or (ii) the validity or enforceability of the

Purchase Documents, all of the Contracts taken as a whole or any material amount of the Receivables.


     (j)  Bulk  Sales  Act.
          ---------------- No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

     (k) Litigation.
         ---------- No injunction, decree or other decision has been issued or made by any Official Body that prevents, and to the knowledge of the Seller, no threat by any Person has been made to attempt to obtain any such decision that would have a material adverse impact on, the conduct by the Seller of a significant portion of the Seller's business operations or any portion of its business operations affecting the Receivables, and no litigation, investigation or proceeding of the type referred to in Section 6.01(j) hereof exists except as set forth on Exhibit M.

     (l)  Margin  Regulations.
          ------------------- The use of all funds acquired by the Seller under this Agreement will not conflict with or contravene any of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, as the same may from time to time be amended, supplemented or otherwise modified.

     (m)  Taxes.
          ----- The Seller has filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Seller except for (i) taxes or assessments that are not yet delinquent and (ii) taxes that are being contested by appropriate proceedings conducted in good faith and with due diligence. The charges, accruals and reserves on the books of the Seller in respect of taxes and other governmental charges are, in the opinion of the Seller, adequate.

     (n)  Separate  Corporate  Existence.
          ------------------------------  Notwithstanding  that Seller is a
Subsidiary of Lexmark, the Seller is a legal entity separate from Lexmark and each of Lexmark's other Affiliates and the Seller acknowledges that the Buyer and the other parties hereto and thereto are entering into the transactions contemplated by this Agreement and the other Purchase Documents in reliance on the Seller's identity as a separate legal entity from Lexmark and each of Lexmark's other Affiliates.

     (o) Financial Condition.
         ------------------- The Seller is not insolvent or the subject of any Event of Bankruptcy and the sale of the Purchased Interest in the Receivables on such day will not be made in contemplation of the occurrence thereof.

     5.02.  Representations  and  Warranties  of the Seller With Respect to Each
            --------------------------------------------------------------------
Sale of Receivables.
-------------------  By  selling  undivided   ownership  interests  in
Receivables to the Administrative Agent, for the benefit of the applicable Owner or Owners, either by Initial Purchase, Incremental Purchase or reinvestment

Purchase, the Seller represents and warrants to each Owner and the Administrative Agent as of the date of such sale of the Initial Purchase, an Incremental Purchase or reinvestment Purchase (in addition to its other representations and warranties contained herein or made pursuant hereto) that:

     (a) Purchase Notice.
         --------------- If such sale is a sale of the Initial Purchase or an Incremental Purchase, all information set forth on the related Purchase Notice is true and correct as of the date of the Initial Purchase or such Incremental Purchase, as the case may be.

     (b) Assignment.
         ---------- This Agreement vests in each Owner all the right, title and interest of the Seller in and to the Purchased Interest in the Receivables, and the Related Security and Collections with respect thereto, and constitutes a valid sale of the Purchased Interest, enforceable against all creditors of and purchasers from the Seller.

     (c) No Liens.
         -------- Each Receivable, together with the related Contract and all purchase orders and other agreements related to such Receivable, is owned by the Seller free and clear of any Lien (other than any Permitted Liens), and when each Owner makes a purchase of a Purchased Interest in such Receivable it shall have acquired and shall continue to have maintained an undivided percentage ownership interest to the extent of its percentage of the Purchased Interest in such Receivable and in the Related Security and the Collections with respect thereto free and clear of any Lien (other than (x) the Lien arising in connection with this Agreement, (y) the second priority Lien in favor of Morgan Guaranty Trust Company of New York, as security agent for the Credit Providers, described in the Amended and Restated Intercreditor Agreement and (z) any Permitted Liens). The Seller has not and will not have sold, pledged, assigned, transferred or subjected to a Lien any of the Receivables, other than the assignment of Purchased Interests therein to the Administrative Agent, for the benefit of the Owners, in accordance with the terms of this Agreement except for
(x) the Lien arising in connection with this Agreement, (y) the second priority Lien in favor of Morgan Guaranty Trust Company of New York, as security agent for the Credit Providers, described in the Amended and Restated Intercreditor Agreement and (z) any Permitted Lien.

     (d) Filings.
         ------- On or prior to each Purchase and each recomputation of the Purchased Interest, all financing statements and other documents required to be recorded or filed in order to perfect and protect the Purchased Interest against all creditors of and purchasers from the Seller and all other Persons whatsoever other than Government Obligors will have been duly filed in each filing office necessary for such purpose and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.

     (e)  Credit and  Collection  Policy.
          ------------------------------  The Seller  has  complied  in all material respects with the Credit and Collection Policy in regard to each Receivable and related Contract.

     (f) Permitted Lockbox Banks and Lockbox Accounts. ------------------------------------------------- The names and addresses of all Permitted Lockbox Banks, together with the numbers of all Lockbox Accounts at such Permitted Lockbox Banks and the addresses of any related Permitted Lockboxes, are specified in Exhibit N (or such other Permitted Lockbox Banks, Lockbox Accounts and/or Permitted Lockboxes as have been notified by the Seller to the Administrative Agent and have been consented to by the Administrative Agent in accordance with Section 6.02(f) hereof).

     (g) Nature of Receivables.
         --------------------- Each Receivable is, or will be, an eligible asset within the meaning of Rule 3a-7 promulgated under the Investment Company Act of 1940, as amended from time to time, and, assuming that the Buyer has no business with the Seller other than the purchase of Receivables from the Seller from time to time as contemplated by this Agreement, a purchase by the Buyer of each Receivable with the proceeds of Commercial Paper would constitute a "current transaction" of the Buyer within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended from time to time.

     5.03.  Representations  and Warranties of Lexmark.
            ------------------------------------------  Lexmark, as initial
Servicer, and any successor Servicer by its appointment hereunder, represents and warrants to each Owner and the Administrative Agent on and as of the Closing Date and as of the date of each Incremental Purchase and each reinvestment Purchase, that:

     (a)  Corporate  Existence and Power.
          ------------------------------  The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has all corporate power and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted.

     (b) Due  Qualification.
         ------------------ The Servicer shall be duly qualified to do business as a foreign corporation in good standing, and shall have obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications.

     (c)  Corporate  and  Governmental  Authorization;   Contravention.
          ------------------------------------------------------------  The
execution, delivery and performance by the Servicer of this Agreement is within the Servicer's corporate powers, has been duly authorized by all necessary corporate action, requires no action by or in respect of, or filing with, any governmental body, agency or official, and does not contravene or violate, or constitute a default under, any provision of applicable law or to the best of Servicer's knowledge any order, rule, or regulation applicable to the Servicer or of the Articles of Incorporation or Bylaws of the Servicer or of any agreement of a material nature, judgment, injunction, order, decree or other instrument binding upon the Servicer, or result in the creation or imposition of any lien on assets of the Servicer or any of its Subsidiaries.

     (d) Binding  Effect.
         --------------- This Agreement constitutes the legal, valid and binding obligations of the Servicer, enforceable against the Servicer in accordance with its terms, subject to the effect of bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally.

     (e)  Accuracy  of  Information.
          -------------------------  The  information  with  respect to the
Receivables heretofore furnished by the Servicer to any Owner or the Administrative Agent for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Servicer to each Owner or the Administrative Agent will be, true and accurate in every material respect, on the date such information is stated or certified.

     (f) Actions, Suits.
         -------------- Except as set forth in Schedule M hereto, there are no actions, suits or proceedings pending, or to the knowledge of the Servicer threatened, against or affecting the Servicer or its Subsidiaries or their respective properties, in or before any court, arbitrator or other body, which
(i) may have a material adverse effect on the Servicer, any Owner, the Administrative Agent or any Receivable or the servicing thereof or (ii) asserts the invalidity of this Agreement or seeks to prevent the consummation of the transactions contemplated hereby.

     (g)  Credit and  Collection  Policy.
          ------------------------------  The  Servicer has complied in all material respects with the Credit and Collection Policy in regard to each Receivable and Related Security. The Servicer has not extended or modified the terms of any Receivable or the Related Security except in accordance with the Credit and Collection Policy.

     (h) No Servicer Default.
         ------------------- No Servicer Default has occurred on or before the date of the Initial Purchase.

     (i) ERISA.
         ----- If Lexmark is the Servicer, with respect to the Servicer and its ERISA Affiliates, there is: (i) no accumulated funding deficiency (within the meaning of ERISA and the Internal Revenue Code) with respect to any plan under Title IV of ERISA; (ii) no termination of any plan or trust which could result in any material liability to the PBGC; (iii) no "reportable event" (as that term is defined in ERISA, but excluding events as to which the provision of

30-day notice has been waived by the PBGC under Section 4043(a) of ERISA) which could reasonably be expected to constitute grounds for termination of any plan or trust by the PBGC; and (iv) no "prohibited transaction" (as that term is defined in Section 406 of ERISA and Section 4975 of the Internal Revenue Code) which could reasonably be expected to result in any material liability to the Servicer, but in the case of a Multiemployer Plan or a plan subject to Section 4063 of ERISA only in the event that the existence thereof in the aggregate could not reasonably be expected to result in a Material Adverse Effect.

     (j) Stock Ownership.
         --------------- Lexmark and any wholly-owned Subsidiary of Lexmark are the only Persons that have an ownership interest in the Seller.


                                   ARTICLE VI

                                    COVENANTS
                                    ---------

     6.01.  Affirmative  Covenants of the Seller and Lexmark.
            ------------------------------------------------ In addition to its other covenants contained herein or made pursuant hereto, each of the Seller and Lexmark (both as Servicer and in its individual capacity) covenants and agrees to each Owner and the Administrative Agent as follows:

     (a) Notice of Termination  Event.
         ---------------------------- Promptly upon becoming aware of any Termination Event, Potential Termination Event or Servicer Default, the Seller and Lexmark shall give the Administrative Agent notice thereof, together with a written statement of a Responsible Officer setting forth the details thereof and any action with respect thereto taken or contemplated to be taken by the Seller or Lexmark.

     (b) Notice of Material  Adverse  Change.
         -----------------------------------  Promptly upon becoming aware thereof, the Seller and Lexmark shall give the Administrative Agent notice of any material adverse change in the business, operations or financial condition of the Seller or Lexmark which reasonably could affect adversely the collectibility of a material part of the Receivables or the ability of Lexmark to service such Receivables. In order to verify compliance with this Section 6.01(b) and otherwise verify compliance with this Agreement, each of the Seller and Lexmark shall, unless the Administrative Agent shall otherwise consent in writing, furnish the following to the Administrative Agent:

          (i) as soon as practicable and in any event within 45 days following the close of each fiscal quarter, excluding the last fiscal quarter, of each Fiscal Year during the term of this Agreement, an unaudited consolidated balance sheet of the Seller or Lexmark, as the case may be, as at the end of such quarter and unaudited consolidated statements of income and cash flows of the Seller or Lexmark, as the case may be, for such quarter and for the Fiscal Year through such quarter, setting forth in comparative form the corresponding figures for the corresponding quarter of the preceding Fiscal Year, all in reasonable detail and certified by the chief financial officer or chief accounting officer of the Seller or Lexmark, as the case may be, subject to adjustments of the type which would occur as a result of a year-end audit, as having been prepared in accordance with GAAP;

          (ii) as soon as practicable and in any event within 90 days after the close of each Fiscal Year during the term of this Agreement, a consolidated balance sheet of the Seller or Lexmark, as the case may be, as at the close of such fiscal year and consolidated statements of income and cash flows of the Seller or Lexmark, as the case may be, for such Fiscal Year, setting forth in comparative form the corresponding figures for the preceding Fiscal Year, all in reasonable detail and certified by Coopers & Lybrand or other independent certified public accountants of nationally recognized standing, whose certificate or opinion accompanying such financial statements shall not contain any material qualification not satisfactory to the Administrative Agent; and

          (iii) together with the financial statements required in clauses (i) and (ii) above, a certificate of the chief financial officer or chief accounting officer of the Seller or Lexmark, as the case may be, stating that no Termination Event or Potential Termination Event exists, or if any Termination Event or Potential Termination Event exists, stating the nature and status thereof.

     (c)  Preservation  of  Corporate  Existence.
          --------------------------------------  Each of the  Seller  and
Lexmark shall preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified in good standing as a foreign corporation in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification would materially adversely affect (i) the interests of the Administrative Agent or any Owner hereunder or (ii) the ability of the Seller or the Servicer to perform their respective obligations under the Purchase Documents or under the Servicing Agreement.

     (d)  Compliance with Laws.
          -------------------- Each of the Seller and Lexmark shall comply in all material respects with all Laws applicable to the Seller and Lexmark, their respective businesses and properties, and all Receivables related to the Purchased Interest, other than Laws which would not affect the collectibility of the Receivables and the validity or applicability of which the Seller, the Servicer or Lexmark is contesting in good faith.

     (e)  Enforceability  of  Obligations.
          -------------------------------  Each of the Seller and  Lexmark
shall take such actions as are reasonable and within its power to ensure that, with respect to each Receivable, the obligation of any related Obligor to pay the unpaid balance of such Receivable in accordance with the terms of the related Contract remains legal, valid, binding and enforceable against such Obligor except as otherwise permitted by Section 4.06(b) hereof.

     (f) Books and Records.
         ----------------- Each of the Seller and Lexmark shall, to the extent practicable, maintain and implement administrative and operating procedures (including, without limitation, the ability to recreate Records evidencing the Receivables in the event of the destruction of the originals thereof), and keep and maintain all documents, books, Records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, Records adequate to permit the identification of all Related Security and Collections and adjustments to each existing Receivable).

     (g)  Fulfillment of  Obligations.
          --------------------------- Each of the Seller and Lexmark will duly observe and perform, or cause to be observed or performed, all material obligations and undertakings on its part to be observed and performed under or in connection with the Receivables, will duly observe and perform all material provisions, covenants and other promises required to be observed by it or by the Originator under the Contracts related to the Receivables, will do nothing to impair the rights, title and interest of the Administrative Agent or any Owner in and to the Purchased Interest (except pursuant to the Credit and Collection Policy) and will pay when due any taxes, including without limitation any sales tax, excise tax or other similar tax or charge, payable in connection with the Receivables and their creation and satisfaction.

     (h)  Customer List.
          ------------- Each of the Seller and Lexmark shall at all times maintain current information (which may be stored on magnetic tapes or disks) listing all Obligors under Contracts related to Receivables, including the name, address, telephone number and account number of each such Obligor. The Seller and Lexmark shall deliver or cause to be delivered a copy of such list to the Administrative Agent as soon as practicable following the Administrative Agent's request.

     (i) Copies of Reports, Filings, Opinions, etc. ----------------------------------------------- If any of the
securities of the Seller or Lexmark are registered under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the Seller and Lexmark, as the case may be, shall furnish to the Administrative Agent, as soon as practicable after the filing thereof, copies of all proxy statements, financial statements, reports and other communications which the Seller files with the Securities and Exchange Commission.


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

     (j) Litigation.
         ---------- As soon as possible, and in any event within 15 days of a Responsible Officer's knowledge thereof, each of the Seller and Lexmark shall give the Administrative Agent notice of the commencement of, or of a material threat of the commencement of, an action, suit or proceeding against the Seller or Lexmark before any Official Body in which there is a reasonable possibility of a decision which in the reasonable judgment of the Seller or Lexmark, as the case may be, could reasonably be expected to have a material adverse effect on the financial condition or results of operations of the Seller or Lexmark or impair the ability of the Seller or the Servicer to perform their respective obligations under this Agreement or under the Purchase Agreement.

     (k)  Total  Systems   Failure.
          ------------------------   Lexmark  shall  promptly  notify  the
Administrative Agent, S&P and Moody's of any total systems failure and shall advise the Administrative Agent, S&P and Moody's of the estimated time required to remedy such total systems failure and of the estimated date on which a Monthly Report can be delivered. Until a total systems failure is remedied, Lexmark (i) will furnish to the Administrative Agent such periodic status reports and other information relating to such total systems failure as the Administrative Agent may reasonably request and (ii) will promptly notify the Administrative Agent if Lexmark believes that such total systems failure cannot be remedied by the estimated date, which notice shall include a description of the circumstances which gave rise to such delay, the action proposed to be taken in response thereto, and a revised estimate of the date on which a Monthly Report can be delivered. Lexmark shall promptly notify the Administrative Agent, S&P and Moody's when a total systems failure has been remedied.

     (l)  Notice of  Relocation.
          ---------------------  The Seller shall give the  Administrative
Agent 45 days' prior written notice of any relocation of its Chief Executive Office if, as a result of such relocation, the applicable provisions of the UCC of any applicable jurisdiction or other applicable Laws would require the filing of any amendment of any previously filed financing statement or continuation statement or of any new financing statement. The Seller will at all times maintain its Chief Executive Office within a jurisdiction in the United States in which Article Nine of the UCC (1972 or later revision) is in effect as of the date hereof or the date of any such relocation.

     (m) Further Information.
         ------------------- Each of the Seller and Lexmark shall furnish or cause to be furnished to the Administrative Agent such other information with respect to the financial position or business of the Seller or Lexmark, as the case may be, or with respect to the Credit and Collection Policy, the Receivables, the Contracts, the Related Security or the Obligors, all as promptly as practicable and in such form and detail as the Administrative Agent may reasonably request.

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

     (n) Treatment of Purchase.
         --------------------- For accounting purposes, the Seller shall treat the Initial Purchase, each Incremental Purchase and each reinvestment Purchase made hereunder as a sale of a Purchased Interest in the underlying Receivables. The Seller shall also maintain its records and books of account in a manner which clearly reflects each such sale of a Purchased Interest to the Administrative Agent, for the benefit of the Owners, and the Owners' Investment therein.

     (o) Fees, Taxes and Expenses.
         ------------------------ Each of the Seller and Lexmark shall pay all filing fees, stamp taxes, other taxes (other than taxes imposed directly on the overall net income of the Owners) and expenses, including the fees and expenses set forth in Section 9.01 hereof, if any, which may be incurred on account of or arise out of this Agreement and the documents and transactions entered into pursuant to this Agreement.

     (p) Administrative and Operating Procedures. ---------------------------------------- Each of the Seller and
Lexmark shall maintain and implement administrative and operating procedures adequate to permit the identification of the Receivables and all collections and adjustments attributable thereto and shall comply in all material respects with the Credit and Collection Policy in regard to each Receivable and related Contract.

     (q) ERISA Events.
         ------------

          (i) Promptly upon becoming aware of the occurrence of any Event of Termination which together with all other Events of Termination occurring within the prior 12 months involve a payment of money by or a potential aggregate liability of Lexmark or any ERISA Affiliate or any combination of such entities in excess of $5,000,000, Lexmark shall give the Administrative Agent, S&P and Moody's a written notice specifying the nature thereof, what action the Seller, Lexmark or any ERISA Affiliate has taken and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto.

          (ii) Promptly upon receipt thereof, Lexmark shall furnish to the Administrative Agent copies of (i) all notices received by Lexmark or any ERISA Affiliate of the PBGC's intent to terminate any Plan or to have a trustee appointed to administer any Plan; (ii) all notices received by Lexmark or any ERISA Affiliate from the sponsor of a Multiemployer Plan pursuant to Section 4202 of ERISA involving a withdrawal liability in excess of $5,000,000; and (iii) all funding waiver requests filed by Lexmark or any ERISA Affiliate with the Internal Revenue Service with respect to any Plan, the accrued benefits of which exceed the present value of the plan assets as of the date the waiver request is filed by more than $5,000,000, and all communications received by Lexmark or any ERISA

     Affiliate from the Internal Revenue Service with respect to any such funding waiver request.

     (r)  Collections.
          ----------- Each of the Seller and Lexmark shall instruct all Obligors to cause all Collections to be mailed to a Permitted Lockbox or electronically transferred to a Lockbox Account.

     (s) Notice of Ratings Change.
         ------------------------- Lexmark shall promptly notify the Administrative Agent if Lexmark's commercial paper, long term debt securities or any other securities become rated by a nationally recognized rating agency or agencies and, in such event, Lexmark shall thereafter give the Administrative Agent prompt notice of any change in the ratings of Lexmark's commercial paper, long term debt securities or other securities by such rating agency or agencies.

     (t)  Insurance.
          --------- Each of the Seller and Lexmark shall keep insured by financially sound and reputable insurers all property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations.

     (u)  Support of Obligations.
          ---------------------- Lexmark shall take whatever actions are necessary to cause the Seller to fulfill all of its obligations to the Administrative Agent and the Owners hereunder.

     (v) Separate  Corporate  Existence.
         ------------------------------  Notwithstanding  that Seller is a
Subsidiary of Lexmark, each of the Seller and Lexmark shall:

               (i) Maintain in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and the Purchase Agreement and each other instrument or agreement necessary or appropriate to proper administration hereof and permit and effectuate the transactions contemplated hereby.

               (ii) Maintain its own deposit account or accounts, separate from those of any of its Affiliates, with commercial banking institutions. The funds of the Seller will not be diverted to any other Person or for other than the corporate use of the Seller and, except as may be expressly permitted by this Agreement, the funds of the Seller shall not be commingled with those of any of its Affiliates.


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

               (iii) To the extent that the Seller contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among the Seller and such entities for whose benefit the goods and services are provided, and the Seller and each such entity shall bear its fair share of such costs. All material transactions between the Seller and any of its Affiliates shall be only on an arm's-length basis.

                  (iv) Maintain a principal executive and administrative office through which its business is conducted and a telephone number separate from those of its stockholders and Affiliates.

                  (v) Conduct its affairs strictly in accordance with its Certificate of Incorporation and observe all necessary, appropriate and customary corporate formalities, including, but not limited to, holding all regular and special stockholders' and directors' meetings appropriate to authorize all corporate action, keeping separate and accurate minutes of such meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, intercompany transaction accounts. Regular stockholders' and directors' meetings shall be held at least annually.

                  (vi) Ensure that decisions with respect to its business and daily operations shall be independently made by the Seller (although the officer making any particular decision may also be an employee, officer or director of an Affiliate of the Seller) and shall not be dictated by an Affiliate of the Seller.

                  (vii) Act solely in its own corporate name and through its own authorized officers and agents, and no Affiliate of the Seller shall be appointed to act as its agent, except as expressly contemplated by this Agreement. The Seller shall at all times use its own stationery.

                  (viii) Ensure that no Affiliate of the Seller shall advance funds to the Seller, other than (i) capital contributions from Lexmark, made, in Lexmark's sole discretion, to enable the Seller to pay the purchase price of Receivables or (ii) as is otherwise provided herein or in the Purchase Agreement, and no Affiliate of the Seller will otherwise supply funds to, or guaranty debts of, the Seller; provided, however, that an Affiliate of the Seller may provide funds to the Seller in connection with the capitalization of the Seller, including the provision of capital necessary to assure that the Seller has "substantial assets" as described in Treasury Regulation Section 301.7701-2(d)(2).

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

                  (ix) Other than organizational expenses and as expressly provided herein, pay all expenses, indebtedness and other obligations incurred by it.

                  (x) With respect to Lexmark, not enter into any guaranty, or otherwise become liable, with respect to any obligation of the Seller.

                  (xi) Ensure that any financial reports required of the Seller shall comply with generally accepted accounting principles and shall be prepared separately from, but may be consolidated with, any reports prepared for any of its Affiliates.

                  (xii) Ensure that at all times it is adequately capitalized to engage in the transactions contemplated in its Certificate of Incorporation, the Purchase Documents and in the Seller's Officer's Certificate attached as Exhibit K to the Purchase Agreement.

     6.02.  Negative  Covenants of the Seller and Lexmark.
            ---------------------------------------------  Each of the Seller
and Lexmark (both as Servicer and in its individual capacity) covenants that it will not, without the prior written consent of the Administrative Agent (or the Majority Owners as may be specifically noted below):

     (a) Statement for and Treatment of the Sales. ----------------------------------------- Prepare any financial statements for financial accounting or reporting purposes which shall account for the transactions contemplated hereby in any manner other than as a sale of the Purchased Interest to the Administrative Agent, for the benefit of the Owners.

     (b) No Rescissions or Modifications.
         -------------------------------  Rescind or cancel any Receivable or related Contract or modify any terms or provisions thereof or grant any Dilution Factors to an Obligor, except in accordance with the Credit and
Collection Policy or otherwise with the prior written consent of the Administrative Agent.

     (c) No Liens.
         -------- Cause any of the Receivables or related Contracts, or any inventory or goods the sale of which may give rise to a Receivable, or any Permitted Lockbox or Lockbox Account or any right to receive any payments received therein or deposited thereto, to be sold, pledged, assigned or transferred or to be subject to a Lien, other than the sale and assignment of the Purchased Interest therein to the Administrative Agent, for the benefit of the Owners, the second priority Lien in favor of Morgan Guaranty Trust Company of New York, as security agent for the Credit Providers, described in the Amended and Restated Intercreditor Agreement, the Lien created in connection with the transactions contemplated by this Agreement and any Permitted Lien, without the prior written consent of the Majority Owners.

     (d) Consolidations, Mergers and Sales of Assets. -------------------------------------------- (i) Consolidate or
merge with or into any other Person or (ii) sell, lease or otherwise transfer all or substantially all of its assets to any other Person; provided that the Seller or Lexmark, as the case may be, may merge with another Person if (A) Lexmark, as the case may be, is the corporation surviving such merger and (B) immediately after and giving effect to such merger, no Termination Event or Potential Termination Event or Servicer Default shall have occurred and be continuing.

     (e) No Changes.
         ---------- Make or consent to any change in the character of its business or in the Credit and Collection Policy, which change would, in either case, impair the collectibility of any Receivable, or make any material change in the Credit and Collection Policy without prior written consent of the Administrative Agent, or change its name, identity or corporate structure in any manner which would make any financing statement or continuation statement filed in connection with this Agreement or the transactions contemplated hereby seriously misleading within the meaning of Section 9-402(7) of the UCC of any applicable jurisdiction or other applicable Laws unless it shall have given the Administrative Agent at least 30 days' prior written notice thereof and unless prior thereto it shall have caused such financing statement or continuation statement to be amended or a new financing statement to be filed such that such financing statement or continuation statement would not be seriously misleading.

     (f) Change in Payments or Deposits of Payments. ------------------------------------------ Add or terminate any
Person as a Permitted Lockbox Bank from those Persons listed in Exhibit N hereto, make or permit any change in the location of any Permitted Lockbox or the location or account number of any Lockbox Account, or make any change in the instructions to its Obligors regarding payments to be made to the Seller or Servicer or payments to be made to any Permitted Lockbox.

     (g)  ERISA  Matters.
          -------------- In the case of Lexmark, permit any event or condition which is described in any of clauses (i) through (iv), clause (vi) or clause (viii) of the definition of Event of Termination to occur or exist with respect to any Plan or Multiemployer Plan if such event or condition, together with all other events or conditions described in the definition of Event of Termination occurring within the prior 12 months involve the payment of money by or an incurrence of liability of Lexmark or any ERISA Affiliate in an amount in excess of $10,000,000.

     (h) No Guarantees.
         ------------- In the case of the Seller, except as provided in the Lexmark Credit Agreement, the Amended and Restated Intercreditor Agreement or that certain Note and Stock Purchase Agreement dated as of March 27, 1991 among Holdings, Lexmark and the Purchasers named therein, enter into any Guarantees, or otherwise become liable, with respect to any obligation of any of its Affiliates.

     6.03 Covenants of a Successor  Servicer.
          ---------------------------------- Each Person who succeeds Lexmark
(or a successor Servicer) as Servicer shall be deemed to make the covenants contained in Sections 6.01(a), (c)-(g), (j) and (k) and 6.02(b), (e) and (f).


                                   ARTICLE VII

                                   TERMINATION
                                   -----------

     7.01. Termination  Events.
           ------------------- A "Termination Event" shall mean the occurrence and continuance of one or more of the following events or conditions:

     (a) either the Seller shall fail to remit or fail to cause to be remitted to the Administrative Agent or any Owner on any day any Collections (other than deemed Collections described in Section 2.08(c) hereof) or Discount required to be remitted to the Administrative Agent or such Owner on such day and, with respect to failure to remit Discount, such failure shall continue for two Business Days after the date when such Discount became due; or

     (b) the Seller shall fail to deposit, or pay or fail to cause to be deposited or paid, when due any other amount due hereunder (including, without limitation, deemed Collections described in Section 2.08(c) hereof) and such failure shall continue for five Business Days after the date when such amount became due; or

     (c) any representation, warranty, certification or statement made by the Seller or Lexmark under this Agreement or in any agreement, certificate, report, appendix, schedule or document furnished by the Seller or Lexmark to any Owner or the Administrative Agent pursuant to or in connection with this Agreement shall prove to have been false or misleading in any respect material to this Agreement or the transactions contemplated hereby as of the time made or deemed made; or

     (d) the Seller or Lexmark shall fail to obtain the prior consent of the Buyer, the Majority Owners, each of the Owners or the Administrative Agent, as the case may be, to any action or provision as to which such consent is required by the terms of this Agreement and such failure shall continue for ten days after either (i) any Responsible Officer of the Seller or Lexmark, as the case may be, becomes aware thereof or (ii) notice thereof to such Person by the Administrative Agent or any Owner; provided, however, that for prior consent to such an action or provision not related to the Receivables, the Credit and

Collection Policy, the Collections or the Related Security, a Termination Event will not occur unless such consent shall not have been obtained twenty days after such consent was required to have been obtained by the terms of this Agreement; or

     (e) the Seller or Lexmark shall default or fail in the performance or observance of any other covenant, agreement or duty applicable to it contained herein and such default or failure shall continue for twenty days after either
(i) any Responsible Officer of the Seller, the Servicer or Lexmark becomes aware thereof or (ii) notice thereof to such Person by the Administrative Agent or any Owner; or

     (f) the Seller or Lexmark, as the case may be, shall fail to pay any Debt in excess of $25,000,000 of the Seller or Lexmark, as the case may be, or any interest or premium on such Debt, in either case, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other default under any agreement or instrument relating to any such Debt or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable or required to be prepaid (other than by a scheduled or required prepayment unrelated to the occurrence of a default under the agreement or instrument relating to such Debt) prior to the stated maturity thereof; or

     (g) the Default Ratio, computed for the immediately preceding month, shall exceed 6.0%; or the average of the Default Ratios for each of the three immediately preceding months, shall exceed 5.0%; or the Charge-Off Ratio, computed for the immediately preceding month, shall exceed 1.5%; or the sum of the Charge-Off Ratios, computed for each of the three immediately preceding months, shall exceed 2.0%; or the Dilution Ratio, computed for the immediately preceding month, shall exceed 25.0%; or the sum of the Dilution Ratios, computed for each of the three immediately preceding months shall exceed 40.0%; or the Delinquency Ratio, computed for the immediately preceding month, shall exceed 7.5%; or the sum of the Delinquency Ratios, computed for each of the three immediately preceding months shall exceed 15.0%; or

     (h) a Permitted Lockbox Bank shall default or fail in the performance or observance of any agreement or duty applicable to it in respect of the Permitted Lockbox or the Lockbox Servicing Instructions executed by the Seller or Servicer or the Seller shall default or fail in the performance or observance of any covenant, agreement or duty set forth in Section 4.08 hereof and such default or failure shall continue for two Business Days after notice thereof to such Permitted Lockbox Bank and within such period another Permitted Lockbox with another Permitted Lockbox Bank is not established by the Seller or Servicer, if so requested by the Administrative Agent; or

     (i) there shall have occurred any event which materially adversely affects the collectibility of a material amount of the Receivables; or

     (j) an Event of Bankruptcy shall occur with respect to the Seller or Lexmark; or

     (k)   if  the  Buyer's   Percentage   Interest   shall   exceed  100%
(notwithstanding the limitation set forth in the first sentence of the second paragraph of the definition of such term) and within five days thereafter the Seller has not made a repayment of Net Investment pursuant to Section 2.11(c) hereof sufficient to reduce the Buyer's Percentage Interest to less than or equal to 100%; or

     (l) 60 days following the date on which (i) the Securities and Exchange Commission, any banking regulatory authority or any other Official Body having jurisdiction over J.P. Morgan & Co. Incorporated ("JPM") or any of its subsidiaries, shall require the consolidation of the assets and liabilities of the Buyer on the balance sheet of JPM or any of its subsidiaries (including, without limitation, Morgan Guaranty Trust Company of New York) or shall require that capital be maintained with respect thereto under any capital requirements as if such assets were owned by JPM or any of its subsidiaries, (ii) the independent auditors for JPM shall have advised JPM or any of its subsidiaries in writing that in their opinion such consolidation is required by GAAP or applicable Law, rule or regulations, (iii) any Owner or JPM or any of its Subsidiaries or Affiliates shall determine that any arrangement or transaction contemplated by this Agreement, the Security Agreement or the Program Letter of Credit Reimbursement Agreement will impose a material adverse regulatory impact on such Person, including without limitation, any Transaction Cost described in
Section 9.02 hereof; or (iv) the Buyer shall determine that the Buyer is reasonably likely to be required to register as an investment company under the Investment Company Act of 1940, as amended.

     (m) Consolidated Tangible Net Worth of Lexmark Holding shall be less than (i) $180,000,000 from the date of this Amendment until December 31, 1995 and (ii) $180,000,000 plus 80% of the net income (if positive) reported in the audited annual consolidated financial statements of Lexmark Holding and its Consolidated Subsidiaries for the year ended December 31, 1995 and every year thereafter.

     (n) Adjusted Fixed Charge Coverage Ratio for each period of four consecutive fiscal quarters of Lexmark Holding ending (i) during the period from the Amendment Effective Date to and including December 30, 1995 shall be less than 1.60 to 1 and (ii) during any period set forth below (should the Expiration Date of this Amendment be changed to include such period) shall be less than the amount set forth below opposite such period:

========================== ---------------------------- ========================
   From and including          To and including                 Minimum Ratio
      December 31                 December 30
   ------------------            -------------
========================== ============================ ========================
        1995                         1996                       1.60 to 1
        1996                         1997                       1.70 to 1
     and thereafter                                             2.30 to 1
========================== ============================ =======================


     (o) A "Termination Event" under the Purchase Agreement shall occur and be continuing.

     (p) A Servicer Default shall occur and be continuing.

     7.02.  Consequences of a Termination Event.
            -----------------------------------

     (a)  If a  Termination  Event  specified in Section 7.01 hereof shall occur and be continuing, the Administrative Agent shall, at the request, or may with the consent of the Majority Owners, by notice to the Seller (a "Notice of
                                                                       ---------
Termination"),  terminate the  obligation of the Owners to purchase any interest
-----------
in any Receivables (including by reinvestment) hereunder and declare all outstanding Tranche Periods to be ended; provided that, in the case of a Termination Event under Section 7.01(j) hereof, such obligation of the Owners hereunder shall be automatically terminated without any action on the part of the Administrative Agent and all outstanding Tranche Periods shall be ended. Any such termination shall reduce the Maximum Net Investment in effect from time to time thereafter to the amount of the aggregate Net Investment at such time and the Administrative Agent, after consultation with each of the Owners may, pursuant to Section 2.06(c) hereof and in any case other than a termination due to a Termination Event described in Section 7.01(l) hereof, declare the Tranche Rates applicable to the Net Investment to be the Base Rate plus 1% per annum. The Administrative Agent shall give S&P, Moody's and each Owner prompt notice of the Administrative Agent's delivery of a Notice of Termination to the Seller; provided, however, that failure to give such notice shall not affect the effectiveness of, or the rights of the Owners resulting from the delivery of, such Notice of Termination.

     (b) Upon any termination of the Owners' obligations  pursuant to this
Section 7.02, the Owners and the Administrative Agent shall have, in addition to all rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and under other applicable Laws, which rights shall be cumulative.

     (c) The parties hereto acknowledge that this Agreement is, and is intended to be, a contract to extend financial accommodations to the Seller within the meaning of Section 365(e)(2)(B) of the Federal Bankruptcy Code (11 U.S.C. ss. 365(e)(2)(B)) (or any amended or successor provision thereof or any amended or successor code).


                                  ARTICLE VIII

                            THE ADMINISTRATIVE AGENT
                            ------------------------

     8.01.  Authorization and Action.
            ------------------------ Each Owner hereby accepts the appointment of and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers as are delegated to the Administrative
  Agent by the terms hereof, together with such powers as are reasonably incidental thereto. When requested to do so by the Majority Owners, the Administrative Agent shall take such action or refrain from taking such action as the Majority Owners direct under or in connection with or on any matter relating to the Seller, the Servicer, Lexmark, this Agreement or any of the other Purchase Documents. In the event of a conflict between a determination or calculation made by the Administrative Agent and a determination or calculation made by the Buyer or the Majority Owners, the determination or calculation of the Majority Owners shall control. Except for actions which the Administrative Agent is expressly required to take pursuant to this Agreement or the Asset Purchase Agreement, the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to applicable law unless the Administrative Agent shall receive further assurances to its satisfaction from the Owners of the indemnification obligations under Section 8.05 hereof against any and all liability and expense which may be incurred in taking or continuing to take such action. The Administrative Agent agrees to give to each Owner prompt notice of each notice and determination given to it by the Seller, the Servicer or Lexmark, or by it to the Seller, the Servicer or Lexmark, pursuant to the terms of this Agreement. Subject to Section 8.06 hereof, the appointment and authority of the Administrative Agent hereunder shall terminate at the later to occur of
(i) the payment to (a) each Owner of all amounts owing to such Owner hereunder and (b) the Administrative Agent of all amounts due hereunder and (ii) the Expiration Date.

     8.02.  UCC  Filings.
            ------------ The Owners, the Seller and the Servicer expressly recognize and agree that the Administrative Agent may be listed as the assignee or secured party of record on, and the Owners expressly authorize the Administrative Agent to execute on their behalf as their agent, the various UCC filings required to be made hereunder in order to perfect the sale of the Purchased Interest from the Seller to, the Administrative Agent, for the benefit of the Owners, that such listing and/or execution shall be for administrative convenience only in creating a record or nominee owner to take certain actions hereunder on behalf of the Owners or to execute UCC filings on behalf of the Owners and that such listing and/or execution will not affect in any way the status of the Owners as the beneficial owners of the Purchased Interest. In addition, such listing or execution shall impose no duties on the Administrative Agent other than those expressly and specifically undertaken in accordance with this Article VIII. In furtherance of the foregoing, the Buyer and each APA Purchaser shall be entitled to enforce their respective rights created under this Agreement without the need to conduct such enforcement through the Administrative Agent except as provided herein.

     8.03. Administrative Agent's Reliance, Etc. -------------------------------------- Neither the Administrative
Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them as Administrative Agent under or in connection with the Purchase Documents (including, without limitation, the Administrative Agent's servicing, administering or collecting Receivables as Servicer pursuant to Section 4.02 hereof), except for its or their own gross negligence or willful misconduct. Without limiting the foregoing, the Administrative Agent: (i) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to any Owner and shall not be responsible to any Owner for any statements, warranties or representations made by the Seller or Lexmark in connection with the Purchase Documents; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of the Purchase Documents on the part of the Seller or Lexmark or to inspect the property (including the books and records) of the Seller or Lexmark; (iv) shall not be responsible to any Owner for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of the Purchase Documents or any other instrument or document furnished pursuant thereto; and (v) shall incur no liability under or in respect of the Purchase Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telex) believed by it in good faith to be genuine and signed or sent by the proper party or parties.

     8.04. Administrative Agent and Affiliates. ------------------------------------- Morgan Guaranty Trust
Company of New York and its Affiliates may generally engage in any kind of business with the Seller, the Servicer, Lexmark or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of the Seller, the Servicer, Lexmark or any Obligor or any of their respective Affiliates, all as if Morgan Guaranty Trust Company of New York were not the Administrative Agent and without any duty to account therefor to the Owners.

     8.05.  Indemnification.
            --------------- Subject in the case of the Buyer to Section 9.21 hereof, each Owner severally agrees to indemnify the Administrative Agent (to the extent not reimbursed by the Seller or the Servicer), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of the Purchase Documents or any action taken or omitted by the Administrative Agent under the Purchase Documents; provided, that (i) an Owner shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting or arising from the Administrative Agent's gross negligence or willful misconduct and (ii) an Owner shall not be liable for any amount in respect of any compromise or settlement or any of the foregoing unless such compromise or settlement is approved by the Majority Owners. Without limitation of the generality of the foregoing, each Owner agrees to reimburse the Administrative Agent, promptly upon demand (to the extent not reimbursed by the Seller or the Servicer), for any reasonable out-of-pocket expenses (including reasonable counsel fees) incurred by the Administrative Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, the Purchase Documents, provided, that an Owner shall not be responsible for the costs and expenses of the Administrative Agent in defending itself against any claim alleging the gross negligence or willful misconduct of the Administrative Agent to the extent such gross negligence or willful misconduct is determined by a court of competent jurisdiction in a final and non-appealable decision.

     8.06. Successor  Administrative  Agent.
           -------------------------------- (a) The  Administrative  Agent may
resign at any time by giving sixty days' written notice thereof to the Owners, the Seller, the Servicer and Lexmark; provided that no such resignation shall be effective until the acceptance of a qualified successor
Administrative Agent as provided in this Section 8.06. Upon any such resignation, the Majority Owners shall have the right to appoint a successor Administrative Agent approved by the Seller (which approval will not be unreasonably withheld or delayed). If no successor Administrative Agent shall have been so appointed by the Majority Owners, and shall have accepted such appointment, within sixty days after the retiring Administrative Agent's giving of notice or resignation, then the retiring Administrative Agent may, on behalf of the Owners, appoint a successor Administrative Agent approved by the Seller and Lexmark (which approval will not be unreasonably withheld or delayed), which successor Administrative Agent shall be (a) either (i) a commercial bank having a combined capital and surplus of at least $250,000,000, (ii) an Affiliate of such bank, or (iii) an Affiliate of JPM and (b) experienced in the types of transactions contemplated by this Agreement. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under the Purchase Documents. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.


                                   ARTICLE IX

                                  MISCELLANEOUS
                                  -------------

     9.01. Expenses.
           -------- Each of Lexmark and the Seller agrees, jointly and severally upon receipt of a written invoice, to pay or cause to be paid, and to save each Owner, the Administrative Agent and the Referral Agent harmless against liability for the payment of, all reasonable out-of-pocket expenses (including, without limitation, attorneys', accountant's and other third parties' fees and expenses (including the allocated costs of internal counsel), any filing fees and expenses incurred by officers or employees of each Owner, the Administrative Agent and the Referral Agent, but excluding salaries and similar overhead costs of each Owner, the Administrative Agent and the Referral Agent which are incurred notwithstanding the execution and performance of this Agreement) incurred by or on behalf of any Owner, the Administrative Agent and the Referral Agent (i) in connection with the negotiation, execution, delivery and preparation of the Purchase Documents and the transactions contemplated by or undertaken pursuant to or in connection herewith or therewith (including, without limitation, the perfection or protection of the Purchased Interest in the Receivables) and (ii) from time to time (a) relating to any requested amendments, waivers or consents under the Purchase Documents, (b) arising in connection with the Owners' or the Administrative Agent's or their enforcement or preservation of their respective rights (including, without limitation, the perfection and protection of the Purchased Interest in the Receivables) under the Purchase Documents, or (c) arising in connection with any audit, dispute, disagreement, litigation or preparation for litigation involving the Purchase Documents, which, including all amounts payable under Section 9.02 hereof, shall be referred to in this Agreement as "Transaction Costs".
                                     -----------------

     9.02. Indemnity for Taxes, Reserves and Expenses.
           ------------------------------------------

     (a) If after the date hereof, the adoption of any Law or bank regulatory guideline or any amendment or change in the interpretation of any existing or future Law or bank regulatory guideline by any Official Body charged with the administration, interpretation or application thereof, or the compliance with any directive of any Official Body (in the case of any bank regulatory guideline, whether or not having the force of Law):

          (i) shall subject any Affected Party and any permitted assigns (collectively, the "Indemnified Parties") to any cost, liability, tax, duty or other charge with respect to the Purchase Documents, the Purchased Interest, the Receivables or payments of amounts due thereunder, or shall change the basis of taxation of payments to any Indemnified Party of amounts payable in respect of the Purchase Documents, the Purchased Interest, the Receivables or payments of amounts due thereunder or its obligation to advance funds in respect of the Purchase Documents, the Purchased Interest or the Receivables (except for changes in the rate of general corporate, franchise, net income or other income tax imposed on such Indemnified Party by the jurisdiction in which such Indemnified Party's principal executive office is located); or

          (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Indemnified Party or shall impose on any Indemnified Party or on the United States market for certificates of deposit or the London interbank market any other condition affecting the Purchase Documents, the Purchased Interest, the Receivables or payments of amounts due thereunder or its obligation to advance funds in respect of the Purchase Documents, the Purchased Interest or the Receivables; or

          (iii) imposes  upon  any  Indemnified   Party  any  other  expense
     (including, without limitation, reasonable attorneys' fees and expenses, and expenses of litigation or preparation therefor in contesting any of the foregoing) with respect to the Purchase Documents, the Purchased Interest, the Receivables or payments of amounts due thereunder or its obligation to advance funds in respect of the Purchase Documents, the Purchased Interest or the Receivables;

and the result of any of the foregoing is to increase the cost to such Indemnified Party with respect to the Purchase Documents, the Purchased
Interest, the Receivables, the obligations thereunder, the funding of any purchases thereunder, under the Asset Purchase Agreement, the APA Credit

Agreement or the Program Letter of Credit Reimbursement Agreement, by an amount deemed by such Indemnified Party to be material, then, within 10 days after demand by any Owner, the Administrative Agent or other Indemnified Party, the Seller and Lexmark hereby jointly and severally agree to pay or cause to be paid to such Owner, the Administrative Agent or such other Indemnified Party such additional amount or amounts as will compensate such Indemnified Party for such increased cost.

     (b) If any Indemnified Party shall have determined that, after the date hereof, the adoption of any applicable Law or bank regulatory guideline regarding capital adequacy, or any change therein, or any change in the interpretation thereof by any Official Body, or any directive regarding capital adequacy (in the case of any bank regulatory guideline, whether or not having the force of law) of any such Official Body, has or would have the effect of reducing the rate of return on capital of such Indemnified Party (or its parent) as a consequence of such Indemnified Party's obligations hereunder or with respect hereto to a level below that which such Indemnified Party (or its parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Indemnified Party to be material, then from time to time, within 10 days after demand by any Owner or the Administrative Agent, the Seller and Lexmark hereby jointly and severally agree to pay to such Indemnified Party such additional amount or amounts as will compensate such Indemnified Party (or its parent) for such reduction.

     (c) Each Owner and the Administrative Agent will promptly notify the Seller and Lexmark of any event of which it has knowledge, occurring after the date hereof, which will entitle an Indemnified Party to compensation pursuant to this Section 9.02. A notice by any Owner, or the Administrative Agent on behalf of an Owner, claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, any Owner may use any reasonable averaging and attributing methods.

     9.03. Indemnity.
           ---------

     (a) The Seller and Lexmark, jointly and severally, agree to indemnify, defend and save harmless each Owner, the Administrative Agent, their directors, officers, shareholders, employees, agents and each legal entity, if any, who controls any Owner or the Administrative Agent, other than for the indemnitee's own gross negligence or willful misconduct, forthwith on demand, from and against any and all losses, claims, damages, liabilities, costs and expenses (including, without limitation, all reasonable attorneys' fees and expenses (including the allocated costs of internal counsel), expenses incurred by their respective credit recovery groups (or any successors thereto) and expenses of settlement, litigation or preparation therefor) which any Owner or the Administrative Agent may incur or which may be asserted against any Owner or the Administrative Agent by any Person (including, without limitation, any Obligor or any other Person whether on its own behalf or derivatively on behalf of the Seller or the Originator) arising from or incurred in connection with (i) any breach of a representation, warranty or covenant by the Seller or Lexmark made or deemed made hereunder or under the other Purchase Documents or in connection herewith or therewith or the transactions contemplated hereby or thereby or any statements made by any Responsible Officer of the Seller or Lexmark in connection herewith or therewith or the transactions contemplated hereby or thereby which shall have been incorrect in any material respect when made, (ii) any action taken or, if the Seller or Lexmark is otherwise obligated to take action, failed to be taken, by the Seller or Lexmark with respect to the Purchased Interest or any of its obligations hereunder or under the other Purchase Documents, including, without limitation, the Seller's or Lexmark's failure, as the case may be, to comply with an applicable Law or regulation,
(iii) any failure to vest and maintain vested in the Administrative Agent, for the benefit of the Owners, an undivided ownership interest in the Receivables included in the Purchased Interest, free and clear of any Lien (other than (x) the Lien arising in connection with this Agreement, (y) the second priority Lien in favor of Morgan Guaranty Trust Company of New York, as security agent for the Credit Providers, described in the Amended and Restated Intercreditor Agreement and (z) any Permitted Lien) or other adverse claim, whether existing at the time of Purchase of such Receivables or at any time thereafter, (iv) any failure to pay when due any taxes, including without limitation any sales tax, excise tax or other similar tax or charge payable in connection with the Receivables and their creation or satisfaction, (v) any products liability claim or claim of infringement of proprietary rights, in any such case, arising out of or which relates to the Purchased Interest in the Receivables or the related Contracts,
(vi) any dispute, suit, action, claim, proceeding or governmental investigation, pending or threatened, whether based on statute, regulation or order, on tort, on contract or otherwise, before any Official Body which arises out of or relates to the obligations of such Person under or with respect to the Contracts, (vii) any reductions in the amount of a Purchased Receivable the

Obligor of which is a Government Obligor, and the Related Security and Collections with respect thereto, as the result of appropriation or other authorized funding by the applicable governmental entity, or the lack of such appropriation or funding, or the inability to collect any amount from a Government Obligor due to the operation of any applicable statute or otherwise, or (viii) the existence of any provision in any Contract that may (x) require the related Obligor to consent to the transfer, sale or assignment of the rights of the Seller or the Originator under such Contracts other than the right of the Originator to sell, distribute or otherwise provide goods or services to such Obligor, or (y) restrict the ability of the Administrative Agent or an Owner to exercise its rights under this Agreement, including without limitation, its right to review such Contract.

     (b)  Promptly  upon  receipt  by any  indemnified  party  under this
Section 9.03 of notice of the commencement of any suit, action, claim, proceeding or governmental investigation against such indemnified party, such indemnified party shall, if a claim in respect thereof is to be made against the Seller and Lexmark hereunder, notify the Seller and Lexmark in writing of the commencement thereof. The Seller and Lexmark may participate in and assume the defense of any such suit, action, claim, proceeding or investigation at its expense, and no settlement thereof shall be made without the approval of the Seller and Lexmark and the indemnified party. The approval of the Seller and Lexmark will not be unreasonably withheld or delayed. After notice from the Seller or Lexmark to the indemnified party of its intention to assume the defense thereof with counsel reasonably satisfactory to the Administrative Agent and the Majority Owners, and so long as the Seller or Lexmark so assumes the defense thereof in a manner reasonably satisfactory to the Administrative Agent and the Majority Owners, the Seller and Lexmark shall not be liable for any legal expenses of counsel unless there shall be a conflict between the interests of the Seller or Lexmark and the indemnified party.

     9.04. Holidays.
           -------- Except as may be provided in this Agreement to the contrary, if any payment due hereunder shall be due on a day which is not a Business Day, such payment shall instead be due the next succeeding Business Day.

     9.05.  Records.
            ------- All amounts calculated or due hereunder shall be determined from the records of the Administrative Agent, which determinations shall be conclusive absent manifest error.

     9.06.  Amendments  and  Waivers.
            ------------------------  The Buyer,  the Administrative  Agent,
the Seller, the Servicer and Lexmark may from time to time, with the consent, if required pursuant to this Agreement or the Asset Purchase Agreement, of the APA Purchasers, enter into agreements amending, modifying or supplementing this Agreement, and the Buyer, with the consent, if required pursuant to this Agreement or the Asset Purchase Agreement, of the Majority Owners, in its or their sole discretion, may from time to time grant waivers of the provisions of this Agreement or consents to a departure from the due performance of the obligations of the Seller, the Servicer or Lexmark under this Agreement. Any such agreement, waiver or consent must be in writing and shall be effective only to the extent specifically set forth in such writing.
Any waiver of any provision hereof, and any consent to a departure by the Seller, the Servicer or Lexmark from any of the terms of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given and if such amendment, waiver or departure would have a material adverse effect on the rights or obligations of the APA Agent, the Collateral Agent or the Program LOC Bank, such amendment, departure or waiver shall not be effective until consented to by the Affected Party, provided, that, if any such amendment would have a material effect on the rights or obligations of the parties hereto (including without limitation an amendment that increases the Maximum Net Investment, but excluding an amendment which extends the Expiration
Date), such amendment shall not be effective without prior written confirmation from S&P and Moody's that such amendment would not result in the reduction or withdrawal of its then current rating of the Commercial Paper. The Administrative Agent shall give S&P and Moody's prompt notice of any such waiver and of the occurrence of any of the events described in Sections 2.11, 4.07, 4.08(a), 6.02(c), 6.02(d), 6.02(e) and 7.01 hereof.

     9.07.  Term of Agreement.
            -----------------   This Agreement shall terminate following the
Expiration Date when the Net Investment has been reduced to zero and all Discount and all other Aggregate Unpaids have been paid in full; provided, however, that (i) the rights and remedies of the Owners and the Administrative Agent with respect to any representation and warranty made or deemed to be made by the Seller or Lexmark pursuant to this Agreement, (ii) the indemnification and payment provisions set forth in Sections 9.01, 9.02 and 9.03 hereof and (iii) the agreement set forth in Section 9.20 hereof shall be continuing and shall survive any termination of this Agreement.

     9.08. No Implied Waiver; Cumulative Remedies. -------------------------------------- No course of dealing and no delay or failure of any Owner or the Administrative Agent in exercising any right, power or privilege under the Purchase Documents shall affect any other or future exercise thereof or the exercise of any other right, power or privilege; nor shall any single or partial exercise of any such
right,   power  or  privilege  or  any  abandonment  or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Owners under the Purchase Documents are cumulative and not exclusive of any rights or remedies which any Owner would otherwise have.

     9.09. No Discharge.
           ------------ Except as otherwise specified in this Agreement with respect to Servicer in connection with a Complete Servicing Transfer, the obligations of the Seller, the Servicer and Lexmark under the Purchase Documents shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by (a) any exercise or nonexercise of any right, remedy, power or privilege under or in respect of the Purchase Documents or applicable Law, including, without limitation, any failure to set-off or release in whole or in part by any Owner of any balance of any deposit account or credit on its books in favor of the Seller, the Servicer or Lexmark or any waiver, consent, extension, indulgence or other action or inaction in respect of any thereof, or (b) any other act or thing or omission or delay to do any other act or thing which would operate as a discharge of the Seller, the Servicer or Lexmark as a matter of Law.

     9.10. Notices.
           ------- All notices under Section 7.02 hereof shall be given to the Seller, the Servicer and Lexmark by telephone or facsimile, confirmed by first-class mail, first-class express mail or courier, in all cases with charges prepaid. All other notices, requests, demands, directions and other communications (collectively "notices") under the provisions of this Agreement shall be in writing (including telexed or facsimile communication) unless otherwise expressly permitted hereunder and shall be sent by first-class mail, first-class express mail, or by telex or facsimile with confirmation in writing mailed first-class mail, in all cases with charges prepaid. Any such properly given notice shall be effective when received. All notices shall be sent to the applicable party at the Office stated on the signature page hereof or in accordance with the last unrevoked written direction from such party to the other parties hereto.

     9.11.  Severability.
            ------------  The  provisions  of this  Agreement are intended to be  severable.  If any  provision  of this  Agreement  shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction,  be ineffective to the extent of such invalidity
or   unenforceability   without  in  any  manner   affecting   the  validity  or
enforceability of such provision in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

     9.12. Governing Law; Submission to Jurisdiction. ----------------------------------------- THIS AGREEMENT SHALL BE
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Each of the Seller, the Servicer and Lexmark hereby submits to the nonexclusive jurisdiction of the courts of the State of New York and the courts of the United States located in the State of New York for the purpose of adjudicating any claim or controversy arising in connection with any of the Purchase Documents or any of the transactions contemplated thereby, and for such purpose, to the extent it may lawfully do so, waives any objection which it may now or hereafter have to such jurisdiction or to venue therein and any claim of inconvenient forum with respect thereto. Nothing in this
Section 9.12 shall affect the right of any Owner or the Administrative Agent to bring any action or proceeding against the Seller, the Servicer or Lexmark or its property in the courts of other jurisdictions.

     9.13. Prior Understandings.
           -------------------- This Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and supersedes all prior understandings and agreements, whether written or oral.

     9.14. Survival.
           -------- All representations and warranties of the Seller, the Servicer and Lexmark contained herein or made in connection herewith shall survive the making thereof, and shall not be waived by the execution and delivery of this Agreement, any investigation by the Buyer, any APA Purchaser or the Administrative Agent, the purchase, repurchase or payment of any Purchased Interest in any Receivable, or any other event or condition whatsoever (other than a written waiver complying with Section 9.06 hereof). The covenants and agreements contained in or given pursuant to this Agreement (including, without limitation, those contained in Articles IV and VI hereof) shall continue in full force and effect until the termination of the obligation to make Purchases hereunder, the reduction of the Net Investment to zero and the payment in full of all Discount and all other Aggregate Unpaids.

     9.15.  Counterparts.
            ------------ This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

     9.16.  Set-Off.
            ------- In case a Termination Event shall occur and be continuing, each Owner and, to the fullest extent permitted by Law, the holder of any assignment of the Buyer's rights hereunder pursuant to the Security Agreement, shall each have the right, in addition to all other rights and remedies available to it, without notice to the Seller or Lexmark, as the case may be, to set-off against and to appropriate and apply to any amount owing by the Seller or Lexmark, as the case may be, hereunder which has become due and payable, any debt owing to, and any other funds held in any manner for the account of, the Seller or Lexmark, as the case may be, by an Owner or by any holder of any assignment, including, without limitation, all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by the Seller or Lexmark, as the case may be, with an Owner or the Collateral Agent under the Security Agreement. Such right shall exist whether or not such debt owing to, or funds held for the account of, the Seller or Lexmark, as the case may be, is or are matured other than by operation of this Section 9.16 and regardless of the existence or adequacy of any collateral, guaranty or any other security, right or remedy available to any Owner or any holder. Nothing in this Agreement shall be deemed a waiver or prohibition or restriction of any Owner's or any holder's rights of set-off or other rights under applicable Law.

     9.17. Successors and Assigns.
           ---------------------- This Agreement shall be binding on the parties hereto and their respective successors and assigns; provided, however, that neither the Seller, the Servicer nor Lexmark may assign any of its rights or delegate any of its duties hereunder without the prior written consent of the Majority Owners (except, in the case of Servicer, pursuant to a Complete Servicing Transfer). No provision of this Agreement shall in any manner restrict the ability of an Owner to assign, participate, grant security interests in, or otherwise transfer any portion of the Purchased Interest owned by such Owner; provided, however, that no such assignment may be made to any Person that is not an Eligible Assignee. Notwithstanding the foregoing, the Asset Purchase Agreement shall govern the ability of an APA Purchaser to assign, participate, or otherwise transfer any portion of the Purchased Interest owned by such APA Purchaser. Each of the Seller, the Servicer and Lexmark hereby agrees and consents to the complete assignment by the Owners of all of their respective rights under, interest in, title to and obligations under the Purchase Documents to the Collateral Agent.

     9.18. Confidentiality.
           ---------------  The Buyer, the Administrative Agent, each  Owner and each APA  Purchaser  shall  keep  confidential  any  information provided
by  the  Seller,   Servicer  or  Lexmark  and  clearly  identified  as
confidential, provided that nothing herein shall prevent the Buyer, the Administrative Agent, each Owner and each APA Purchaser from disclosing such information (i) to its officers, directors, employees, agents, attorneys and accountants who have a need to know such information in accordance with customary banking or financial practices and who receive such information having been made subject to the restrictions set forth in this Section, (ii) upon the order of a court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over such party, (iv) which has become publicly available without breach of any agreement between the parties hereto, (v) as necessary for the exercise of any remedy hereunder, "(vi) subject to provisions similar to those contained in this Section, to any Eligible Assignee, any commercial paper dealer providing funding to the Buyer, any APA Lending Bank, and any other institution that provides liquidity or enhancement for the Buyer or", (vii) any nationally recognized rating agency.

     9.19. Payments Set Aside.
           ------------------ To the extent that the Seller, the Servicer, Lexmark or any Obligor makes a payment to an Owner or an Owner exercises its rights of set-off and such payment or set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by, or is required to be refunded, rescinded, returned, repaid or otherwise restored to the Seller, the Servicer, Lexmark, such Obligor, a trustee, a receiver or any other Person under any Law, including, without limitation, any bankruptcy law, any state or federal law, common law or equitable cause, the obligation or part thereof originally intended to be satisfied shall, to the extent of any such restoration, be reinstated, revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred. The provisions of this
Section 9.19 shall survive the termination of this Agreement.

     9.20. No Petition.
           ----------- Each of Lexmark, the Seller and the Servicer agrees that, prior to the date which is one year and five days after the date upon which all obligations of the Seller to the Buyer hereunder are paid in full and all outstanding Commercial Paper and other indebtedness of the Buyer are paid in full, it will not institute against, or join any other Person in instituting against, the Buyer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other similar proceeding under the laws of the United States or any state of the United States.

     9.21.  No  Recourse.
            ------------ The obligations of the Buyer under this Agreement are solely the corporate obligations of the Buyer. Notwithstanding anything to the contrary contained herein, all obligations of the Buyer shall be payable by the Buyer only to the extent of assets available therefore and, to the extent assets are not available or are insufficient for the payment thereof, shall not constitute a claim against the Buyer. No recourse shall be had for the payment of any amount owing in respect of this Agreement or for the payment of any fee hereunder or for any other obligation or claim arising out of or based upon this Agreement against Merrill, Goldman, any Affected Party, the Referral Agent or the Administrative Agent, any Affiliate of any of the foregoing, or any stockholder, employee, officer, director, incorporator or beneficial owner of any of the foregoing. For purposes of this paragraph, the term "Merrill" shall mean and include Merrill and all Affiliates thereof and any stockholder, employee, officer, director, incorporator or beneficial owner of any of them and, the term "Goldman" shall mean and include Goldman and all Affiliates thereof and any stockholder, employee, officer, director, incorporator or beneficial owner of any of them; provided, however, that the Buyer shall not be considered to be an Affiliate of Merrill, Goldman, the Referral Agent, any Affected Party or the Administrative Agent for the purposes of this Section.

                  IN  WITNESS  WHEREOF,   the  parties  hereto,  by  their  duly
authorized signatories, have executed and delivered this Agreement as of the date first above written.


                                       DELAWARE FUNDING CORPORATION


                                       by:  Morgan Guaranty Trust Company of
                                            New York, as attorney-in-fact for
                                            Delaware Funding Corporation

                                                   Robert S. Jones
                                            by:  ------------------------------
                                                   Authorized Signatory

                                                   Vice President
                                                 ------------------------------
                                                          Title

Address for Notices:                        Delaware Funding Corporation
                                            c/o J H Holdings Corporation
                                            Ropes & Gray
                                            One International Place
                                            Boston, MA  02110-2464
                                            Attention:  David Donaldson
                                            Tel. No.:  (617) 951-7000
                                            FAX:  (617) 951-7050

With a copy to
the Referral Agent:                         Morgan Guaranty Trust Company of
                                              New York
                                            500 Stanton Christiana Road
                                            Newark, Delaware  19713-2107
                                            Attention:  Asset Finance
                                                        Group
                                            Tel. No.:  (302) 634-5492
                                            FAX:  (302) 634-5490

Address for Funds Transfer:                 Morgan Guaranty Trust Company
                                              of New York
                                            ABA No. 021-000-238
                                            for further credit to:
                                              Delaware Funding Corporation
                                               (DFC)
                                            Account #600-28-005
                                            Reference:  Lexmark Receivables
                                                        Corporation


                   [Receivables Purchase Agreement Signature Page]

                                           MORGAN GUARANTY TRUST COMPANY OF NEW
                                             YORK, as Administrative Agent

                                                  Robert S. Jones
                                           by: ---------------------------
                                                  Authorized Signatory

                                                   Vice President
                                               ---------------------------
                                                          Title

Address for Notices:                       Morgan Guaranty Trust Company
                                             of New York
                                           500 Stanton Christiana Road
                                           Newark, Delaware  19713-2107
                                           Attention:  Asset Finance
                                                       Group
                                           Tel. No.:          (302) 634-5492
                                           FAX:  (302) 634-5490

Address for Funds Transfer:                Morgan Guaranty Trust Company
                                             of New York
                                           ABA No. 021 11 00 238
                                           for further credit to:
                                             Delaware Funding Corporation (DFC)
                                           Account #600-28-005
                                           Reference: Lexmark Receivables
                                                      Corporation

                                           LEXMARK RECEIVABLES CORPORATION

                                                  Gary E. Morin
                                           by: -----------------------------
                                                  Authorized Signatory

                                                  President
                                               -----------------------------
                                                          Title

Address for Notices:                       Lexmark Receivables Corporation
                                           1325 Airmotive Way, Suite 130
                                           Reno, Nevada  89502
                                           Attention:  Ms. Janice C. George
                                           Tel. No.:  (702) 322-2221
                                           FAX:  (702) 322-8808

With a copy to:                            Lexmark International, Inc.
                                           740 New Circle Road, Building 1
                                              Dept. 857
                                           Lexington, Kentucky 40550
                                           Attention:  Richard A. Pelini
                                           Tel. No.:  (606) 232-7449
                                           FAX:  (606) 232-5137


                       [Receivables Purchase Agreement Signature Page]

Address for Funds Transfer:                 Morgan Guaranty Trust Company
                                              of New York
                                            60 Wall Street
                                            New York, NY 10260
                                            ABN No. 021 11 00 238
                                            for credit to: Lexmark
                                               International, Inc.,
                                            Account No. 001 23 842

                                            LEXMARK INTERNATIONAL, INC.

                                                   Gary E. Morin
                                            by: ----------------------------
                                                    Authorized Signatory

                                                  Vice President & CFO
                                                -----------------------------
                                                          Title

Address for Notices:                        Lexmark International, Inc.
                                            740 New Circle Road NW
                                            Building 1, Dept. 857
                                            Lexington, KY  40550
                                            Attention:  Richard A. Pelini
                                            Tel. No.:  (606) 232-7449
                                            FAX:  (606) 232-5137

With a copy to:                             Vincent J. Cole, Esq.
                                            Lexmark International, Inc.
                                            740 New Circle Road NW
                                            Building 4, Dept. 742
                                            Lexington, KY  40550


                                            Bank of America
                                            300 South Fourth Street
                                            Suite 500
                                            Las Vegas, NV  89193-8600
                                            ABN No. 122400724
                                            for credit to:  Lexmark Receivables
                                              Corporation
                                            Account No. 990117772



                 [Receivables Purchase Agreement Signature Page]

                                                                       EXHIBIT A
                                                                              to
                                                            Receivables Purchase
                                                                       Agreement

                          Credit and Collection Policy



                             [On file with Buyer]

                                                                       EXHIBIT B
                                                                             to
                                                           Receivables Purchase
                                                                      Agreement



                      Description of Qualifying Receivables

     Each and every Receivable (as that term is defined in the Receivables Purchase Agreement to which this exhibit is attached), whether now existing or hereafter arising and wherever located, (a) arising in connection with the sale of goods or the rendering of services in the ordinary course of business by Lexmark International, Inc., or (b) arising in connection with the sale to IBM Credit Corporation or another similar institution providing credit to an Obligor (provided such institution, as an Obligor, satisfies any of the definitions of Group A Obligor, Group B Obligor, Group C Obligor or Group D Obligor) of the original indebtedness incurred by an Obligor to Lexmark International, Inc. in connection with such a sale of goods or the rendering of such services, the Obligor of which is either (i) a Person organized under the laws of the United States or any state thereof that maintains its principal place of business in the United States or (ii) a Government Obligor.

                                                                       EXHIBIT C
                                                                              to
                                                            Receivables Purchase
                                                                       Agreement


Lexmark Receivables Corporation
1325 Airmotive Way, Suite 130
Reno, Nevada 89502
(702) 322-2221
Fax:  (702) 322-8808




                    Purchase Notice for Incremental Purchase

                     Proposed Closing Date for Inc 08/09/97


A.   Net Investment prior to Purchase Notice             $0

B.   Purchase Price (Net Investment)
     of Incremental Purchase                             $0

C.   Net Investment after giving effect
     to Item B (Item A + Item B)                         $0  (1)

D.   Deferred Purchase Price after giving effect
     to Item B (Schedule II, Item E)                     $0

E.   Investment (Item C + Item D)                        $0

F.   Investment Percentage ((Item E) divided by
     (Schedule 1, Item E))                              0.00%  (2)

G.   Net Investment Percentage ((Item C) divided by
     (Schedule 1, Item E))                              0.00%


The above information and calculations and the information and c forth on the attached Schedules are true and accurate pursuant t Receivables Purchase Agreement dated as of March 31, 1997 among Receivables Corporation., as Seller, Delaware Funding Corporation Morgan Guaranty Trust Company of New York, as Administrative Age

                                LEXMARK RECEIVABLES CORP.
                                as Seller

                                By  -----------------------
                                      Responsible Officer

Date of Notice



(1) The Net Investment cannot exceed the Maximum Net Investment (2) The Investment Percentage cannot exceed 100%.

(2)  The Investment Percentage cannot exceed 100%

                                   Schedule I

                     Calculation of Net Receivables Balance

A.   Outstanding Balances of Receivables (without deduction         $0
     for sales and other taxes) as of the date of the Purchase
     Notice

B.   Deductions:  Outstanding Balances of

     Defaulted  Receivables  (including  Receivables more than 60 days past due, except for those portions of such Receivable that are the subject of a good faith Dispute with the Oblig as to the amount due on the related
     Contract)                                           $0

     Receivables of Affiliates of the Seller             $0

    (Receivables of Excluded Obligors                    $0

    (Receivables owed by an Obligor more than 25% of whose Outstanding Balances are more than 60 days past due, except that portion of such Obligor's Outstanding Balances that constitute Dilution Factors $0

     Sales taxes or other similar taxes or charges owing
     in respect of Receivables                           $0

    (Receivables which otherwise are not Eligible
     Receivables                                         $0

     Total Deductions                                    $0

C.   Outstanding Balances of Eligible Receivables
     (Item A - Item B)                                   $0

D.   Other Deductions

     Outstanding Balances of Receivables of A-1/P-1 Rated Obligors, and A-1/P-1 Rated Obligors and their Affiliates in excess of 10% of Item C $0

    (Outstanding Balances of Receivables of A-2/P-2 Rated Obligors,  and A-2/P-2
     Rated Obligors and their Affiliates in excess of 5.0% of Item C $0

    (Outstanding Balances of Receivables of A-3/P-3 Rated Obligors,  and A-3/P-3
     Rated Obligors and their Affiliates in excess of 3.33% of Item C $0

    (Outstanding Balances of Receivables of Non-Rated
     Obligors, and Non-Rated Obligors and their Affiliates
     in excess of 2.5% of Item C                         $0

E.   Net Receivables Balance
     (Item C - Item D(I) - Item D(II) - Item D(III       $0

                                  Schedule II

                     Calculation of Deferred Purchase Price

A.   Loss Percentage

     Minimum Loss Percentage                           0.00%

     Default Reserve = 2.00 x a x b                    0.00%

     a= The highest average of the Default Ratios for any
     three consecutive months that occurred during the prior
     twelve consecutive calendar months.               0.00%

     b= The sum of (x) weighted average maximum payment
     terms in months and (y) 2.  (Rounded to nearest        0

     Loss Percentage = greater of (I) or (II)          0.00%

B.   Net Investment (Item C of Purchase Notice)          $0

C.   1.0 minus Item A                                 1.000

D.   Investment (Item B divided by Item C)               $0

E.   Deferred Purchase Price (Item A x Item D)           $0

                                  Schedule III

                   Calculation of Buyer's Percentage Interest

A.   Net Investment (Item C of Purchase Notice)          $0

B.   Buyer's Discount:

     Net Investment (Item A)                             $0

     Highest Tranche Rate applicable to any
     Outstanding Tranche                          0.0000000%

    (Program Fee                                       0.00%

    (Rate Variance Factor                                 0

     Average Collection Period (from Schedule 1 to
     Part II of the most recent Monthly Report)        0.00

    (Allowance for Collection Days                        0

   (v(Item B(ii) + Item B(iii))  x  Item B(iv)         0.00%

  (viServicer's Compensation                           0.00%

    (Item B(vii) + Item B(viii)                        0.00%

     Item B(v) + Item B(vi)                               0

    (Item B(i)  x  Item B(ix)  x  Item B(x)              $0

   (xItem B(xi) divided by 360                           $0

C.   Deferred Purchase Price (Schedule II, Item E)       $0

D.   Net Receivables Balance (Schedule I, Item E)        $0

E.   Buyer's Percentage Interest (((Item A + Item B(xii)
     + Item C) divided by (Item D))                    0.00%

                                                                       EXHIBIT D
                                                                              to
                                                            Receivables Purchase
                                                                       Agreement




                            Tranche Selection Notice
                            ------------------------


This notice is delivered pursuant to Section 2.06 of the Receivables Purchase Agreement dated as of April 15, 1997 among Lexmark Receivables Corporation, as seller, Delaware Funding Corporation, as Buyer, and Morgan Guaranty Trust Company of New York, as Administrative Agent.

Reference is made to the Purchase Notice dated XX/XX/XX relating to the Incremental Purchase of $XXXX.XX on XX/XX/XX. We hereby request that the Incremental Purchase be divided into the following Tranches, with the Tranche Periods being the periods indicated opposite each such Tranche:

         Amount of Tranche                   Tranche Period
         -----------------                   --------------
          $XXXX.XX                               XX days

We hereby confirm that, after giving effect to this Tranche Section Notice, the aggregate amount of all Tranches will equal the Net Investment.

                                        LEXMARK RECEIVABLES CORP.
                                        as Seller



                                        By ----------------------
                                             Responsible Officer


Date of Notice:  XX/XX/XX
                 --------

                                                                       EXHIBIT E
                                                                              to
                                                            Receivables Purchase
                                                                       Agreement


                        Form of Report Showing Discount

                                                                     ISSUE DATE:
                                                                  MATURITY DATE:

A.  Discount

    (i)   Tranche Rate

    (ii)  Program Fee

    (iii) Item A(i) + Item A(ii)

    (iv)  Amount of this Tranche

    (v)   Actual number of days during
          this Tranche Period

    (vi)  Discount for this Tranche Period
            Item A(iii) x Item A(iv) x Item A(v)
            divided by 360


          The foregoing information is being delivered pursuant to the terms of the Receivables Purchase Agreement, dated as of April 15, 1997, among Lexmark Receivables Corporation, as Seller, and Delaware Funding Corporation as Buyer.


     DELAWARE FUNDING CORPORATION

     By:  Morgan Guaranty Trust, as
     attorney-in-fact for Delaware
     Funding Corporation


     Authorized Signature

     ------------------------------

                                                                      EXHIBIT F
                                                                             to
                                                           Receivables Purchase
                                                                      Agreement



                            List of Special Obligors


================================================================================
Obligor                            Concentration
-------                                Factor
                                   --------------
================================================================================
Obligors of                The percentage set forth in clause (i) or clause
IBM Receivables            (ii) of the term "Concentration Factor" then
                           applicable to such Obligor plus the percentage equal
                           to a fraction, the numerator of which is an amount
                           equal to the IBM Covered Amount in effect at the
                           time of determination and the denominator of which
                           is an amount equal to the Outstanding Balances of all
                           Eligible Receivables at such time of determination
================================================================================
All Government Obligors,    3%
  in the aggregate
================================================================================

                                                                       EXHIBIT G



Monthly Report

Today's Date                                                                 0
Monthly Period Ended

Part I
A.  Portfolio Information

    1. Receivables - Beginning of Month
       Monthly Receivables Generated during the month
       Collections
       Charge-offs
       Dilution Factors
       Other Adjustments
    Receivables - End of Month


    2. Charged-Off Accounts
         Individual accounts over $50,000:



                                                                Subtotal:

       - Receivables less than 61 days past due

         All others

                                     Total:



B.  Aging Profile

         Account Aging                           Amount        Percentage

         Current                                                       0.00%
         1 to 30 Days Past Due                                         0.00%
         31 to 60 Days Past Due                                        0.00%
         61 to 90 Days Past Due                                        0.00%
         Over 90 Days Past Due                                         0.00%

         Total                                               0         0.00%



C.  Other Information

    1. Net Investment

    2. Highest Tranche Rate applicable to any out         0.00%

    3.  Weighted Average Payment Terms




    4. Ineligible Receivables

                  Ineligible Receivables             Amount

       1.Defaulted Receivables (including
         Receivables more than 60 days past due)
       2.Receivables owed by an Obligor which is not entitled to credit or is bankrupt or otherwise uncollectible
       3.Receivables of Affiliates of the Seller
       4.Receivables of excluded Obligors
       5.Receivables owed by an Obligor 25% or
         more of whose Outstanding Balance is more than 60 days past due
       6.Sales taxes or other similar taxes or
         charges owing in respect of Receivables
       7.Receivables which otherwise are not
         Eligible Receivables

Part II
A.  Obligor Information

       Number of Obligors at the end of the month
       Median Obligor balance at end of month

       Summary of Large Obligors
                   Special Obligor - Government

                                (R           $0 A-1/P-1 Rated & Affiliates)
                                (R           $0 A-2/P-2 Rated & Affiliates)
                                (R           $0 A-3/P-3 Rated & Affiliates)
                                (R           $0 Special Obligor - Government)
                                (R           $0 Non A-Rated)


                                         A-1/P-1 Rated & Affiliates (Group A)
                                    Total                      Excess
         Name                     Balance                    Concentration
     1                                                                $0
     2                                                                $0
     3                                                                $0
     4                                                                $0
     5                                                                $0

                                                                      $0

                                        A-2/P-2 Rated & Affiliates (Group B)
                                   Total                      Excess
         Name                    Balance                    Concentration
     1                                                                $0
     2                                                                $0
     3                                                                $0
     4                                                                $0
     5                                                                $0
                                                                      $0

                                       A-3/P-3 Rated & Affiliates (Group C)
                                      Total                      Excess
         Name                       Balance                    Concentration
     1                                                                $0
     2                                                                $0
     3                                                                $0
     4                                                                $0
     5                                                                $0
                                                                      $0


                                       Nonrated & Affiliates (Group D)
                                     Total                      Excess
         Name                      Balance                    Concentration

     1                                                                $0
     2                                                                $0
     3                                                                $0
     4                                                                $0
     5                                                                $0
     6                                                                $0
     7                                                                $0
     8                                                                $0
     9                                                                $0
    10                                                                $0
    11                                                                $0
                                                                      $0



                                              Special Affiliates

                                   Total                      Excess
         Name                     Balance                    Concentration

     1                                                                $0
                                                                      $0

Part III
A.  Calculation of Buyer's Discount

    1.   Net Investment                                     $0

    2.   Highest Tranche Rate applicable to any o         0.00%

    3.   Program Fee                                      0.00%

    4.   Rate Variance Factor                             0.00

    5.   Average Collection Period                        0.00
              (Beginning Balance of Receivables/Collections X 30)

    6.   Servicer's Compensation                          0.00%
         (0, Unless Potential Termination, (0.02 * Outstanding Balance of all Receivables) / 360)

    7.   Allowance for Collection Delays                     0

         Buyer's Discount                                $0.00


B.  Calculation of Deferred Purchase Price

    1.   Loss Percentage
         The Greater of:
              a. Minimum Loss Percentage                  0.00%

               b. Default Reserve = a x b x c             0.00%

                   a= The highest average of the Default Ratios for any three consecutive months that occurred during the prior twelve consecutive calen 0.00%

                   b= The sum of (x) weighted average maximum payment
                   terms in months and (y) 2. (Ro            0

                   c= Stress Factor of 2.00               0.00

         Loss Percentage                                  0.00%

    2.   Net Investment                                     $0

    3.   Investment  (Net Investment/(1- Loss Per           $0

         Deferred Purchase Price                            $0


C.  Calculation of Buyer's Percentage Interest

    1.   Net Investment                                     $0

    2.   Buyer's Discount                                $0.00

    3.   Deferred Purchase Price                            $0

    4.   Net Receivables Balance                            $0

         Buyer's Percentage Interest (1 + 2 + 3)/         0.00%

Part IV
Calculation of Net Receivables Balance
A.  Receivables - End of Month                              $0

    Deductions to Receivables - Ineligible Receivables

       1.Defaulted Receivables (including
         Receivables more than 60 days past due)            $0

       2.Receivables owed by an Obligor which is not
         entitled to credit or is bankrupt or otherwise
         uncollectible                                      $0

       3.Receivables of Affiliates of the Seller            $0

       4.Receivables of excluded Obligors                   $0

       5.Receivables owed by an Obligor 25% or
         more of whose Outstanding Balance is more
         than 60 days past due                              $0

       6.Sales taxes or other similar taxes or
         charges owing in respect of Receivables            $0

       7.Receivables which otherwise are not
         Eligible Receivables                               $0

B.  Total Deductions                                        $0
                                                 --------------
C.  Eligible Receivables                                    $0

D.  Concentration Deductions
    1. Outstanding Balance of Receivables of A-1/P-1 Rated Obligors, and A-1/P-1 Rated Obligors and their Affiliates in excess of 10% of
       Eligible Receivables                                 $0

    2. Outstanding Balance of Receivables of A-2/P-2 Rated Obligors, and A-2/P-2 Rated Obligors and their Affiliates in excess of 5.0% of
       Eligible Receivables                                 $0

    3. Outstanding Balance of Receivables of A-3/P-3 Rated Obligors, and A-3/P-3 Rated Obligors and their Affiliates in excess of 3.33% of
       Eligible Receivables                                 $0

    4. Outstanding Balance of Receivables of Non-Rated Obligors, and
       Non-Rated Obligors and their Affiliates in           $0
       Eligible Receivables

    5. Outstanding Balance of Receivables of Special Obligors and
       Affiliates (listed on Exhibit F to the Receivables Purchase Agreement)
       in excess of the percentage listed opposit           $0

    6.  Outstanding Balance of IBM Receivables in excess of 10% of
       Eligible Receivables plus $25 million IBM            $0

Net Receivables Balance                                     $0

Part V
Calculation of Ratios

A.  Default Ratio [1/2]                                   0.00%(Max = 6.0%)
       1. Outstanding Balance of Defaulted Receivables 61-90 days of the monthly period, plus charge-offs of receivables less than
         61 days past due                                   $0
       2. Aggregate amount of Receivables generated
         during the fourth calendar month preceding such
         Settlement Date                                    $0

    3-Month Average Default Ratio [(1+2+3)/3]             0.00%(Max = 5.0%)
       1.Current Month's Default Ratio                    0.00%
       2.Last Month's Default Ratio                       0.00%
       3.Two-month Previous Default Ratio                 0.00%

B.  Charge-Off Ratio [1/2]                                0.00%(Max = 1.5%)
       1. Amount of Charge-Offs during this repor           $0
       2. Aggregate amount of Collections during            $0

    Sum of Charge-Off Ratio for Preceding Three M         0.00%(Max = 2%)
       1.Current Month's Charge-Off Ratio                 0.00%
       2.Last Month's Charge-Off Ratio                    0.00%
       3.Two-month Previous Charge-Off Ratio              0.00%

C.  Dilution Ratio [1/2]                                  0.00%(Max = 25%)
       1.Aggregate reduction in the original balance of all Receivables which have been reduced by Dilution Factors
         during the reporting calendar month                $0
       2.Previous one month Collections                     $0

    Sum of Dilution Ratio for Preceding Three Mon         0.00%(Max = 40%)
       1.Current Month's Dilution Ratio                   0.00%
       2.Last Month's Dilution Ratio                      0.00%
       3.Two-month Previous Dilution Ratio                0.00%

D.  Delinquency Ratio [1/2]                               0.00%(Max = 7.5%)
       1.Outstanding Balance of all Receivables greater than 31 days but less than 60 days past due as of the last day of the
         monthly period                                     $0
       2.Outstanding Balance of all Receivables as of the last
         day of the monthly period                          $0

    Sum of Delinquency Ratio for Preceding Three          0.00%(Max = 15%)
       1.Current Month's Delinquency Ratio                0.00%
       2.Last Month's Delinquency Ratio                   0.00%
       3.Two-month Previous Delinquency Ratio             0.00%

E.  Investment Percentage [1/2]                           0.00%
       1.Investment                                         $0
       2.Net Receivables Balance                            $0

F.  Net Investment Percentage [1/2]                       0.00%
       1.Net Investment (Part II, Item A)                   $0
       2.Net Receivables Balance                            $0



IBM Receivables Information

    1. IBM Receivables, beginning of month
    2. New IBM Receivables generated during month
    3. Collections of IBM Receivables
    4. Charge-offs of IBM Receivables
    5. Dilution of IBM Receivables
    6. Other Adjustments
    7. IBM Receivables, end of month
       (Item 1 + Item 2 - Item 3 - Item 4 - Item 5 - Item 6)


AGING PROFILE FOR IBM RECEIVABLES

         Account Aging                           Amount        Percentage

         Current                                                       0.00%
         01 to 30                                                      0.00%
         31 to 60                                                      0.00%
         61 to 90                                                      0.00%
         Over 90                                                       0.00%

         Total                                              $0         0.00%



(A) IBM Covered Amount                                      $0

(B) Outstanding Balance of All IBM Receivables              $0

(C) Allowable Concentration Amount (10% of Eligib           $0

(D) Overage of B over C                                     $0

(E) Excess Concentration                                    $0

The information and calculations set forth above and the information and calculations set forth on the attached parts and schedules are true and accurate pursuant to the terms of the Receivables Purchase Agreement dated as of March 31, 1997 among Lexmark Receivables Corporation, as Seller, Delaware Funding Corporation, as Buyer, and Morgan Guaranty Trust Company of New York, as Administrative Agent.

                                              Lexmark Receivables Corporation
                                               as Seller


                                              By ------------------------

  Date of Report: __________________
June 1997

CATEGORY  TRTYPE     AMOUNT
SYSTEM REPORTS       DOM       0100    ITECH  IBM - OEM   CIBS    IBM      ICC

Dilution  CM  BD
AdjustmentCM  MS
AdjustmentCM NS
AdjustmentCM  RF
AdjustmentCM  RM
Dilution  CM SB
Dilution  CR
Dilution  CR  DC
CollectionDD
AdjustmentDN & CMNS
Revenue   DR
Dilution  DR  BD
Dilution  DR  DC
AdjustmentDR  RF
AdjustmentDR  RM
Dilution  DR SB/dc
Dilution  DR SC
Revenue   IN
Revenue   IN  01
CollectionOA  01
CollectionOA  02
CollectionOR/nb/rb
CollectionPP
CollectionRC/nb/rb
CollectionRM/nb/rb
Dilution  TP
Dilution  T1
Dilution  T2
Dilution  WC
Dilution  WC  BC
AdjustmentWC  CP
Dilution  WC DC
Dilution  WC  MS/sb
AdjustmentWC  RF
AdjustmentWC  ZB
Dilution  WD
Dilution  WD  AE
Dilution  WD  BD
Dilution  WD  DC
Dilution  WDMS/MI/NC/DS/NP
Dilution  WD  OX/mw
Dilution  WD  SC/SB
AdjustmentWD  ZB
Dilution  W1
Dilution  W2

Report Total
CHECK (=0)

MISCELLANEOUS ADJUSTMENTS TO REPORTS

Revenue
Collections
Dilution
Adjustments


TOTALS    Revenue
          Collections
          Dilution
          Adjustments

CHECK (=0)



          Account Aging

          Current
          01 to 30
          31 to 60
          61 to 90
          Over 90

          Total                        0.00 (from DSO ledger total page)

                                                                      EXHIBIT H
                                                                             to
                                                           Receivables Purchase
                                                                      Agreement


                                 [LETTERHEAD OF

                          LEXMARK INTERNATIONAL, INC.]



                                 March __, 1997



Corporate Treasury Management
Department Manager
Fifth Third Bank
38 Fountain Square Plaza
Cincinnati, Ohio  45263

                  RE:      Lockbox Transfer Letter

Ladies and Gentlemen:

     We hereby notify you that, in accordance with the provisions of a certain Receivables Purchase Agreement dated as of March 31, 1997 (as amended from time to time, the "Agreement"), by and among Lexmark Receivables Corporation, as Seller (the "Seller"), Lexmark International, Inc., as Servicer and in its individual capacity, Delaware Funding Corporation and Morgan Guaranty Trust Company of New York, as Administrative Agent (the "Agent"), we are acting as Servicer of certain Receivables and certain Related Security (including Collections received in our post office box or other mailing location located at -------------------------------------------- (the "Lockbox") and the related lock-box account No. ____ maintained with you (the "Lockbox Account")) sold and transferred by the Seller to the Agent, 500 Stanton Christiana Road, Newark, Delaware 19713-2107. Capitalized terms used in this Letter and not defined have the meanings set forth in the Agreement.

     Upon receipt of written notice from the Agent, you agree to make all payments out of or in connection with the Lockbox Account directly to Morgan Guaranty Trust Company of New York, for the account of the Agent, to such account as directed by the Agent or otherwise in accordance with the instructions of the Agent.

     Upon receipt of written notice from the Agent, you agree to disregard any and all previous instructions or agreements, if any, given or made by us which are or may be inconsistent with this letter, all of which are hereby superseded by this letter.

     We also hereby notify you that the Agent shall be irrevocably entitled to exercise any and all rights in respect of or in connection with the Lockbox Account, including, without limitation, the right to specify when payments are to be made out of or in connection with the Lockbox Account. The funds deposited into the Lockbox Account will not be subject to deduction, set-off, banker's lien or any other right in favor of any person other than the Agent.

     Please agree to the terms of, and acknowledge receipt of, this notice by signing in the space provided below on two copies hereof sent herewith and send one signed copy to the Agent, at its address referred to in the first paragraph hereof, Attention of Structured Finance Group, and send the other signed copy to the undersigned at its address indicated above, Attention Treasury Department.

                           Very truly yours,

                           LEXMARK INTERNATIONAL, INC.



                          By: ---------------------------
                              Name:
                              Title:



Agreed and acknowledged:
[NAME OF LOCKBOX BANK]


By:  -------------------
      Authorized Officer

                                                                       EXHIBIT I
                                                                  to Receivables
                                                              Purchase Agreement

Delaware Funding Corporation
Morgan Guaranty Trust Company of New York
-----------, 1997



                                 --------, 1997



Delaware Funding Corporation
c/o JH Holdings Corporation
Ropes & Gray
One International Place
Boston, Massachusetts  02110-2624

Morgan Guaranty Trust Company of New York, as Administrative Agent 500 Stanton Christiana Road
Newark, Delaware  19713-2107

Gentlemen:

         This opinion is furnished to you pursuant to Section 3.02(j) of the Receivables Purchase Agreement, dated as of March 31, 1997 (the "Agreement"), among Lexmark International, Inc., as Servicer and in its individual capacity ("Lexmark"), Lexmark Receivables Corporation, as Seller (the "Seller"), Delaware Funding Corporation, as Buyer (the "Buyer"), and Morgan Guaranty Trust Company of New York, as Administrative Agent (the "Administrative Agent"). Capitalized terms used in this opinion and not otherwise defined herein shall have the meanings specified in the Agreement.

         I am Vice President, General Counsel and Secretary of Lexmark. The Seller is a wholly-owned subsidiary of Lexmark. In connection with delivering this opinion, I have examined:

         (i)      the Agreement;
         (ii)     the Purchase Agreement;
         (iii)    the Asset Purchase Agreement;
         (iv) the Amended and Restated Intercreditor Agreement, as amended by the First Amendment thereto, dated as of April 15, 1997 (the "Intercreditor Agreement"); and
         (v)      copies of the financing  statements on Form UCC-1 described on
                  Schedule I attached hereto as Exhibit A-1 (the "Financing Statements"), and copies of the financing statements on Form UCC-3 described on Schedule I and attached hereto as Exhibit A-2 (the "Termination Statements").

Delaware Funding Corporation
Morgan Guaranty Trust Company of New York
---------, 1997
Page 2


         I have relied upon the representations and warranties as to factual matters contained in and made pursuant to the Agreement, the Purchase Agreement, the Asset Purchase Agreement and the Intercreditor Agreement (collectively, the "Transaction Agreements") and have also examined and relied upon the originals, or copies certified or otherwise identified to my satisfaction, of such records of Lexmark and the Seller, certificates of public officials, and agreements, instruments and documents, as I have deemed necessary as a basis for this opinion.

         I have also relied solely upon the reports of CorpAssist and CT Corporation System, dated variously and attached hereto as Exhibit B, with respect to (i) financing statements on file in the filing offices in the Commonwealth of Kentucky and the State of Nevada as described on Schedule II and
(ii) federal tax liens and liens of the PBGC as further described on Schedule II, in each case, to the extent of record in such filing offices. In my reliance on such reports, I have assumed that all of such financing statements on file have been properly filed and indexed in the appropriate offices and that such reports are accurate and complete. In addition, I have assumed that the Financing Statements and the Termination Statements have been properly filed and indexed in the appropriate filing offices listed on Schedule III and that the Financing Statements and the Termination Statements have been filed earlier today or prior to the date hereof in such offices in the order indicated on
Schedule III.

         I have assumed for the purposes of this opinion: (i) the due execution and delivery, pursuant to due authorization, of the Transaction Agreements by the parties thereto other than Lexmark and the Seller; (ii) the genuineness of the signatures of all persons signing the documents with respect to which this opinion is rendered, other than the signatures of persons acting on behalf of Lexmark and the Seller; (iii) the authenticity of all documents submitted to me as originals; (iv) the conformity to authentic original documents of all documents submitted to me as certified, conformed or photostatic copies; and (v) that each of Lexmark and the Seller has sufficient right, title and interest in the Receivables in order to grant the security interest therein contemplated by the Transaction Agreements. Insofar as my opinion involves conclusions with respect to the filing of financing statements and the perfection of ownership or security interests under the laws of the Commonwealth of Kentucky or the State of Nevada, my investigation of such laws has been limited to an examination of the Uniform Commercial Code as in effect in such jurisdictions as reported in standard compilations customarily relied upon in this connection by attorneys.

         Based upon and subject to the foregoing and the qualifications hereinafter set forth, I am of the opinion that:

                  1. Each of Lexmark and the Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own its properties and to carry on its business as now being conducted. Each of Lexmark and the Seller is duly qualified and in good standing

Delaware Funding Corporation
Morgan Guaranty Trust Company of New York
----------, 1997
Page 3


         as a foreign corporation and is authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, except for any qualification and authorization the lack of which has not had and will not have a materially adverse effect upon its business or properties or its ability to perform its obligations under the Transaction Agreements.

                  2. Each of Lexmark and the Seller has the corporate power and has taken all necessary corporate action to execute, deliver and perform each Transaction Agreement to which it is a party in accordance with its terms, and to consummate the transactions contemplated thereby. Each Transaction Agreement to which Lexmark or the Seller is a party has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms.

                  3. With respect to each of Lexmark and the Seller, the execution, delivery and performance by such party of each Transaction Agreement to which it is a party in accordance with its terms, and the consummation of the transactions contemplated thereby, do not and will not (a) require (i) any governmental approval or (ii) any consent or approval of any stockholder of such party or any other Person that has not been obtained, (b) violate or conflict with, result in a breach of, or constitute a default under (i) the Certificate of Incorporation or the By-Laws of such party (ii) to the best of my knowledge after due inquiry, any agreement to which such party is a party or by which such party or any of its properties may be bound or (iii) any applicable law, or any order, rule, or regulation applicable to such party or any decree or order of any Official Body having jurisdiction over such party or any of its properties or (c) result in or require the creation or imposition of any Lien upon any of the assets, property or revenue of such party other than as contemplated by the Transaction Agreements.

                  4. There are no legal or arbitral proceedings, and no proceedings by or before any Official Body, pending or, to the best of my knowledge, threatened (a) against Lexmark or the Seller or the business or any property of Lexmark or the Seller that, if adversely determined, would, singly or in the aggregate, have a materially adverse effect on Lexmark or the Seller or on the ability of Lexmark or the Seller to perform its obligations under the Transaction Agreements or (b) involving Lexmark or the Seller and relating to the Transaction Agreements.

                  5. If the initial Incremental Purchase constitutes a sale of the Purchased Interest in the Receivables:

                           (a) with respect to  Receivables  in existence on the
                  date hereof, such sale transfers to the Administrative Agent all of the right, title and interest of the Seller in and to such Purchased Interest in the Receivables to the extent

Delaware Funding Corporation
Morgan Guaranty Trust Company of New York
----------, 1997
Page 4


                  provided in the Agreement and (i) with respect to those Receivables for which Financing Statements were filed in the Commonwealth of Kentucky, under the Uniform Commercial Code of the Commonwealth of Kentucky (the "Kentucky UCC") and (ii) with respect to those Receivables for which Financing Statements were filed in the State of Nevada, under the Uniform Commercial Code of the State of Nevada (the "Nevada UCC" and, together with the Kentucky UCC, the "UCC"); and

                           (b) with  respect to the  Receivables  that come into
                  existence after the date hereof, upon the creation of such Receivables, the Agreement will transfer to the Administrative Agent all of the right, title and interest of the Seller in and to such Purchased Interest in the Receivables under the UCC to the extent provided in the Agreement.

                  6. Even if the initial Incremental Purchase does not, for whatever reason, constitute a sale of the Purchased Interest in the Receivables, the Agreement creates a valid security interest under the UCC in favor of the Administrative Agent in all of the right, title and interest of the Seller in and to the Purchased Interest in the Receivables.

                  7. Assuming that the Financing  Statements  have been properly filed in the filing offices located in the Commonwealth of Kentucky and the State of Nevada listed in Schedule III (the "Filing Offices"), the Filing Offices are all of the offices located in the Commonwealth of Kentucky and the State of Nevada in which filings are required to perfect the ownership interest or security interest of the Administrative Agent in the Purchased Interest in the Receivables (collectively, the "Security Interest") to the extent that the Security Interest may be perfected by filing under the UCC, and the Security Interest is on the date hereof, and at all times thereafter will be, perfected under Article 9 of the UCC to the extent that the Security Interest may be perfected by filing under the UCC, except that (a) perfection of the Security Interest in proceeds will be limited to the extent provided in Section 9-306 of the UCC; (b) continuation statements with respect to each Financing Statement must be filed within the applicable time periods, (c) additional filings may be necessary if the Seller changes its name, identity or corporate structure or the location of its places of business or its chief executive office; and (d) perfection of the Security Interest may be limited by Section 552 of the Federal Bankruptcy Code to the extent to which property acquired by the debtor after commencement of a case under the Federal Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case.

                  8. Based on my review of the written results of searches of the filing offices in the Commonwealth of Kentucky and the State of Nevada as described on Schedule II, and assuming that there have been no filings of financing statements with respect to Lexmark or the Seller in such offices since the dates as of which such searches were

Delaware Funding Corporation
Morgan Guaranty Trust Company of New York
----------, 1997
Page 5


         made and that the Termination Statements have been properly filed in the Filing Offices, I conclude that as of the date and time of such searches, there were no (a) UCC financing statements naming Lexmark or the Seller as debtor or seller and covering any Receivables or interest therein on file in such jurisdictions or (b) notices of the filing of any Federal tax lien (filed pursuant to Section 6323 of the Internal Revenue Code) or lien of the PBGC (filed pursuant to Section 4068 of ERISA) covering any Receivables or interest therein in either of such jurisdictions, except, in the case of either (a) or (b) as set forth on Schedule II, with respect to which Termination Statements have been filed on the date hereof, and, accordingly, the Security Interest is not subject to any prior security interest in such jurisdictions created by a filing under the UCC.

         The opinion as to enforceability expressed in paragraph number 2 is subject to all applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and is subject to general principles of equity (including, without limitation, the availability of specific performance, injunctive relief and other equitable remedies), regardless of whether enforcement is sought in a proceeding in equity or at law. In addition, the enforceability of certain provisions of the Transaction Agreements may be limited by applicable law, which limitations, however, in my judgment do not make the remedies provided for therein (taken as a whole) inadequate for the practical realization of the benefits afforded thereby.

         With respect to paragraphs numbered 5, 6, 7 and 8, I express no opinion as to the perfection or priority of the Security Interest with respect to Receivables generated by registered copyrights or Receivables constituting instruments.

         I express no opinion as to the applicability of Section 548 of the Federal Bankruptcy Code or of any provisions of any state fraudulent conveyance statute to the transactions contemplated by the Transaction Agreements.

         This opinion is given only in respect of the laws of the State of New York, the Federal laws of the United States of America, the corporate law of the State of Delaware and, to the limited extent set forth in the last sentence of the fifth paragraph hereof, the laws of the Commonwealth of Kentucky and the State of Nevada.

         This opinion has been delivered at your request for the purposes contemplated by the Agreement. Without my prior written consent, this opinion is not to be utilized or quoted for any other purpose and no one other than you is entitled to rely thereon.

                                                     Very truly yours,

                                                                      EXHIBIT J
                                                                             to
                                                           Receivables Purchase
                                                                      Agreement

                           LEXMARK INTERNATIONAL, INC.
                              OFFICERS' CERTIFICATE
                              ---------------------


     I, Vincent J. Cole, the undersigned Vice President and Secretary of Lexmark International, Inc., a Delaware corporation ("Lexmark"), DO HEREBY CERTIFY that:

     2. Attached hereto as Annex A is a true and complete copy of the By-laws of Lexmark as in effect on the date hereof.

     3. Attached hereto as Annex B is a true and complete copy of the resolutions duly adopted by the Board of Directors of Lexmark on February 13, 1997, authorizing the execution, delivery and performance of the Purchase Agreement, dated as of March 31, 1997 (the "Purchase Agreement"), by and between Lexmark, as Originator, and Lexmark Receivables Corporation ("LRC"), as Buyer, and the Receivables Purchase Agreement, dated as of March 31, 1997 (the "RPA"), by and among LRC, as Seller (the "Seller"), Morgan Guaranty Trust Company of New York, as Administrative Agent for the Owners, Lexmark, as Servicer and in its individual capacity, and Delaware Funding Corporation, as Buyer, and each of the other documents mentioned therein and approving the transactions contemplated thereunder, which resolutions have not been revoked, modified, amended or rescinded and are still in full force and effect as of the date hereof.

     4. The below-named persons are, on and as of the date hereof, officers or employees of LRC holding the respective offices or positions below set opposite their names, and the below-named officers are authorized to execute the Purchase Agreement and the RPA and any other documents to be delivered by Lexmark thereunder, and the signatures below set opposite their names are their genuine signatures:

Name                         Office                         Signature
Gary E. Morin            Vice President &                 -------------------
                         Chief Financial Officer
Terence P. Chin          Treasurer                        -------------------
David L. Goodnight       Controller                       -------------------
Richard A. Pelini        Assistant Treasurer              -------------------
Michelle R. Cabbage      Treasury Financial Analyst       -------------------
Katherine C. Winebrenner Cash Manager                     -------------------

     WITNESS my hand and seal of Lexmark as of this ____ day of April, 1997.


                                         By:  -------------------
                                               Vincent J. Cole
                                               Vice President and Secretary



     I, Terence P. Chin, the undersigned Treasurer of Lexmark, DO HEREBY CERTIFY that:

     5. Vincent J. Cole is the duly elected and qualified Vice President and Secretary of Lexmark and the signature above is his genuine signature.

     6. All of the terms, covenants, agreements and conditions of the Purchase Agreement and the RPA to be complied with and performed by Lexmark at or before the date hereof have been complied with and performed.

     7. The representations and warranties of Lexmark, in whatever capacity, contained in the Purchase Agreement and the RPA are true and correct as if made on and as of the date hereof.

     8. Lexmark has not filed or consented to the filing of any UCC-1 Financing Statement relating to the Receivables sold and to be sold pursuant to the Purchase Agreement and the RPA and, to the best of Lexmark's knowledge, no such Financing Statements have been filed other than Financing Statements naming (i) Lexmark as "debtor" and LRC as "secured party", (ii) LRC as "debtor" and Morgan Guaranty Trust Company of New York, as Administrative Agent, as "secured party",
(iii) Lexmark as "debtor" and Morgan Guaranty Trust Company of New York, as Security Agent, as "secured party" and (iv) LRC as "debtor" and Morgan Guaranty Trust Company of New York, as Security Agent, as "secured party."

     9. No Termination Event and no event which with the giving of notice or passage of time or both would constitute a Termination Event has occurred or is continuing.

     Capitalized terms used herein and not otherwise defined shall have the meanings specified in the RPA.


     WITNESS my hand this ____ day of April, 1997.



                                          By:-------------------
                                              Terence P. Chin
                                              Treasurer

                         LEXMARK RECEIVABLES CORPORATION
                              OFFICERS' CERTIFICATE
                              ---------------------


     I, Vincent J. Cole, the undersigned Vice President and Secretary of Lexmark Receivables Corporation, a Delaware corporation ("LRC"), DO HEREBY CERTIFY that:

     10. Attached hereto as Annex A is a true and complete copy of the By-laws of LRC as in effect on the date hereof.

     11. Attached hereto as Annex B is a true and complete copy of the resolutions duly adopted by the Board of Directors of LRC on March 24, 1997, authorizing the execution, delivery and performance of the Purchase Agreement, dated as of March 31, 1997 (the "Purchase Agreement"), by and between Lexmark International, Inc. ("Lexmark"), as Originator, and LRC, as Buyer, and the Receivables Purchase Agreement, dated as of March 31, 1997 (the "RPA"), by and among LRC, as Seller (the "Seller"), Morgan Guaranty Trust Company of New York, as Administrative Agent for the Owners, Lexmark, as Servicer and in its individual capacity, and Delaware Funding Corporation, as Buyer, and each of the other documents mentioned therein and approving the transactions contemplated thereunder, which resolutions have not been revoked, modified, amended or rescinded and are still in full force and effect as of the date hereof.

     12. The below-named persons are, on and as of the date hereof, officers or employees of LRC holding the respective offices or positions below set opposite their names, and the below-named officers are authorized to execute the Purchase Agreement and the RPA and any other documents to be delivered by LRC thereunder, and the signatures below set opposite their names are their genuine signatures:

Name                         Office                         Signature
Gary E. Morin            Vice President &                 -------------------
                         Chief Financial Officer
Terence P. Chin          Treasurer                        -------------------
David L. Goodnight       Controller                       -------------------
Richard A. Pelini        Assistant Treasurer              -------------------
Michelle R. Cabbage      Treasury Financial Analyst       -------------------
Katherine C. Winebrenner Cash Manager                     -------------------

     WITNESS my hand and seal of LRC as of this ____ day of April, 1997.


                                         By:  -------------------
                                               Vincent J. Cole
                                               Vice President and Secretary


     I, Terence P. Chin, the undersigned Treasurer of LRC, DO HEREBY CERTIFY that:

     13. Vincent J. Cole is the duly elected and qualified Vice President and Secretary of LRC, and the signature above is his genuine signature.

     14. All of the terms, covenants, agreements and conditions of the Purchase Agreement and the RPA to be complied with and performed by LRC at or before the date hereof have been complied with and performed.

     15. The representations and warranties of LRC, in whatever capacity, contained in the Purchase Agreement and the RPA are true and correct as if made on and as of the date hereof.

     16. LRC has not filed or consented to the filing of any UCC-1 Financing Statement relating to the Receivables sold and to be sold pursuant to the Purchase Agreement and the RPA and, to the best of LRC's knowledge, no such Financing Statements have been filed other than Financing Statements naming (i) Lexmark as "debtor" and LRC as "secured party", (ii) LRC as "debtor" and Morgan Guaranty Trust Company of New York, as Morgan Guaranty Trust Company of New York, as "secured party", (iii) Lexmark as "debtor" and Morgan Guaranty Trust Company of New York, as Security Agent, as "secured party" and (iv) LRC as "debtor" and Morgan Guaranty Trust Company of New York, as Security Agent, as "secured party."

     17. No Termination Event and no event which with the giving of notice or passage of time or both would constitute a Termination Event has occurred or is continuing.

     Capitalized terms used herein and not otherwise defined shall have the meanings specified in the RPA.


     WITNESS my hand this ____ day of April, 1997.



                                          By:-------------------
                                              Terence P. Chin
                                              Treasurer

                                                                      EXHIBIT K
                                                                             to
                                                           Receivables Purchase
                                                                      Agreement


                       SCHEDULE OF NAMES AND LOCATIONS OF
                               OFFICES AND RECORDS


     (i)   Seller's Chief  Executive  Office:
           ---------------------------------
             1325 Airmotive Way, Suite 130 Reno,
             Nevada 89502

     (ii)  Domestic Subsidiaries of the Seller:
           -----------------------------------

             None

           Divisions of Seller:
           -------------------

             None

     (iii) Offices where Seller's Records Located:
           --------------------------------------

           (A)       1325 Airmotive Way, Suite 130
                     Reno, Nevada  89502

           (B)       c/o Lexmark International, Inc.
                     One Lexmark Centre Drive
                     740 New Circle Road NW
                     Lexington, Kentucky  40550

     (iv) Seller's Trade Names:
          --------------------

            None

     (v) Other Names and Mergers of Seller:
         ---------------------------------

            None

                                                                      EXHIBIT L
                                                                             to
                                                           Receivables Purchase
                                                                      Agreement



                                   [RESERVED]

                                                                      EXHIBIT M
                                                                             to
                                                           Receivables Purchase
                                                                      Agreement


                        Information regarding Litigation


                                      NONE

                                                                       EXHIBIT N
                                                                              to
                                                            Receivables Purchase
                                                                       Agreement


                            Permitted Lockbox Banks,
                Lockbox Account Numbers and Permitted Lockboxes
                -----------------------------------------------


Lockbox Bank                  Lockbox Account        Permitted Lockbox
------------                  ---------------        -----------------

Citibank Delaware              38800003              Lexmark International
                                                     P.O. Box 7247-8248
                                                     Philadelphia, PA 19170-8248

Members Heritage               0211078               Members Heritage Federal
Federal Credit                                       Credit Union
Union                                                440 Park Place
                                                     Lexington, KY  40511

Fifth Third Bank               727-90654             Lexmark International, Inc.
                                                     P.O. Box 740108
                                                     Cincinnati, OH 45274-0108

                                                                       EXHIBIT O
                                                                  to Receivables
                                                              Purchase Agreement

                            ASSET PURCHASE AGREEMENT

                           Dated as of ------------, 1997

                  MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as administrative agent (the "Agent"), LEXMARK RECEIVABLES CORPORATION, as Seller under the Receivables Purchase Agreement referred to below (the "Seller"), and each of the parties (each an "APA Purchaser") who has executed a signature page to this Asset Purchase Agreement or an Assignment of Purchase Commitment in the form of Exhibit A hereto agree as follows:

                                    RECITALS

                  WHEREAS the Seller, LEXMARK INTERNATIONAL, INC. ("Lexmark"), DELAWARE FUNDING CORPORATION ("DFC") and the Agent have entered into a Receivables Purchase Agreement dated as of March 31, 1997 (the "Receivables Purchase Agreement");

                  WHEREAS DFC has purchased, and may from time to time in the future purchase, from the Seller undivided percentage ownership interests in Receivables (including any additional Receivables arising after the initial purchase of interests in Receivables), together with the Related Security and Collections with respect thereto (collectively, the "Purchased Interest");

                  WHEREAS DFC may in the future determine from time to time to sell undivided interests in the Purchased Interest ("Percentage Interests") to the APA Purchasers or to assign to the APA Purchasers its obligations to purchase from the Seller undivided percentage ownership interests in Receivables (including any additional Receivables arising after the initial purchase of interests in Receivables), together with the Related Security and Collections with respect thereto (collectively, a "Purchase Assignment"); and

                  WHEREAS each APA Purchaser has agreed to purchase Percentage Interests that from time to time may be offered for sale by DFC during the term of its Purchase Commitment (as defined below) under this Asset Purchase Agreement or to accept Purchase Assignments.

                  NOW, THEREFORE, the parties hereto agree as follows:

                  1.  Definitions.
                      ----------- Unless otherwise defined herein or in Schedule A hereto, the terms defined in the Receivables Purchase Agreement are used herein as therein defined.

                  2.  Purchase of Percentage Interests and Purchase Assignments.
                      ---------------------------------------------------------
(a) An APA Purchaser shall become a party hereto (i) by executing and delivering to the Agent a counterpart of the signature page to this Asset Purchase Agreement or (ii) in accordance with the procedures set forth in Section 9 hereof. Thereupon, upon acceptance and recording by the Agent in the Register (defined below) and subject to any necessary approval of such APA Purchaser by the Seller, such APA Purchaser shall become a party to this Asset Purchase Agreement from and after the effective date set forth on such signature page. APA Purchasers may become parties hereto at different times and from time to time in accordance with the foregoing procedure. The signature page shall set forth the undivided percentage (the "Percentage") interest in the Purchased Interest that an APA Purchaser has agreed to purchase hereunder, the maximum amount of the Net Investment for such APA Purchaser that an APA Purchaser is obligated to purchase hereunder plus accrued and unpaid interest at the applicable Tranche Rate (the "Maximum Purchase"), the effective date of the purchase commitment and the expiration date of the purchase commitment (the "Purchase Termination Date"). No Downgraded Purchaser (as defined below) shall be permitted to extend its Purchase Termination Date. In the event that any APA Purchaser desires to extend its Purchase Termination Date for a Purchase Commitment (as defined below) amount that is less than the amount of its Maximum Purchase prior to DFC's request for an extension of the Purchase Termination Date, DFC, in its sole and absolute discretion, may accept such extension; provided, however, that such APA Purchaser shall be deemed to be a Reducing Purchaser (as defined below) for purposes of Section 13(f) hereof to the extent of such APA Purchaser's Reduced Amount (as defined below).

                  For the purposes of this Asset Purchase Agreement, "Downgraded Purchaser" means any APA Purchaser that has its commercial paper or short-term deposit rating lowered below (a) P-1 by Moody's or (b) A-1+ by S&P and "Non-Extending Purchaser" shall mean an APA Purchaser that has not consented to the extension of its Purchase Termination Date pursuant to this Section 2(a).

                  (b) (i) From time to time upon notice from the Agent to each APA Purchaser, each of the APA Purchasers severally and not jointly shall purchase, on the terms and conditions herein set forth, in accordance with their respective Percentages, Percentage Interests that the Agent, as agent for DFC, offers for sale, up to such APA Purchaser's Maximum Purchase. Each such notice of purchase shall be given no later than 11:00 a.m. (New York City time) on the Business Day of such purchase, shall be sent by telecopier, telex or cable to all APA Purchasers concurrently, and shall specify the date of such purchase (which date of purchase shall be, unless otherwise approved by S&P and Moody's, the last day of a Tranche Period) and the Tranche in which interests are to be purchased (identified by the Tranche Period related to such Tranche and the amount of Net Investment to be allocated to such Tranche). The Agent shall request a Tranche Rate for each Tranche or portion thereof to be purchased by an APA Purchaser, which Tranche Rate shall be calculated based on the Eurodollar Rate, Fixed CD Rate or Base Rate (collectively, the "Rate") for such APA Purchaser, as set forth on Schedule A hereto. If the Agent has requested a

Tranche Rate for any Tranche to be calculated based on the Eurodollar Rate, the Tranche Period for such Tranche shall commence three Business Days after notice of such requested Tranche Rate (and prior to such commencement, shall be set at the applicable Tranche Rate for the prior Tranche Period, if applicable, or otherwise shall be calculated based on the Base Rate). Each APA Purchaser will use its best efforts to calculate the Tranche Rate based on the Rate requested by the Agent; provided, however, that nothing herein shall require an APA
Purchaser to calculate the Tranche Rate based on the Rate requested by the Agent; and provided further, that for any Tranche Period commencing on and after the occurrence of a Termination Event (other than the Termination Event specified in Section 7.01(i) of the Receivables Purchase Agreement), the Tranche Rate shall equal the Base Rate plus one (1) percent per annum. Prior to 2:00 p.m. (New York City time) on the date of each purchase, each APA Purchaser shall pay the Agent for the account of DFC in immediately available funds in United States dollars, by depositing to an account designated by the Agent in New York City, an amount (such APA Purchaser's "Purchase Price") equal to such APA Purchaser's Percentage of the lesser of (a) the then unpaid Net Investment related to the Percentage Interest offered for sale by the Agent plus accrued and unpaid interest at the Tranche Rate applicable to such amount of Net Investment or (b) the following amount computed for such Percentage Interest:

                                 BPI x ORB + PRF
                                 ---------
                                    LRA
 Where:

BPI       =         The Buyer's Percentage Interest.

ORB       =         Net Receivables Balance as of the date of the most recent
                    Monthly Report on which the Buyer's Percentage Interest was less than or equal to 100% (the "Report Date"), minus, the Outstanding Balance of all Eligible Receivables that are no longer Eligible Receivables (other than IBM Receivables that were included in the NRB on the Report Date because of the enhancement provided by the IBM Covered Amount on such Report Date) for a reason set forth in clause (i) of the definition of "Eligible Receivables" in Section 1.01 of the Receivables Purchase Agreement since the Report Date.

LRA       =         A loss reserve adjustment, computed by adding to the number
                    1 an amount (expressed as a fraction) equal to 50% of the fixed percentage that is used in determining Loss Percentage in clause (i) of the definition thereof in Section 1.01 of the Receivables Purchase Agreement.

PRF       =         An amount equal to the Preference Payment or Preference
                    Payments, if any, made by DFC.

     For purposes of the foregoing computations, BPI shall be calculated after giving effect to the corresponding Purchase by DFC under the Receivables Purchase Agreement and BPI, ORB, LRA, the Outstanding Balance of Eligible Receivables and PRF shall be calculated on the date the Purchased Interest was last computed or deemed computed.

          (ii) Notwithstanding any provision of this Agreement to the contrary, not later than one Business Day following notice to the Agent from the Seller that a DFC Sale Event has occurred, the Agent shall give notice to each APA Purchaser of such DFC Sale Event and the APA Purchasers, severally and not jointly, shall purchase Percentage Interests as provided in paragraph (i) of this Section 2(b).

          (c) From time to time upon notice from the Agent to each APA Purchaser, each APA Purchaser shall accept Purchase Assignments. From and after the date of a Purchase Assignment and prior to the date, if any, of any reassignment pursuant to Section 10(b) hereof, each APA Purchaser shall assume all of the obligations of DFC under the Receivables Purchase Agreement (and agrees to be bound by the Receivables Purchase Agreement) to the extent of such APA Purchaser's Percentage of the percentage of Maximum Net Investment assigned by DFC (the "APA Purchaser's Purchase Percentage"); provided, however, that the maximum amount of such APA Purchaser's obligations shall not exceed such APA Purchaser's Maximum Purchase. Upon any such Purchase Assignment, each APA Purchaser shall succeed to the rights and be obligated to perform the obligations of DFC under the Receivables Purchase Agreement to the extent of the APA Purchaser's Purchased Percentage (including without limitation, the obligation to make Incremental Purchases pursuant to Sections 2.01, 2.02 and
2.03 of the Receivables Purchase Agreement).

            (d) Notwithstanding Sections 2(b) and 2(c), an APA Purchaser shall not be obligated to make purchases under such Sections at any time in an amount which would exceed such APA Purchaser's Maximum Purchase. Each APA Purchaser's obligation shall be several, such that the failure of any APA Purchaser to make payment to the Agent in connection with any purchase hereunder shall not relieve any other APA Purchaser of its obligation hereunder to make payment for the purchase by such other APA Purchaser up to such APA Purchaser's Maximum Purchase. If the Agent shall have been notified by any APA Purchaser that such APA Purchaser will not make available the amount which would represent such APA Purchaser's Percentage of any purchase (other than a Non-Pro Rata

Purchase (as defined below)) requested by DFC or the Seller, as the case may be, each APA Purchaser agrees, subject to the first sentence of this Section 2(d), to make available to the Agent a ratable share of such amount (calculated on the basis of the Percentages of the APA Purchasers that the Agent has determined will make such purchase). The defaulting APA Purchaser agrees to promptly purchase from each APA Purchaser that shall have purchased a portion of such defaulting APA Purchaser's Percentage (each such portion, a "Defaulted Portion"), forthwith upon demand, the Defaulted Portion so purchased, together with interest at the applicable Tranche Rate for each day that an APA Purchaser is required to fund a portion of the defaulting APA Purchaser's Percentage; provided if such defaulting APA Purchaser has not purchased such Defaulted Portion within three Business Days following such demand, such defaulting APA Purchaser shall thereafter be required to pay interest with respect to such Defaulted Portion at the applicable Tranche Rate plus two (2)% per annum.

            (e)  Each  APA  Purchaser   shall  be  obligated  to  purchase
Percentage Interests or accept Purchase Assignments under this Asset Purchase Agreement (its "Purchase Commitment") until the earliest of (i) the Purchase Termination Date of such APA Purchaser's Purchase Commitment, (ii) the date on which the Agent notifies the APA Purchaser that the Receivables Purchase Agreement has been terminated (which shall be no later than the Business Day following the date on which the Agent receives written notice of such termination) and the Net Investment and Aggregate Unpaids for the Purchased Interest have been paid in full and (iii) (A) the date DFC voluntarily commences any proceeding or files any petition under any bankruptcy, insolvency or similar law seeking the dissolution, liquidation or reorganization of DFC or (B) if involuntary proceedings or any involuntary petition shall have been commenced or filed against DFC by any Person under any bankruptcy, insolvency of similar law seeking the dissolution, liquidation or reorganization of DFC, the earlier of
(y) the date 60 days following the commencement or filing of such proceeding or petition, if such proceeding or petition has not been dismissed on or before such date and (z) the date on which an order of relief has been entered against DFC; provided that if an APA Purchaser's Purchase Commitment has not previously terminated pursuant to this Section 2(e), such APA Purchaser's obligation to accept Purchase Assignments shall terminate on the Expiration Date.

            (f)  Within 10  Business  Days of each  purchase  pursuant  to
Section 2(b) hereof, or assignment pursuant to Section 2(c), the Agent will deliver to each APA Purchaser a certificate in the form of Exhibit B or Exhibit A, respectively, attached hereto reflecting each APA Purchaser's ownership of the Percentage Interest so purchased or the APA Purchaser's Purchase Percentage so assigned and will arrange for any filings necessary to implement such purchase or perfect the APA Purchaser's security interest in the Receivables.

              (g) Notwithstanding that APA Purchasers may have purchased Percentage Interests hereunder and may have received payments from Collections of Receivables (which have not been reinvested pursuant to Section 4(a) hereof) sufficient to repay such Percentage Interests in whole or in part, each APA Purchaser may be called upon to purchase additional Percentage Interests or accept additional Purchase Assignments (not to exceed the Maximum Purchase for each such APA Purchaser) until the expiration of such APA Purchaser's Purchase Commitment pursuant to Section 2(e) hereof.

              (h) In the event DFC assigns any portion of the Purchased Interest to another Person (which is managed by the Agent and which in the ordinary course of its business issues commercial paper or other securities to fund its acquisition and maintenance of receivables or interests therein), sales of the Purchased Interest or Purchase Assignments by such other Person may be made under this Asset Purchase Agreement on the same terms and conditions as sales or assignments by DFC. DFC shall or shall cause the Agent to provide the APA Purchasers, S&P and Moody's with notice of any such assignment.

              3.  Register.
                  -------- The Agent shall maintain at its address, 500 Stanton Christiana Road, Newark, Delaware 19713-2107 Attention: Asset Finance Group, a copy of this Asset Purchase Agreement and each signature page hereto and each Assignment of Purchase Commitment delivered to and accepted by it and a register for the recordation of the names and addresses of the APA Purchasers, their Percentage Interests, Purchase Assignments, effective dates and Purchase Termination Dates, aggregate outstanding Net Investment relating to the portion of the Purchased Interest owned by each APA Purchaser from time to time and the Purchase Price relating thereto (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Seller, Lexmark, the Agent and the APA Purchasers may treat each Person whose name is recorded in the Register as an APA Purchaser hereunder for all purposes of this Asset Purchase Agreement. The Register shall be available for inspection by the Seller, Lexmark or any APA Purchaser at any reasonable time and from time to time upon reasonable prior notice.

              4.  Distribution of Payments.
                  ------------------------

                  (n) Prior to the earlier of the Expiration Date or the Purchase Termination Date for an APA Purchaser, whenever any amount of Collections is paid in respect of the Purchased Interest and such APA Purchaser has purchased a Percentage Interest or has purchased an undivided ownership interest in Receivables pursuant to a Purchase Assignment and such Percentage Interest or Purchase Assignment, as applicable, has not been repurchased by DFC pursuant to Section 10 hereof (collectively, a "Purchaser Interest"), the Servicer will, on behalf of such APA Purchaser, reinvest such Collections, pursuant to Section 2.05 of the Receivables Purchase Agreement, in additional undivided interests in Receivables. The Percentage of an APA Purchaser in additional Receivables included in such APA Purchaser's Purchaser Interest shall at all times be equal to the Percentage in each other Receivable included or to be included in such APA Purchaser's Purchaser Interest. Notwithstanding the foregoing, an APA Purchaser shall not be obligated to make a purchase under this
Section 4(a) at any time in an amount which would exceed such APA Purchaser's Maximum Purchase. Prior to the earlier of the Expiration Date or the Purchase Termination Date for an APA Purchaser, whenever any amount of Discount is paid in respect of such APA Purchaser's Purchaser Interest, the Agent will promptly pay, or cause to be paid, out of funds received by it, to such APA Purchaser, by wire transfer in available funds in United States dollars, its Percentage of such amount (adjusted for differences in the Tranche Rates to which such APA Purchaser and DFC are entitled and further adjusted to reflect the fact that such APA Purchaser is only entitled to the applicable Tranche Rate on its Purchase Price) accrued from and after the last date on which Discount was paid in respect of such Purchaser Interest prior to the acquisition of such Purchaser Interest by the APA Purchaser.

             (b) Following the earlier of the Expiration Date or the Purchase Termination Date for an APA Purchaser, whenever any amount of Net Investment or Discount is paid in respect of the Purchaser Interest and such APA Purchaser has purchased a Purchaser Interest that has not been repurchased pursuant to Section 10 hereof, the Agent will promptly pay, or cause to be paid, out of such funds received by it, to each APA Purchaser, by wire transfer in available funds in United States dollars, its Percentage of such amount (adjusted for differences in the Tranche Rates to which such APA Purchaser and DFC are entitled and further adjusted to reflect the fact that such APA Purchaser is only entitled to the applicable Tranche Rate on its Purchase Price) accrued from and after the last date on which Discount was paid in respect of such Purchaser Interest prior to the acquisition of such Purchaser Interest by the APA Purchaser.

             (c) If, after the Agent has paid an APA Purchaser its Percentage of any amount received by an APA Purchaser pursuant to paragraphs (a) or (b) above, such amount must be returned for any reason (including bankruptcy), without waiving or limiting any rights for payment of such amount such APA Purchaser will repay to the Agent promptly the amount the Agent paid to such APA Purchaser, whereupon such APA Purchaser's Purchaser Interest, together with accrued Discount thereon, shall be deemed increased or reinstated, as applicable, as if such amounts had been received by such APA Purchaser. After an APA Purchaser has been paid (excluding any repayment referred to in the immediately preceding sentence) its Net Investment and its Percentage of accrued Discount on the Purchased Interest (based on the Tranche Rate to which such APA Purchaser is entitled and further adjusted to reflect the fact that the APA Purchaser is only entitled to the applicable Tranche Rate on its Purchase Price) and any other amounts due such APA Purchaser hereunder or under the Receivables Purchase Agreement, such APA Purchaser acknowledges that any remaining amounts of Net Investment or Discount paid in connection with the Purchased Interest to which such APA Purchaser would otherwise be entitled by reason of its Purchaser Interest shall be paid to DFC for its own account.

          (d) Each APA Purchaser's rights as a purchaser of Purchaser Interests shall be as set forth in the Receivables Purchase Agreement, but shall not extend to any of the fees set forth or referred to in Section 2.10 of the Receivables Purchase Agreement except as agreed in the separate letters between the Agent and each APA Purchaser dated the effective date of such APA Purchaser's signature page.

          5. Representations and Warranties.
             ------------------------------  (a) Neither the Agent nor
DFC makes any representation or warranty or assumes any responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Receivables Purchase Agreement, any related guarantee or other agreement, or the execution, legality, validity, enforceability, genuineness or sufficiency of the Receivables Purchase Agreement, any related guarantee or other agreement, or any instrument or document furnished pursuant thereto or in connection therewith, (ii) the value or collectibility of any Receivable or the Purchased Interest, or (iii) the financial condition of the Seller, the Servicer, Lexmark or any Affiliate thereof or the performance or observance by the Seller, the Servicer, Lexmark or any Affiliate thereof, as the case may be, of any of its obligations under the Receivables Purchase Agreement, any related guarantee or other agreement, or any instrument or document furnished pursuant thereto or in connection therewith. The Agent does represent and warrant to each APA Purchaser, however, that the portion of the Purchased Interest which is sold to each APA Purchaser hereunder pursuant to Section 2(b) is, at the time of sale, free and clear of any adverse claims created by or arising as a result of claims against the Agent or DFC.

          (b) Each APA Purchaser represents that this Asset Purchase Agreement has been duly authorized, executed and delivered by such APA Purchaser pursuant to its corporate powers and constitutes the legal, valid and binding obligation of such APA Purchaser enforceable against such APA Purchaser in accordance with its terms except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

            (c) Each APA Purchaser confirms that such APA Purchaser has received such documents and information as such APA Purchaser has deemed appropriate to make its own credit analysis and decision, independently and without reliance on the Agent or DFC to enter into this Asset Purchase Agreement and will, independently and without reliance on the Agent or DFC and based on such documents and information as such APA Purchaser shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action hereunder. The Agent will furnish to each APA Purchaser copies of any financial or other documents and notices that the Agent receives from time to time under the Receivables Purchase Agreement or this Agreement, but the Agent assumes no responsibility for the authenticity, validity, accuracy or completeness thereof.

           6. Liability of the Agent, etc.
              ---------------------------  None of the Agent, DFC or the
Referral Agent shall be liable to any APA Purchaser in connection with (i) the administration of the Receivables Purchase Agreement or the Purchase Agreement or (ii) this Asset Purchase Agreement or any purchases hereunder (except pursuant to the Agent's representation in Section 5(a) hereof), in either case except for its own gross negligence or willful misconduct. Without limiting the foregoing, the Agent, DFC and the Referral Agent (i) may consult with legal counsel (including counsel for the Seller), independent public accountants or other experts and shall not be liable for any action taken or omitted to be taken in good faith in accordance with the advice of such counsel, accountants or other experts, (ii) shall not be responsible for the performance or observance by the Seller, the Servicer, Lexmark or any Affiliate thereof of any of the terms, covenants or conditions of the Receivables Purchase Agreement, any related guarantee or other agreement, or any instrument or document furnished pursuant thereto or in connection therewith, (iii) shall incur no liability by acting upon any notice, consent, certificate or other instrument or writing believed to be genuine and signed or sent by the proper party, and (iv) shall not be deemed to be acting as any APA Purchaser's trustee or otherwise in a fiduciary capacity hereunder or under or in connection with the Receivables Purchase Agreement or the Purchased Interest.

          7. Rights of the Agent.
             -------------------     The Agent reserves the right, in its
sole discretion (subject to the next sentence), to exercise any rights and remedies available under the Receivables Purchase Agreement, any related guarantee or other agreement or pursuant to applicable law, and also to agree to any amendment, modification or waiver of the Receivables Purchase Agreement, any related guarantee or other agreement, or any instrument or document delivered pursuant thereto or in connection therewith. Notwithstanding the foregoing, the Agent agrees that it shall not

           (a without the prior written consent of each APA Purchaser (or, in the case of clause (iii), each affected APA Purchaser),

               (i amend the definitions of "Eligible Receivable," "Defaulted Receivable" or "Concentration Factor" contained in the Receivables Purchase Agreement or

               (ii) amend, modify or waive any provision of the Receivables Purchase Agreement in any way which would

                    (A) reduce the amount of Net  Investment or Discount that is payable on account of the Purchased Interest or delay any scheduled date for payment thereof or

                    (B) impair any rights  expressly  granted to an  assignee or participant under the Receivables Purchase Agreement or

                    (C) reduce fees payable by the Seller to the Agent or DFC which relate to payments to APA Purchasers or delay the dates on which such fees are payable or

                    (D) modify any  provisions  relating to recourse  for deemed
               Collections or recourse for Discount or

                    (E) modify  any  provision  of any  guarantee  delivered  in connection with the Receivables Purchase Agreement or

          (iii) agree to a different Rate from that set forth on Schedule A hereto or

          (iv) amend or waive the Termination Event relating to the bankruptcy of the Seller or Lexmark, or

     (b) without the prior written consent of the "Majority Purchasers" (defined below),

          (i) amend the  definitions  of "Default  Ratio,"  "Charge-Off  Ratio,"
     "Dilution  Ratio,"   "Delinquency   Ratio,"  "Average  Collection  Period,"
     "Buyer's Percentage Interest" or "Net Receivables Balance" or

          (ii) amend the Termination Events to increase the maximum permitted Default Ratio, Charge-Off Ratio, Dilution Ratio or Delinquency Ratio, or increase the maximum Buyer's Percentage Interest or

          (iii) (A) waive violations of the Default Ratio, Charge-Off Ratio, Delinquency Ratio or Dilution Ratio that deviate by more than 10% from the required levels of such ratios for more than two consecutive months or

                (B) waive a violation of the maximum Buyer's Percentage Interest that deviates from the required level for more than one month unless the Seller has cured or has agreed to cure such violation within 30 days after notice from the Agent.

     "Majority  Purchasers"
      -------------------- shall mean at any time Persons owning undivided interests in the Purchased Interest that aggregate more than 66-2/3% of the total outstanding Net Investment in the Purchased Interest; provided that solely for purposes of such computation, (1) APA Purchasers shall be deemed (whether or not they shall have made purchases or accepted assignments hereunder) to own undivided interests equal to their respective Percentages of Net Investment, (2) the Net Investment in the portion of the Purchased Interest owned by DFC shall be deemed to be reduced by the amounts set forth in clause (1) and also by the amount of any undivided interests in the Purchased Interest owned by Persons other than APA Purchasers and (3) defaulting APA Purchasers shall be deemed not to own any portion of the Purchased Interest.

          (c)  increase the Maximum Net  Investment  except in  accordance  with
     Section 12 hereof.

     Notwithstanding anything to the contrary contained in this Section 7, nothing herein shall affect any obligation, if any, DFC may have pursuant to the Receivables Purchase Agreement to give notice to, or seek the consent of, Moody's and S&P to any amendment or waiver of any provision of the Receivables Purchase Agreement.

     8. Obligations of the APA Purchaser, Including Confidentiality. ------------------------------------------------------------- Each APA
Purchaser agrees to abide by any obligations set forth in the Receivables Purchase Agreement on the part of an owner of a portion of the Purchased Interest, including without limitation any obligations to maintain confidentiality and not to institute bankruptcy proceedings. Furthermore, each APA Purchaser understands that the Receivables Purchase Agreement itself is a confidential document and no APA Purchaser will disclose it to any other Person except with the Agent's prior written consent or to APA Purchaser's legal counsel if such counsel agrees to hold it confidential, or as required by law, regulation or Official Body. Notwithstanding the foregoing, any APA Purchaser may, in connection with any assignment or participation or proposed assignment or participation pursuant to Section 9 or 10 hereof, disclose to the assignee or participant or proposed assignee or participant any information relating to the Seller or Lexmark furnished to such APA Purchaser by or on behalf of the Seller, Lexmark or by the Agent; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant agrees to preserve the confidentiality of any confidential information relating to the Seller or Lexmark received by it from any of the foregoing entities.

     9.  Assignability.
         ------------- (a) Each APA Purchaser may assign to any Eligible Assignee (defined below) or to any other APA Purchaser all or a portion of its rights and obligations under this Asset Purchase Agreement (including, without limitation, all or a portion of its Purchase Commitment and any Percentage Interests owned by it); provided, however, that

              (i) each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Asset Purchase Agreement,

             (ii) the amount being assigned pursuant to each assignment is at least $5,000,000 or any integral multiple of $1,000,000 in excess thereof (or such lesser amount as shall equal all of such APA
         Purchaser's Percentage Interests or such APA Purchaser's Maximum Purchase at such time), and

            (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment of Purchase Commitment in the form of Exhibit A attached hereto, together with a processing and recordation fee of $2,500, such fee to be paid by or on behalf of the assignee.

     Upon such execution, delivery, acceptance and recording, from and after the effective date specified in the Assignment of Purchase Commitment, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to this Asset Purchase Agreement, have the rights and obligations of an APA Purchaser hereunder and (y) the assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to this Asset Purchase Agreement, relinquish its rights and be released from its obligations under this Asset Purchase Agreement (and, in the case of an assignment covering all or the remaining portion of an assigning APA Purchaser's rights and obligations under this Asset Purchase Agreement, such APA Purchaser shall cease to be a party hereto). Notwithstanding the foregoing, no assignment hereunder shall be effective unless (i) the documents evidencing such assignment are satisfactory to Moody's and S&P and (ii) the assignee has delivered to Moody's and S&P an opinion of counsel to the assignee satisfactory to each of Moody's and S&P stating that the obligations of the assignee under this Asset Purchase Agreement are the legal, valid and binding obligations of the assignee, enforceable against the assignee in accordance with their terms.

     (b) For  purposes  of this  Asset  Purchase  Agreement,  (i) the term  "APA
                                                                             ---
Purchaser" shall mean a party executing a counterpart of a signature page hereto
---------
and each Eligible Assignee that shall become a party to this Asset Purchase Agreement pursuant to this Section 9, and (ii) the term "Eligible Assignee"
                                                             ------------------
shall mean any Person which (A) is reasonably acceptable to the Agent, (B) is approved by the Seller, which approval shall not be unreasonably withheld, denied or delayed, and (C) either (x) has short-term debt rated at least "P-1" by Moody's and "A-1+" by S&P or (y) is acceptable to Moody's and S&P.

     (c) Upon its receipt of an Assignment of Purchase Commitment executed by an assigning APA Purchaser and by an assignee who is an Eligible Assignee or who is an existing APA Purchaser, the Agent shall (i) accept such Assignment of Purchase Commitment, (ii) record the information contained therein in the

Register and (iii) give prompt notice thereof to the Seller.

     10. Repurchase by DFC.
         ----------------- (a) Provided that no Termination Event has occurred and is continuing, DFC may, upon one Business Day's prior written notice to the Agent (which shall notify the APA Purchasers on the day that it receives such notice), repurchase Percentage Interests and any purchases made pursuant to a Purchase Assignment (collectively "Repurchased Interests") from an APA Purchaser at a repurchase price equal to such APA Purchaser's unpaid Net Investment related to such Repurchased Interest plus accrued and unpaid interest, if any, at the applicable Tranche Rate for such Repurchased Interest (the "Repurchase Amount"); provided that the repurchase of any Repurchased Interest shall only occur at the end of the Tranche Period related to such Repurchased Interest. Prior to 2:00 p.m. (New York City time) on the date of such repurchase, DFC shall pay the Agent for the account of each applicable APA Purchaser in immediately available funds in United States dollars, by depositing to an account designated by the Agent in New York City, the Repurchase Amount for each Repurchased Interest.

           (b) Provided that no Termination Event has occurred and is continuing, DFC may, at any time, upon written notice to the Agent, require an APA Purchaser to reassign all or any portion of such APA Purchaser's Purchase Assignments. From and after the date of a reassignment of a Purchase Assignment the applicable APA Purchaser shall have no obligations under the Receivables Purchase Agreement with respect to such Purchase Assignment.

           (c) Within 10  Business  Days of each  repurchase  pursuant to
Section 10(a) hereof, or reassignment pursuant to Section 10(b) hereof, the Agent will deliver to DFC a certificate in the form of Exhibit B or Exhibit A, respectively, hereto reflecting DFC's ownership of the Repurchased Interest repurchased or the Purchased Interest so reassigned and will arrange for any filings necessary to implement such repurchase.

           11. Participations.
               --------------  Each APA Purchaser may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Asset Purchase Agreement (including, without limitation, all or a portion of its Purchase Commitment and the Percentage Interests owned by it); provided, however, that (i) such APA Purchaser's obligations under this Asset Purchase Agreement (including, without limitation, its Purchase Commitment hereunder) shall remain unchanged, (ii) the Agent shall continue to deal solely and directly with such APA Purchaser in connection with such APA Purchaser's rights and obligations under this Asset Purchase Agreement and (iii) such APA Purchaser shall remain solely responsible to the other parties hereto for the performance of such obligations. The Seller, Lexmark, the Agent and the other APA Purchasers shall continue to deal solely and directly with such APA Purchaser in connection with such APA Purchaser's rights and obligations under this Asset Purchase Agreement.

           12. Change in Maximum Net Investment.
               --------------------------------   (--) If the Receivables
Purchase Agreement shall be amended to increase the Maximum Net Investment, then the Agent shall promptly notify each APA Purchaser of (i) such amendment, and
(ii) the effect of such amendment on such APA Purchaser's Percentage and Maximum Purchase. Neither DFC nor the Administrative Agent shall agree to execute any amendment to the Receivables Purchase Agreement which would increase any APA Purchaser's Maximum Purchase or Percentage without the prior written consent of each such APA Purchaser and without receipt by the Agent of a new signature page to this Asset Purchase Agreement from each such APA Purchaser and each additional APA Purchaser evidencing its increased or new Maximum Purchase and Percentage, as the case may be, on the effective date of such amendment. On the effective date of any such amendment, the Percentage of each APA Purchaser whose Maximum Purchase and Percentage shall not have been increased shall be automatically and proportionately reduced and each APA Purchaser's Maximum Purchase amount shall remain the same. The Agent shall promptly modify the Register to reflect all changes in the APA Purchasers' Percentages and Maximum Purchases as a result of such amendment.

           (b) If, pursuant to Section 2.11 of the Receivables Purchase Agreement, the Maximum Net Investment shall be reduced, each APA Purchaser's Percentage under its Purchase Commitment shall remain the same and each APA Purchaser's Maximum Purchase amount shall be proportionately reduced.

           13.  Miscellaneous.
                ------------- (a) Each APA Purchaser will on demand reimburse the Agent its Percentage share of any and all reasonable costs and expenses (including, without limitation, reasonable fees and disbursements of counsel), which may be incurred in connection with collecting any portion of the Purchased Interest in which an APA Purchaser purchases a Purchaser Interest hereunder, for which the Agent is not promptly reimbursed by the Seller or any other Person.

            (b) The Agent, any APA Purchaser and any Affiliates of any of them may accept deposits from, lend money or otherwise extend credit to, act as trustee under indentures of, and generally engage in any kind of business with, the Seller, Lexmark and any of its Affiliates and any Person who may do business with or own securities of the Seller or any Affiliate, all as though this Asset Purchase Agreement had not been entered into and without any duty to account therefor to any APA Purchaser.

            (c) Any taxes due and payable on any payments to be made to any APA Purchaser hereunder shall be such APA Purchaser's sole responsibility. Each APA Purchaser warrants that it is not subject to any taxes, charges, levies or withholdings with respect to payments under the Asset Purchase Agreement that are imposed by means of withholding by any applicable taxing authority ("Withholding Tax"). Each APA Purchaser agrees to provide the Agent, from time to time upon the Agent's request, completed and signed copies of any documents that may be required by an applicable taxing authority to certify such APA Purchaser's exemption from Withholding Tax with respect to payments to be made to such APA Purchaser under this Asset Purchase Agreement; and each APA Purchaser agrees to hold the Agent harmless from any Withholding Tax imposed due to such APA Purchaser's failure to establish that it is not subject to Withholding Tax.

           (d) The Agent shall furnish to each APA Purchaser, until the later of (i) such APA Purchaser's Purchase Termination Date and (ii) the date on which such APA Purchaser's portion of the Net Investment and all other amounts payable to such APA Purchaser hereunder have been paid in full, (x) a copy of the annual audited financial statements of DFC, promptly upon the same becoming available, if requested by an APA Purchaser and (y) such other documents furnished to the Agent by the Seller or Lexmark pursuant to the Receivables Purchase Agreement as an APA Purchaser may reasonably request.

          (e) Each APA Purchaser shall promptly notify the Agent of any downgrading in the short-term unsecured debt securities of such APA Purchaser by Moody's or S&P. The Agent shall have the right, in its sole discretion, to terminate the right and obligation of any APA Purchaser to purchase a portion of the Purchased Interest and accept Purchase Assignments hereunder in the event that the unsecured short-term debt securities of such APA Purchaser shall cease to be rated at least A-1+/P-1 (or the equivalent thereof) by S&P and Moody's; provided that the Agent shall not terminate the right and obligation of any APA Purchaser hereunder unless either (i) one or more Eligible Assignees or other APA Purchasers have agreed to accept, in the aggregate, effective as of the date of termination, such terminated APA Purchaser's Maximum Purchase, (ii) the Maximum Net Investment has been reduced by an amount equal to the terminated APA Purchaser's Maximum Purchase and each non-terminated APA Purchaser has agreed, notwithstanding Section 12(b) hereof, to increase its APA Purchaser's Percentage and maintain its Maximum Purchase at the same amount as was in effect immediately prior to the reduction in the Maximum Net Investment or (iii) DFC obtains liquidity support satisfactory to Moody's and S&P in an amount not less than such terminated APA Purchaser's Maximum Purchase. Such termination shall be effective upon written notice to such effect delivered by the Agent to such APA Purchaser, whereupon the Purchase Termination Date of such APA Purchaser shall be deemed to have occurred. Upon such termination, the APA Purchaser shall cease to have any rights or obligations with respect to future purchases of interests in receivables under this Asset Purchase Agreement but shall continue to have the rights and obligations of an APA Purchaser with respect to the portion of the Purchased Interest purchased by it pursuant to the terms of this Asset Purchase Agreement prior to such termination. DFC agrees to use commercially reasonably efforts (without being required to incur liabilities or expend moneys in connection therewith) to replace any Downgraded Purchaser within 30 days of such APA Purchaser's becoming a Downgraded Purchaser. In the event of a replacement of a Downgraded Purchaser, such Downgraded Purchaser agrees to assign its rights and obligations under its Asset Purchase Agreement to such replacement APA Purchaser selected by DFC that meets the requirements of
Section 9(b) hereof upon the purchase by the replacement APA Purchaser from such Downgraded Purchaser of such Downgraded Purchaser's Percentage Interests and any purchases made pursuant to such Downgraded Purchaser's Asset Purchase Agreement at a purchase price computed in the same manner as a Repurchase Amount is computed pursuant to Section 10(a) hereof and to execute and deliver such documents evidencing such assignment as shall be necessary or reasonably requested by the Agent.

           (f) On the fifth Business Day prior to any Non-Extending Purchaser's Purchase Termination Date (as defined below), such Non-Extending Purchaser shall (unless prior to the fifth Business Day prior to such Non-Extending Purchaser's Purchase Termination Date, DFC shall have located one or more APA Purchasers that meet the requirements of Section 9(b) hereof who have agreed to accept, in the aggregate, effective as of such Purchase Termination Date, such Non-Extending Purchaser's Maximum Purchase or, if such Non-Extending Purchaser has extended its Purchase Termination Date for a Purchase Commitment that is less than the amount of its Maximum Purchase prior to such extension (a "Reducing Purchaser"),
                       ------------------- an amount of Purchase Commitment equal to the difference between such Reducing Purchaser's Maximum Purchase prior to such extension and such Reducing Purchaser's Purchase Commitment amount as extended (hereinafter the "Reduced Amount")),
                           -------------- upon the request of the Agent, and
subject to the limitations imposed by Section 2(c) hereof, make a Non-Pro Rata Purchase (as defined below). The amount of such Non-Pro Rata Purchase to be made by a Non-Extending Purchaser or Reducing Purchaser shall be an amount equal to the product of (i) the difference between (A) the Maximum Net Investment minus the aggregate outstanding Purchaser Interests (excluding such Non-Pro Rata Purchase) and (B) an amount equal to the difference between (x) the aggregate of the Maximum Purchase of the APA Purchasers whose obligations to purchase Purchased Interests and accept Purchase Assignments hereunder do not expire on such Purchase Termination Date (including the reduced Maximum Purchase of the Reducing Purchaser) and (y) the aggregate outstanding Purchaser Interests of all APA Purchasers whose obligations to purchase Purchased Interests and accept Purchase Assignments hereunder do not expire on such Purchase Termination Date (including the Purchased Interests and Purchase Assignments of a Reducing Purchaser that do not constitute the Reduced Amount for such APA Purchaser) and
(ii) a fraction the numerator of which is such Non-Extending Purchaser's Maximum Purchase, or Reduced Amount, as the case may be, and the denominator of which is the aggregate of the Maximum Purchases or Reduced Amounts of all of the Non-Extending Purchasers whose obligations to purchase Purchased Interests and accept Purchase Assignments hereunder expire on such Purchase Termination Date;

provided, however, that if DFC shall have requested at least 15 Business Days prior to such Purchase Termination Date from each of Moody's and S&P written confirmation that the failure to request such a purchase or assignment will not result in the reduction or withdrawal of its then current rating, if any, of the Commercial Paper, and if such written confirmation is received by DFC prior to the fifth Business Day immediately preceding such Purchase Termination Date, DFC shall not request, and such Non-Extending Purchaser or Reducing Purchaser, as the case may be, shall not make, such purchase or accept such assignment. The Non-Pro Rata Purchase amount shall be held in the Non-Pro Rata Funding Account as provided in Section 13(h) hereof and shall be returned to the Non-Extending Purchaser or Reducing Purchaser, as the case may be, on such APA Purchaser's Purchase Termination Date if and to the extent that the aggregate of the Maximum Purchase of all APA Purchasers whose obligations to purchase Purchased Interests and accept Purchase Assignments do not expire on such Purchase Termination Date is at least equal to the greater of (A) the Net Investment on such Purchase Termination Date and (B) the Maximum Net Investment (after giving effect to the reduction thereof pursuant to Section 2.11 of the Receivables Purchase Agreement) on such Purchase Termination Date. Notwithstanding any provision in the Receivables Purchase Agreement to the contrary, following the Purchase Termination Date of any Non-Extending Purchase and the related Non-Pro Rata Purchase, if any, such Non-Extending Purchaser shall have no further obligation to purchase Purchased Interests or accept Purchase Assignments under this Asset Purchase Agreement or to make any Purchase under the Receivables Purchase Agreement. A Non-Extending Purchaser's Non-Pro Rata Purchase shall be deemed to constitute such APA Purchaser's Purchaser Interest hereunder on and after such APA Purchaser's Purchase Termination Date. DFC agrees to use commercially reasonable efforts (without being required to incur liabilities or expend moneys in connection therewith) to replace any Non-Extending Purchaser with one or more APA Purchasers that meet the requirements of Section 9(b) hereof prior to the fifth Business Day prior to such Non-Extending Purchaser's Purchase Termination Date.

           (g) On the 30th day (or if such day is not a Business Day, the next succeeding Business Day) after any APA Purchaser becomes a Downgraded Purchaser, unless DFC shall have replaced such Downgraded Purchaser pursuant to
Section 13(e) hereof, DFC shall request such Downgraded Purchaser to make, and if such request is made such Downgraded Purchaser shall make in accordance with the provisions hereof, subject to the limitations imposed by Section 2(c) hereof, a Non-Pro Rata Purchase in an amount equal to the Maximum Purchase minus the outstanding Purchaser Interests of such APA Purchaser; provided, however, that if DFC shall have requested at least 15 Business Days prior to such 30th day from each of Moody's and S&P written confirmation that the failure to request such a purchase or assignment will not result in the reduction or withdrawal of its then current rating, if any, of the Commercial Paper, and if such written confirmation is received by DFC prior to such 30th day, DFC shall not request, and such Downgraded Purchaser shall not make, such purchase or accept such assignment. The Non-Pro Rata Purchase amount shall be deposited in the Non-Pro Rata Funding Account as provided in Section 13(h) hereof. A Downgraded Purchaser's Non-Pro Rata Purchase shall be the functional equivalent of such APA Purchaser's Maximum Purchase and if and to the extent the Agent notifies such Downgraded Purchaser of its obligation to purchase a Percentage Interest or accept a Purchase Assignment, moneys in the Non-Pro Rata Funding Account shall be used to fund such Downgraded Purchaser's Percentage of the Percentage Interest or Purchase Assignment, and shall thereafter constitute such APA Purchaser's Purchaser Interest.

           (h) The Agent will promptly give each Non-Extending Purchaser or Downgraded Purchaser, unless DFC shall have replaced such Non-Extending Purchaser pursuant to Section 13(f) or Section 13(g) hereof, telephonic notice (confirmed in writing promptly thereafter) of the aggregate principal amount of the Non-Pro Rata Purchases required pursuant to Section 13(f) or Section 13(g) hereof or this Section 13(h). If such telephonic notice is received by an APA Purchaser prior to 12:00 noon (New York City time) on any such Business Day, the requested Non-Pro Rata Purchase shall be made by the Non-Extending Purchaser or Downgraded Purchaser, as applicable, by 2:00 p.m. (New York City time) on such Business Day. If such telephonic notice is not received prior to 12:00 noon (New York City time) on such Business Day, the requested Non-Pro Rata Purchase shall be made by the Non-Extending Purchaser or Downgraded Purchaser, as applicable, by 2:00 p.m. (New York City time) on the Business Day next succeeding the Business Day on which such telephonic notice is given. A Non-Pro Rata Purchase shall be made by the Non-Extending Purchaser or Downgraded Purchaser, as applicable, by a payment to the Agent of the amount of such Non-Pro Rata Purchase. Such amount shall be deposited by the Agent into a Non-Pro Rata Funding Account established by the Agent in connection with each Non-Pro Rata Purchase (each, a "Non-Pro Rata Funding Account").
                     ------------------------------ Moneys in a Non-Pro Rata
Funding Account shall be invested by the Agent in obligations that are rated A-1+ by S&P and P-1 by Moody's. Earnings on such investments (after deducting any losses), if any, shall be paid by the Agent to the Downgraded Purchaser or Non-Extending Purchaser, as the case may be, whose deposit funded such Non-Pro Rata Funding Account.

     For purposes of this Asset  Purchase  Agreement,  "Non-Pro  Rata  Purchase"
                                                        -----------------------
shall mean a purchase of Percentage Interests or acceptance of a Purchase Assignment pursuant to Section 13(f) or 13(g) hereof or this Section 13(h).

            (i) THIS ASSET PURCHASE AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

            (j) This Asset Purchase Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Asset Purchase Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Asset Purchase Agreement.

           (k) The APA Purchasers, the Agent, the Seller and DFC may, from time to time, enter into agreements amending, modifying or supplementing this Asset Purchase Agreement. Any such agreement and consent must be in writing and shall be effective only to the extent specifically set forth in such writing; provided, that DFC shall not amend any material provision of this Asset Purchase Agreement without having given prior notice thereof to Moody's and S&P and without the prior written confirmation from each of Moody's and S&P that such amendment would not result in the reduction or withdrawal of the then current rating, if any, of the Commercial Paper; provided, however, extension of the "Purchase Termination Date" as set forth on the signature page of the Asset Purchase Agreement shall not be considered the amendment of a material provision of the Asset Purchase Agreement.

            14. Bankruptcy  Petition Against DFC.
                --------------------------------   Each APA Purchaser and
the Agent hereby covenant and agree that, prior to the date which is one year and one day after the later of (i) the payment in full of all outstanding Commercial Paper and (ii) the payment in full of all outstanding commercial paper of any subsidiary of DFC, it will not institute against, or join any other Person in instituting against DFC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other similar proceeding under the laws of the United States or any state of the United States.

            15. Limited Recourse to DFC.
                ----------------------- Notwithstanding anything to the contrary contained herein, all obligations of DFC shall be payable by DFC only to the extent of assets available therefore and, to the extent assets are not available or are insufficient for the payment thereof, shall not constitute a claim against DFC.

            16.  Liquidity  Fee.
                 --------------    DFC shall pay to each APA  Purchaser a
liquidity fee (the "Liquidity Fee"), payable quarterly in arrears, on the last day of each calendar quarter during the period such APA Purchaser has a Purchase Commitment under this Asset Purchase Agreement and on the earlier of the Expiration Date or such APA Purchaser's Purchase Termination Date, as the same may be extended from time to time. The Liquidity Fee for each APA Purchaser shall be a per annum fee equal to such APA Purchaser's average daily available Maximum Purchase multiplied by .15% per annum.

The undersigned hereby consents to the sale from time to time by Morgan Guaranty Trust Company of New York, as Agent for the undersigned, of undivided interests in the Purchased Interest owned by the undersigned, pursuant to the Asset Purchase Agreement to which this is attached.




                                         DELAWARE FUNDING CORPORATION

                                         By:  Morgan Guaranty Trust Company
                                                of New York,
                                                as attorney-in-fact for
                                                Delaware Funding Corporation


                                         By:  ---------------------
                                              Authorized Signatory

                                              ----------------------
                                              Title






                   [ASSET PURCHASE AGREEMENT SIGNATURE PAGE]

                                           MORGAN GUARANTY TRUST COMPANY
                                            OF NEW YORK,
                                            as Agent


                                           By:  ----------------------
                                                Authorized Signatory


                                                -----------------------
                                                Title


                                            LEXMARK RECEIVABLES CORPORATION


                                            By:  ------------------------
                                                 Authorized Signatory


                                                 -----------------------
                                                 Title




























                    [Asset Purchase Agreement Signature Page]

                                 Signature Page
                                 with respect to
                         Lexmark Receivables Corporation
                            Asset Purchase Agreement

                           Dated as of March 31, 1997

Section 1.
---------

         Percentage:                                                     %

Section 2.
---------

         Maximum Purchase:                                    $

Section 3.
---------

         Effective Date of Purchase Commitment:
         Purchase Termination Date:



                                             MORGAN GUARANTY TRUST COMPANY
                                               OF NEW YORK



                                             By:  -------------------------
                                             Title:  Vice President

                                             Morgan Guaranty Trust Company
                                               of New York
                                             500 Stanton Christiana Road
                                             Newark, DE  19713-2107

                                                                      SCHEDULE A

                              SELECTED DEFINITIONS


                  "Adjusted CD Rate"
                   ---------------- applicable to any Tranche Period shall mean a rate per annum equal to the following:

                                    CDR* + AR
                                    ----
                                 1.00 - DRP
         Where:

         CDR      =        the CD Rate,

         DRP      =        the Domestic Reserve Percentage, and

         AR       =        the Assessment Rate.
         --------------------

          * The quotient being rounded upward, if necessary, to the next higher 1/100 of 1%

                  "Adjusted  LIBO Rate"
                   ------------------- applicable to any Tranche Period shall mean a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Eurodollar Reserve Percentage.

                  "Applicable  Margin"
                   ------------------  shall mean 75 basis  points  (0.75%) per annum in the case of a Rate based on a Eurodollar Rate and 87.5 basis points (0.875%) per annum in the case of a Rate based on a Fixed CD Rate.

                  "Assessment Rate"
                   --------------- shall mean, for any Tranche Period, the net annual assessment rate (rounded upward, if necessary, to the next higher 1/100 of 1%) actually incurred by Morgan Guaranty Trust Company of New York to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of Morgan Guaranty Trust Company of New York in the United States during the most recent period for which such rate has been determined prior to the commencement of such Tranche Period.

                  "Base  Rate"
                   ---------- shall mean, for any day, the higher of (x) the prime rate announced from time to time by Morgan Guaranty Trust Company of New York in effect on such day, and (y) (i) the rate equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by Morgan Guaranty Trust Company of New York from three Federal funds brokers of recognized standing selected by it, plus (ii) one-half of one percent (1/2%).

                  "CD Rate"
                   ------- applicable to any Tranche Period shall mean the rate of interest determined by the Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Tranche Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from the CD Reference Bank of its certificates of deposit in an amount approximately equal to the Tranche to which such Rate is to apply and for a period of time comparable to such Tranche Period.

                  "CD Reference Bank"
                   ----------------- shall mean Morgan Guaranty Trust Company of New York.

                  "DFC  Sale  Event"
                   ---------------- shall  mean  (i)  the   occurrence   of  a
Termination Event described in Sections 7.01(f), (g), (i), (j), (m) or (n) of the Receivables Purchase Agreement, (ii) the Termination Event described in
Section 7.01(k) shall occur and shall continue for five Business Days or (iii) any other Termination Event upon the occurrence of which the Administrative Agent and the Majority Owners determine to terminate the Owners' obligations under the Receivables Purchase Agreement.

                  "Domestic  Reserve  Percentage"
                   -----------------------------  shall mean,  for any day, the percentage (expressed by a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Tranche Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

                  "Eurodollar  Rate"
                   ---------------- shall mean the Adjusted LIBO Rate plus the Applicable Margin.

                  "Eurodollar Reference Bank"
                   ------------------------- shall mean the principal London offices of Morgan Guaranty Trust Company of New York.

                  "Eurodollar  Reserve  Percentage"
                   -------------------------------  shall mean, for any day, the percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor), for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on euro-dollar loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of a bank to United States residents). The Adjusted LIBO Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

                  "Fixed  CD Rate"
                   -------------- shall mean the Adjusted CD Rate plus the Applicable Margin.

                  "London  Interbank  Offered Rate" or "LIBOR"
                   -------------------------------      -----  shall mean,  with
respect to any Tranche Period, the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in Dollars are offered to the Eurodollar Reference Bank in the London interbank market at approximately 11:00 a.m. (London time) two Eurodollar Business Days prior to the first day of such Tranche Period in an amount approximately equal to the Tranche to which such Rate is to apply and for a period of time comparable to such Tranche Period.

                  "Preference  Payment"
                   ------------------- shall mean the property (or the value of the property) that DFC is required to return to the Seller or the Seller's estate pursuant to a final and nonappealable order issued by a court exercising jurisdiction in a bankruptcy, insolvency, readjustment of debt, reorganization or similar proceeding in respect of the Seller or Lexmark, which order requires such return as a result of the avoidance or similar action by such court pursuant to applicable law of a transfer of an interest in property (including a payment) by the Seller made to DFC pursuant to the Receivables Purchase Agreement in respect of the Purchased Interest.

                                                                      Exhibit A
                                                                             to
                                                                 Asset Purchase
                                                                      Agreement

                        Assignment of Purchase Commitment
                                 with respect to
                         Lexmark Receivables Corporation
                            Asset Purchase Agreement

                              Dated March 31, 1997
Section 1.

         Purchase Commitment Percentage Assigned:                ________%
         Assignor's remaining Purchase Commitment
           Percentage:                                           ________%
         Portion of Net Investment of Percentage
           Interests Assigned:                                   $________
         Portion of Net Investment of Assignor's
           remaining Percentage Interests:                       $________

Section 2.

         Assignee's Maximum Purchase:                            $________
         Assignor's remaining Maximum Purchase:                  $________

Section 3.

         Effective Date of this Assignment:                _________, 19__
         Purchase Termination Date of assigned
           Purchase Commitment:                            _________, 19__

                                        [NAME OF ASSIGNOR]


                                        By:  -----------------------
                                             Title:

                                        [NAME OF ASSIGNEE]


                                        By:  -----------------------
                                             Title:
                                             [Address]

                                        Accepted this ____ day of
                                        ___________, 199_


                                        MORGAN GUARANTY TRUST COMPANY
                                          OF NEW YORK,
                                           as Agent


                                        By:  -------------------------
                                             Authorized Signatory

                                             -------------------------
                                             Title

                                                                      Exhibit B
                                                                             to
                                                                 Asset Purchase
                                                                      Agreement


                              PURCHASE CERTIFICATE
                                                         ---------------, 19 --
                                                          [Date of Purchase]


[Name and Address of APA Purchaser]1
[Delaware Funding Corporation
 c/o Ropes & Gray
 1 International Place
 Boston, Massachusetts  02110]2


               Re: Lexmark Receivables Corporation (the "Seller")
                   ----------------------------------------------

Gentlemen:

                  This certificate confirms that on the date set forth above (the "Purchase Date") you have [purchased]1 [repurchased]2 for your account and risk, upon the terms and conditions of the Asset Purchase Agreement dated as of March 31, 1997, among you, the Seller, the undersigned and certain other parties, an undivided interest (your "Percentage Interest") to the extent of ___% in and to the Purchased Interest more fully identified in Annex 1 hereto and owned by [DFC]1 [Name of APA Purchaser from whom interest is being repurchased]2 [pursuant to the Receivables Purchase Agreement dated as of March 31, 1997 among the Seller, Lexmark International, Inc., DFC and the undersigned, as agent].1

                  We acknowledge receipt from you of the sum of $_________ in payment of the Purchase Price for your Percentage Interest in the Purchased Interest.

                                         Very truly yours,

                                         MORGAN GUARANTY TRUST COMPANY
                                           OF NEW YORK,
                                            as Agent

                                         By:  ----------------------
                                              Authorized Signatory

                                              ----------------------
                                              Title:



1 To be inserted if certificate is being delivered in connection with a purchase by an APA Purchaser.

2 To be inserted if certificate is being delivered in connection with a repurchase by DFC.

                         Annex 1 to Purchase Certificate

                           List of Tranches in which a
                        Percentage Interest is Purchased
                        --------------------------------
                      (Calculated as of the Purchase Date)



                                          Outstanding
                                          Portion of
Start of                 Original         Net Investment
Current Tranche          Portion of Net   of Receivable          End of Current
Period relating          Investment of    Interest as of         Tranche Period
to Receivable            Receivable       Date of                for Receivable
Interest                 Interest         Purchase               Interest
---------------          --------------   --------------         --------------

1.


2.


3.


4.